UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cleco Corporation

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

and

Notice of

Annual Meeting

of Shareholders

to be held on

April 24, 2009

March 12, 2009

CLECO CORPORATION

2030 Donahue Ferry Road

Pineville, Louisiana 71360-5226

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	9:00 a.m., Central time, on Friday, April 24, 2009

PLACE	Country Inn & Suites by Carlson 2727 Monroe Highway Pineville Convention Center, Ft. Randolph Room Pineville, Louisiana 71360

ITEMS OF BUSINESS	(1) To elect three directors each of whom will serve a three-year term expiring in 2012, or until their successors are elected and qualified.

(2)    To ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

(3) To approve the Cleco Corporation 2010 Long-Term Incentive Compensation Plan.

(4) To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

RECORD DATE	You can vote if you were a shareholder of record as of the close of business on February 24, 2009.

ANNUAL REPORT	Our 2008 Annual Report and Form 10-K for the fiscal year ended December 31, 2008, neither of which is a part of the proxy soliciting material, are enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Please mark, sign, date, and promptly return the enclosed proxy card in the postage-paid envelope, or vote through the Internet as described in the enclosed proxy card. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

Judy P. Miller
Corporate Secretary

March 12, 2009

PROXY STATEMENT

CLECO CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2009

Cleco Corporation is furnishing you this proxy statement because you are a holder of Cleco common stock or preferred stock. The Cleco board of directors is soliciting proxies for use at the Cleco annual meeting of shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will be held at 9:00 a.m., Central time, on Friday, April 24, 2009, at the Country Inn & Suites by Carlson, 2727 Monroe Highway, Pineville Convention Center, Ft. Randolph Room, Pineville, Louisiana 71360 (please see the map included as Appendix A). The voting stock of Cleco consists of shares of common stock and preferred stock, with each share of common stock and preferred stock entitling its owner to one vote. The holders of common stock and preferred stock vote together as a single class, except in the election of directors, where holders of common stock can cumulate their votes. At the annual meeting, holders of record of Cleco voting stock at the close of business on February 24, 2009 will be entitled to vote upon proposals relating to:

•	the election of three directors each of whom will serve until the annual meeting in 2012, or until their successors are elected and qualified;

•

the ratification of the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

•	the approval of the Cleco Corporation 2010 Long-Term Incentive Compensation Plan; and

•	the consideration of any other business that may properly come before the meeting.

The board of directors recommends that you vote “FOR” the election of the three nominees for director, “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm and “FOR” the approval of the Cleco Corporation 2010 Long-Term Incentive Compensation Plan.

This proxy statement and the accompanying proxy card are being mailed first on or about March 12, 2009 to record shareholders of Cleco as of the close of business on February 24, 2009.

INTRODUCTION

General

This is the proxy statement of Cleco Corporation. Unless the context clearly indicates otherwise or unless otherwise noted, all references in this proxy statement to “Cleco” or the “Company” mean Cleco Corporation.

Proxy Solicitation

The enclosed proxy is solicited on behalf of the Cleco board of directors to be voted at the annual meeting. The management of Cleco will solicit proxies by mail, telephone, facsimile, the Internet or overnight delivery. Proxies also may be solicited in advertisements and in person by Cleco officers and employees. Cleco has hired Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to assist in the solicitation of proxies. Morrow’s fee is approximately $8,000 plus expenses. Other than Morrow, no specially engaged solicitors will be retained to solicit proxies. Cleco is responsible for the payment of all expenses of the solicitation, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Cleco voting stock.

All duly executed proxies will be voted in accordance with their instructions. If no instructions are in an executed proxy, the shares represented by such proxy will be voted at the annual meeting or any adjournments or postponements thereof “FOR” each of the proposals and, in the discretion of the persons named in the proxy, on any other business that may properly come before the annual meeting. Management is not aware of any other matters that are likely to be brought before the annual meeting.

Cleco’s principal executive offices are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and Cleco’s telephone number is (318) 484-7400. Cleco’s homepage on the Internet is located at http://www.cleco.com.

Record Date and Voting Rights

Holders of record of outstanding voting stock as of the close of business on February 24, 2009 are entitled to receive notice of and to vote at the annual meeting. As of February 24, 2009, there were 60,354,779 shares of Cleco common stock outstanding and 10,288 shares of Cleco preferred stock outstanding. As of February 24, 2009, all officers and directors of Cleco, as a group, beneficially owned 2.1% of the outstanding shares of Cleco common stock and none of the outstanding shares of Cleco preferred stock.

This proxy provides you with the opportunity to specify your approval or disapproval of, or abstention with respect to, the following proposals:

•	Proposal 1—the election of three directors to serve until the 2012 annual meeting of shareholders, or until their successors are elected and qualified;

•

Proposal 2—the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•	Proposal 3—the approval of the Cleco Corporation 2010 Long-Term Incentive Compensation Plan.

Generally, under Louisiana law and Cleco’s Amended and Restated Articles of Incorporation and Bylaws, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention. Under Louisiana law and Cleco’s Bylaws, a quorum is based upon the number of outstanding shares of voting stock, including shares relating to abstentions. Broker non-votes on matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote. The New York Stock Exchange (“NYSE”) precludes brokers from exercising voting discretion on certain proposals, including the proposal to adopt the 2010 Cleco Long-Term Incentive Compensation Plan, without specific instructions from the beneficial owner. This results in a “broker non-vote” on such a proposal.

Election of directors is by plurality of the voting stock, with each holder of Cleco common stock being able to cast as many votes as equal the number of such holder’s shares of common stock multiplied by the number of directors to be elected. Each holder of Cleco common stock may cumulate all or any part of these votes for one or more of the nominees.

The total votes cast on the proposal to adopt the Cleco 2010 Long-Term Incentive Compensation Plan must represent a majority of the shares of Cleco common stock entitled to vote (including abstentions) on the proposal in accordance with the rules of the NYSE. Because the approval of the Cleco 2010 Long-Term Incentive Compensation Plan requires the affirmative vote of a majority of the shares of Cleco common stock present in person or by proxy at the annual meeting and entitled to vote on the matter, abstentions will have the same effect as votes against the proposal. Also, because under Louisiana law and Cleco’s Amended and Restated Articles of Incorporation and Bylaws, broker non-votes are treated as shares not entitled to vote, broker non-votes will not affect the outcome of the voting, except that they could prevent the total votes cast with respect to the proposal from representing a majority of the shares of Cleco common stock entitled to vote on the proposal, in which event the Cleco 2010 Long-Term Incentive Compensation Plan would not be approved.

The proxy enclosed for record holders of voting stock is for the number of shares registered in your name with Cleco, together with any additional full shares held in your name in Cleco’s Dividend Reinvestment Plan (“DRIP”).

If you are an employee of Cleco and participate in the Cleco Savings and Investment Plan (“401(k) Savings Plan”), you may vote the number of shares of Cleco common stock equivalent to your interest in the Cleco common stock fund of the 401(k) Savings Plan as of the close of business on February 24, 2009, the record date for the annual meeting. Additionally, if you are an employee of Cleco and participate in the Cleco Employee Stock Purchase Plan (“Stock Purchase Plan”), you may vote the number of shares of Cleco common stock purchased with your payroll deductions as of the record date. In any case, complete and return the proxy card being mailed with this proxy statement. The trustee under the 401(k) Savings Plan and/or the custodian under the Stock Purchase Plan will vote the shares allocated to your account(s) according to your instructions. If you do not send instructions within the time required, the share equivalents credited to your account(s) will not be voted.

Please call Cleco’s Office of Shareholder Assistance at 1-800-253-2652 with any questions relating to the proposals to be considered at the annual meeting.

Execution and Revocation of Your Proxy

Shares represented by proxies properly signed and returned will be voted at the annual meeting in accordance with the shareholder’s specifications. If a proxy is signed but no voting specification is made, then the shares represented by the proxy will be voted “FOR” the election of the three nominees for director, “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm, and “FOR” the approval of the Cleco Corporation 2010 Long-Term Incentive Compensation Plan, and in accordance with the recommendations of the Cleco board of directors on any other proposals that may properly come before the annual meeting.

A shareholder who gives a proxy may revoke it at any time before the proxy is voted at the annual meeting. To revoke a proxy, a written instrument signed in the same manner as the proxy must be delivered to the corporate secretary of Cleco at or before the annual meeting. Also, a shareholder who attends the annual meeting in person may vote by ballot at the meeting, thereby cancelling his or her proxy.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for Cleco’s Shareholder Meeting to be held on April 24, 2009. This proxy statement, the related proxy cards, the 2008 Annual Report and the 2008 Form 10-K are available on Cleco’s Web site. To access the documents, please go to http://www.cleco.com; For Investors—Investor Publications/Presentations—Proxy Statements.

PROPOSAL NUMBER 1—ELECTION OF THREE CLASS III DIRECTORS

Cleco’s Bylaws provide for the division of Cleco’s board of directors into three classes, Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the number of directors constituting the whole board. Cleco’s board of directors currently has a total of 10 directors: four are in Class I, three are in Class II, and three are in Class III. The term of each directorship is three years. The terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The three Class III director positions are proposed for election this year to serve as members of Cleco’s board of directors until the annual meeting of shareholders in 2012, or until their successors are elected and qualified.

The persons named in the accompanying proxy may act with discretionary authority to cumulate the votes attributable to shares of Cleco common stock represented by the proxy and to vote for other nominees upon the unavailability of a named nominee, although management is not aware of any circumstance likely to render any of the named nominees unavailable for election. Unless a shareholder specifies otherwise, the persons named in the accompanying proxy intend to vote in favor of the nominees listed below. The three persons who receive the most votes cast will be elected as directors.

All of the nominees listed below currently serve as directors of Cleco. Directors who are members of Classes I and II, who are continuing as directors at this time and whose terms of office expire in 2010 and 2011, respectively, are named below following the information concerning the three nominees for election as Class III directors.

Cleco’s board of directors unanimously has approved the nomination of the three nominees for Class III director and recommends that you vote “FOR” the election of the three nominees for Class III director.

Below is information concerning the three nominees for election as Class III directors at the annual meeting, as well as the continuing Class I and Class II directors, including the business experience of each during the past five years.

Class III Directors (nominees to be elected at the 2009 annual meeting; terms of office expire in 2012)

•

J. Patrick Garrett, who is retired, was employed by Windsor Food Company Ltd., a privately held company engaged in the food processing business, where he served as president and chief executive officer from 1995 until 1999. Mr. Garrett, who is 65 years old, has been a director of Cleco since 1981. Mr. Garrett is chairman of the board of directors and chairman of the Executive, Nominating/Governance and Qualified Legal Compliance Committees. Mr. Garrett also presides over executive sessions of non-management directors.

•

Elton R. King, who is retired, was employed as president and chief executive officer of Visual Networks, Inc., a company engaged in providing application performance and network management solutions, from June 2001 until August 2002 and also served as a member of its board of directors during that time. Mr. King retired from BellSouth Telecommunications, Inc. in 1999, where he had been employed for more than five years, serving most recently as the president of its network and carrier services group. Mr. King, who is 62 years old, has been a director of Cleco since 1999 and is a member of the Compensation and Finance Committees.

•

Logan W. Kruger has served as the president, chief executive officer and director of Century Aluminum Company, a publicly held company owning primary aluminum capacity in the United States and Iceland and having an ownership interest in alumina and bauxite assets in the United States and Jamaica, since December 2005. Prior to that time, Mr. Kruger was employed by Inco Limited, a publicly held company engaged in the mining, processing and marketing of nickel and nickel-related products, where he served as executive vice president of technical services from September 2003 until September 2005 and as president, Inco Asia Pacific from September 2005 until November 2005. Mr. Kruger is 58 years old and became a director of Cleco in October 2008. He is a member of the Audit and Compensation Committees.

Class I Directors (terms of office expire in 2010)

•

Sherian G. Cadoria, who is retired, served as president of Cadoria Speaker and Consultancy Service for more than five years before retiring in December 2004. She also retired as Brigadier General of the United States Army in 1990 after a 29-year military career. General Cadoria, who is 69 years old, has been a director of Cleco since 1993 and is a member of the Audit, Nominating/Governance and Qualified Legal Compliance Committees.

•

Richard B. Crowell has been engaged in the practice of law for more than five years as a member of the law firm of Crowell & Owens. Mr. Crowell, who is 70 years old, has been a director of Cleco since 1997 and is a member of the Audit, Nominating/Governance and Qualified Legal Compliance Committees. He has also served as a director of Whitney Holding Corporation and Whitney National Bank since 1983.

•

Michael H. Madison has served as president and chief executive officer of Cleco since May 2005 and as president and chief operating officer of Cleco Power LLC, the wholly owned utility subsidiary of Cleco Corporation, from October 2003 to May 2005. He was state president, Louisiana-Arkansas with American Electric Power from June 2000 to September 2003. Mr. Madison, who is 60 years old, joined Cleco in 2003 and was elected a director by the board of directors in May 2005. Mr. Madison is a member of the Executive Committee.

•

W. L. Westbrook, who is retired, was employed by Southern Company from April 1964 until his retirement in March 2001 and was its chief financial officer and senior risk officer from 1986 until his retirement in 2001. He was responsible for finance, accounting, tax, risk management and investor relations. Mr. Westbrook was retained as a consultant by Mirant Corporation, a former subsidiary of Southern Company, in August 2002 and served as senior vice president and interim principal accounting officer until March 2003. Mr. Westbrook, who is 70 years old, has been a director of Cleco since July 2003 and is chairman of the Audit Committee and a member of the Compensation, Executive and Finance Committees.

Class II Directors (terms of office expire in 2011)

•

William L. Marks, who is retired, was the chief executive officer and chairman of the board of directors of Whitney Holding Corporation, a bank holding company engaged in commercial, retail and international banking services, as well as brokerage, investment, trust and mortgage services, and Whitney National Bank for more than five years before retiring in March 2008. Mr. Marks, who is 65 years old, has been a director of Cleco since 2001 and is chairman of the Finance Committee and a member of the Compensation and Executive Committees. He has also served as a director of Adtran, Inc. since 1993.

•

Robert T. Ratcliff, Sr. has been chairman, president and chief executive officer of Ratcliff Construction Company, LLC, a company primarily engaged in the design and construction of industrial, commercial and governmental facilities, for more than five years. Mr. Ratcliff, who is 66 years old, has been a director of Cleco since 1993 and is a member of the Audit and Finance Committees.

•

William H. Walker, Jr., who is retired, was the president and a director of Howard Weil, Inc., an investment banking firm, for more than five years before retiring in 2005. Mr. Walker, who is 63 years old, has been a director of Cleco since 1996 and is chairman of the Compensation Committee and a member of the Executive and Finance Committees.

Independence and Organization of the Board of Directors

Cleco’s board of directors has delegated some of its authority to six committees. These are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating/Governance Committee and the Qualified Legal Compliance Committee. The members of those committees are identified, as appropriate, under “—Class III Directors,” “—Class I Directors” and “—Class II Directors” above. In accordance with current listing standards of the NYSE, Cleco’s board of directors has adopted categorical standards to assist it in making determinations of director independence that are required by the NYSE. These categorical standards which were last revised by the board of directors in January 2005 were included as Appendix B to the 2006 proxy statement and are posted on Cleco’s Web site at www.cleco.com. A copy of the standards is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The board of directors has determined that all of its directors, except Mr. Madison, who is chief executive officer of Cleco, meet the categorical standards and are independent within the meaning of the current listing standards of the NYSE.

The Executive Committee exercises all powers of the board of directors, as defined and limited by Cleco’s Bylaws, between meetings of the full board whenever it is not desirable or practical to conduct a meeting of the full board. The Executive Committee operates under a written charter adopted by the board of directors in January 2003 and revised in May 2005, a copy of which is posted on Cleco’s Web site at www.cleco.com. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The Executive Committee held no meetings in 2008.

The Audit Committee selects Cleco’s independent registered public accounting firm, reviews the scope of audits, reviews and recommends to Cleco’s board of directors financial reporting and accounting practices, and reviews Cleco’s procedures for internal auditing and the adequacy of its system of internal accounting controls. On a quarterly basis, the Audit Committee reviews activity reported through Cleco’s Ethics Helpline, which provides a means for employees to anonymously seek guidance or report allegations of misconduct. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and operates under a written charter adopted by the board of directors in April 2000 and last revised in April 2008, a copy of which is attached as Appendix B and is posted on Cleco’s Web site at www.cleco.com. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The Audit Committee held eight meetings, four of which were formal telephone meetings, during 2008.

The Compensation Committee approves, or in some cases recommends to Cleco’s board of directors, remuneration arrangements and compensation plans involving Cleco’s officers and employees and administers the annual incentive compensation program and the granting of stock options, restricted stock and other awards to eligible employees under Cleco’s 2000 Long-Term Incentive Compensation Plan (“LTIP”). The Compensation Committee operates under a written charter adopted by the board of directors in January 2003 and last revised in July 2008, a copy of which is posted on Cleco’s Web site at www.cleco.com. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The Compensation Committee held five meetings, one of which was a formal telephone meeting, in 2008.

The Finance Committee reviews and recommends to the board of directors actions related to Cleco’s dividend and investment policies, corporate financing plans and major financial undertakings. The Finance Committee operates under a written charter adopted by the board of directors in May 2005 and last revised in April 2008, a copy of which is posted on Cleco’s Web site at www.cleco.com. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The Finance Committee held five meetings in 2008.

The Nominating/Governance Committee considers and makes recommendations to the board of directors with respect to the size and composition of the board, potential candidates for membership on the board, compensation of directors, the effectiveness, structure and operation of the board, nominees for officers of Cleco and its affiliates, and changes to Cleco’s Corporate Governance Guidelines. The Nominating/Governance Committee operates under a written charter adopted by the board of directors in January 2003 and last revised in April 2008, a copy of which is posted on Cleco’s Web site at www.cleco.com. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The Nominating/Governance Committee held four meetings in 2008.

The Qualified Legal Compliance Committee was formed in October 2003 to receive, consider and take action with respect to any report made or referred to the Qualified Legal Compliance Committee by an attorney, of evidence of a material violation of federal or state securities law, a material breach of fiduciary duty arising under federal or state law or similar material violation of any federal or state law, in each case by Cleco or by any officer, director, employee or agent of Cleco. Each board member who serves as a member of the Nominating/Governance Committee also serves as a member of the Qualified Legal Compliance Committee. If at any time the Nominating/Governance Committee does not include a member of the Audit Committee, the then-current chairman of the Audit Committee also shall be a member of the Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee operates under a written charter adopted by the board of directors in October 2003 and last revised in April 2007, a copy of which is posted on Cleco’s Web site at www.cleco.com. A copy of this charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The Qualified Legal Compliance Committee held no meetings in 2008.

Cleco’s board of directors held four regular meetings and two special meetings during 2008. Generally, in months when a formal meeting is not held, members of Cleco’s board of directors are provided with written reports regarding the operations of Cleco, may hold informal telephone conference meetings if business needs dictate, and also are consulted informally from time to time with respect to pending business. When necessary, special meetings, including formal telephone meetings, are called as official board meetings to deal with specific action items. Cleco’s Corporate Governance Guidelines provide that executive sessions of non-management directors will be scheduled at the conclusion of all official in-person meetings of the board and its committees, although non-management directors may meet in executive session at any time. During 2008, all directors attended at least 75% of the total number of formal meetings of Cleco’s board of directors and of the committees of Cleco’s board of directors on which such directors served. Directors also are expected to attend each annual meeting of shareholders. The 2008 annual meeting of shareholders was attended by all directors serving at that time.

During 2008, all members of Cleco’s board of directors served as members of the board of managers of Cleco Power LLC, Cleco’s wholly owned utility subsidiary.

Cleco’s Corporate Governance Guidelines

Cleco’s Corporate Governance Guidelines were adopted by the board of directors in January 2002. These guidelines are intended to complement Cleco’s Amended and Restated Articles of Incorporation and Bylaws and address, among other things, the mission, the structure, and the operation of the board of directors. The guidelines may change from time to time as the board of directors may determine such change to be in the best interest of Cleco and its shareholders. The Corporate Governance Guidelines were last revised in July 2008 and are posted on Cleco’s Web site at www.cleco.com. The Corporate Governance Guidelines are also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Cleco’s Code of Business Conduct & Ethics

Cleco has adopted a Code of Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer and treasurer. Cleco also has adopted Ethics & Business Standards applicable to all employees and the board of directors. In addition, the board of directors has adopted Conflicts of Interest and Related Policies to prohibit certain conduct and to reflect the expectation of the board of directors that its members engage in and promote honest and ethical conduct in carrying out their duties and responsibilities, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships and corporate opportunities. Under the Conflicts of Interest and Related Policies, which were last revised in April 2007, Cleco considers transactions that are reportable under the Securities and Exchange Commission’s (“SEC”) rules for transactions with related parties to be conflicts of interest and prohibits them. Any request, waiver, interpretation or other administration of the policy shall be referred to the Nominating/Governance Committee. Any recommendations by the Nominating/Governance Committee to implement a waiver shall be referred to the full board of directors for a final determination. The Code of Conduct, Ethics & Business Standards, and Conflicts of Interest and Related Policies are posted on Cleco’s Web site at www.cleco.com. Each of these documents is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Director Nomination Process

Cleco’s Corporate Governance Guidelines set forth Cleco’s method of selecting director nominees and provide for annual evaluations of the board and the board committees as a whole. In connection with these evaluations, which were completed for the first time in 2004, Cleco’s board of directors identified, and the Nominating/Governance Committee compiled, attributes of the board’s incumbent members believed to contribute to the work of the board and its committees, including leadership, accomplishments, skills, diversity, integrity and commitment to board duties. When a position on the board of directors becomes vacant, or if the number of members on the board of directors is being increased, the Nominating/Governance Committee will review these attributes of the incumbent board members and determine the attributes that, if possessed by the new board member, would likely result in the most significant contribution to the board of directors. Persons recommended to the Nominating/Governance Committee for consideration as nominees for a vacant or new board position will then be evaluated with respect to the attributes determined by the committee to be optimal for the vacant or new position. Following the evaluation, which may involve interviews or other procedures the Nominating/Governance Committee deems appropriate, the committee will make a recommendation to the board of directors regarding a candidate either to be nominated at the next annual meeting of shareholders or elected by the board between such meetings. Mr. Kruger was elected through this process by the board of directors in October 2008.

Recommendations for potential nominees may come from any source, including members of the board of directors, shareholders, self-recommendations, members of the communities Cleco serves or search firms. All persons recommended for a vacant or new board position will be given equal consideration regardless of the source of the recommendation. Cleco’s Nominating/Governance Committee did not receive any nominees for election as director at the 2009 annual meeting of shareholders from a shareholder or group of shareholders who individually, or in the aggregate, beneficially owned more than 5% of Cleco’s voting common stock for at least one year.

Any person wishing to make a recommendation for a person to be considered by the Nominating/Governance Committee pursuant to the process described above as a potential nominee to the board of directors should direct the recommendation to the chairman of the Nominating/Governance Committee in care of Cleco’s corporate secretary. However, Cleco is not obligated to nominate any nominee that is recommended to the Nominating/Governance Committee following these processes. Separately, Cleco’s Bylaws contain certain provisions concerning nomination of a director by a shareholder, which are described below under the caption “Proposals by Shareholders.”

Communications with the Board of Directors

The Corporate Governance Guidelines provide for communications with the board of directors by shareholders and other interested persons. In order that shareholders, employees and other interested persons may make their concerns known to the board, Cleco has established a procedure for communications with the board through the non-management chairman of the board. The procedure is intended to provide a method for confidential communication while at the same time protecting the privacy of the members of the board. Any shareholder or other interested person wishing to communicate with the board of directors, or the non-management members of the board, may do so by addressing such communication as follows:

Chairman of the Board of Directors

c/o Corporate Secretary

Cleco Corporation

P. O. Box 5000

Pineville, LA 71361-5000

Upon receipt, Cleco’s corporate secretary will forward the communication, unopened, directly to the non-management chairman of the board. The chairman of the board will, upon review of the communication, make a determination as to whether it should be brought to the attention of the other non-management members and/or the management member of the board of directors and whether any response should be made to the person sending the communication, unless the communication was made anonymously.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table describes the Cleco common stock and Cleco preferred stock beneficially owned by Cleco directors and nominees, the executive officers named in the Summary Compensation Table below, and the directors and executive officers as a group. Shares of stock are “beneficially owned” by a person if the person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether the person has any economic interest in the shares. A person also beneficially owns shares as to which the person has the right to acquire beneficial ownership within 60 days, as in the case of the stock options set forth under the “Options Exercisable Within 60 Days” column in the following table.

All information in the table is as of February 2, 2009, and is based upon information supplied by the directors and officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Amount and Nature of Beneficial Ownership of Common Stock					Amount and Nature of Beneficial Ownership of Preferred Stock
	Direct(1)	Options Exercisable Within 60 Days(2)	Other(3)		Percent of Class	Number of Shares(8)	Percent of Class
Directors and Nominees
Sherian G. Cadoria	2,767	17,500	14,377	(4)	*	—	—
Richard B. Crowell	37,099	7,500	193,291	(5)	*	—	—
J. Patrick Garrett	49,826	—	44,768	(4)	*	—	—
Elton R. King	32,332	18,056	—		*	—	—
Logan W. Kruger	2,544	—	—		*	—	—
William L. Marks	25,600	14,167	—		*	—	—
Robert T. Ratcliff, Sr.	16,516	17,500	9,358	(4)	*	—	—
William H. Walker, Jr.	70,423	17,500	31,694	(4)	*	—	—
W. L. Westbrook	3,546	—	29,908	(4)	*	—	—

Named Executive Officers
Michael H. Madison(6)	108,346	29,000	—		*	—	—
R. Russell Davis	32,989	—	—		*	—	—
Dilek Samil	73,774	10,840	—		*	—	—
George W. Bausewine	42,331	40,000	—		*	—	—
William G. Fontenot	42,468	—	3,840		*	—	—

Former Executive Officer
Kathleen F. Nolen(7)	33,226	—	3,664		*	—	—
All directors, nominees and executive officers as a group (24 persons, including those listed above)	747,896	210,303	331,138		2.1%	—	—

*	Less than 1% of the outstanding stock of the class.
(1)

“Direct” represents shares as to which each named individual has sole voting or dispositive power, including shares of Cleco common stock allocated under the 401(k) Savings Plan and shares of common stock granted as restricted stock awards under Cleco’s long-term incentive plans, which include the LTIP and the 1990 Long-Term Incentive Compensation Plan which expired in December 1999. No additional grants can be made under the 1990 plan. Shares of common stock under the 401(k) Savings Plan were held by the persons in the table above as follows: Mr. Madison, 7,177; Mr. Davis, 3,381; Ms. Samil, 1,603; Mr. Bausewine, 8,490; Mr. Fontenot, 9,562; and Ms. Nolen, 7,182. The other executive officers included in the amount shown for all directors, nominees and executive officers as a group hold 41,943 shares of common stock under the 401(k) Savings Plan. Shares of common stock awarded under the LTIP that were restricted as of February 2, 2009 were held by the persons in the table above as follows: Mr. Madison, 88,666; Mr. Davis, 14,226; Ms. Samil, 37,678; Mr. Bausewine, 20,754; Mr. Fontenot, 13,710; Ms. Nolen, 4,500; and the other executive officers included in the amount shown for all directors, nominees and executive officers as a group, 107,768.

(2)	“Options Exercisable Within 60 Days” reflects the number of shares that could be purchased by exercise of options at February 2, 2009 or within 60 days thereafter under Cleco’s long-term incentive plans.
(3)	“Other” represents the number of shares of common stock as to which the named individuals share voting and dispositive power with another person and shares of phantom stock related to shares of restricted stock granted under Cleco’s LTIP.
(4)	Represents shares of phantom stock related to shares of restricted stock granted under Cleco’s LTIP. General Cadoria, Mr. Garrett, Mr. Ratcliff, Mr. Walker and Mr. Westbrook have elected to defer receipt of these shares of restricted stock granted to them under the LTIP. Each share of phantom stock is the economic equivalent of one share of Cleco common stock.
(5)	Includes 131,815 shares owned by members of Mr. Crowell’s family and family trusts, for which beneficial ownership is disclaimed, and 61,476 shares held by an LLC owned by Mr. Crowell and his wife.
(6)	Mr. Madison is also a director of Cleco.
(7)	Effective May 31, 2008, Ms. Nolen ceased to be the Senior Vice President & Chief Financial Officer of Cleco and Cleco Power LLC.
(8)	In the 2007 and 2008 proxy statements, the “Number of Shares” represented the number of shares of Cleco preferred stock allocated under the 401(k) Savings Plan that was convertible into shares of Cleco common stock. In March 2007, in order to comply with provisions of the Pension Protection Act of 2006, 190,372 shares of Employee Stock Ownership Plan (“ESOP”) preferred stock were converted into 1.8 million shares of Cleco common stock. The ESOP trustee holds the newly converted shares of Cleco common stock on behalf of the 401(k) Savings Plan participants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of December 31, 2008, each person known to Cleco to be the beneficial owner of more than 5% of the outstanding shares of any class of Cleco’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Barclays Global Investors, NA., Barclays Global Fund Advisors and Barclays Global Investors, LTD (collectively, “Barclays Global”) 400 Howard Street San Francisco, CA 94105	3,882,010(1)	6.45%

Common Stock	Prudential Financial, Inc. (“Prudential”) 751 Broad Street Newark, NJ 07102-3777	3,337,236(2)	5.5%

Common Stock	T. Rowe Price Associates, Inc. (“Price Associates”) 100 E. Pratt Street Baltimore, MD 21202	3,268,150(3)	5.4%

Common Stock	Jennison Associates LLC (“Jennison”) 466 Lexington Avenue New York, NY 10017	3,159,700(4)	5.25%

(1)	As of December 31, 2008, based solely on a Schedule 13G filed with the SEC. These securities are owned by various individual and institutional investors for which Barclays Global serves as banker and/or investment adviser with sole power to dispose or direct disposition and/or to vote or to direct the vote of such securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Barclays Global is deemed to be a beneficial owner of such securities.
(2)	As of December 31, 2008, based solely on a Schedule 13G filed with the SEC. These securities are owned by various registered investment advisers and broker dealers of which Prudential is the direct or indirect parent with sole or shared power to dispose or direct disposition and/or to vote or to direct the vote of such securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Prudential is deemed to be a beneficial owner of such securities.
(3)	As of December 31, 2008, based solely on a Schedule 13G filed with the SEC. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with sole power to dispose or direct disposition and/or to vote or to direct the vote of such securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(4)	As of December 31, 2008, based solely on a Schedule 13G filed with the SEC. These securities are owned by various individual and institutional investors for which Jennison serves as investment adviser with shared power to dispose or direct disposition and/or sole power to vote or to direct the vote of such securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Jennison is deemed to be a beneficial owner of such securities. Prudential indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to such securities. Jennison does not file jointly with Prudential, as such, the shares of Cleco common stock reported above for Jennison may be included in the shares reported above for Prudential.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Cleco’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of Cleco’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Cleco’s equity securities. To Cleco’s knowledge, based solely on review of the copies of such reports furnished to Cleco, for the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% shareholders were satisfied.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Overview

Cleco’s Overall Program Design Philosophy

Cleco’s executive compensation and benefits philosophy is to provide market-based programs that pay or award our executive officers at levels approximating the competitive market. We believe in paying above the market for superior performance and below the market for underperformance. Our Compensation Committee uses peer groups, including a “Base Peer Group” and an “Incentive Peer Group,” to evaluate the competitive market and to help design and track our executive compensation and benefit plans (see page 17, “Use of Market Data and Comparator Groups”). Our overall executive compensation design philosophy is to incorporate a higher level of “at-risk” pay than what our Base Peer Group typically provides. We define at-risk pay as pay that is dependent on our performance against pre-established measures. This philosophy reflects our Compensation Committee’s desire to align management’s actions with the interests of our shareholders. Our overall executive benefits philosophy is to offer plans and programs that allow us to attract and retain executive talent. Our supplemental executive retirement plan is a key executive benefit component in that regard.

One of the key analytical steps completed by the Compensation Committee each year is to confirm that our at-risk pay levels meet our overall design philosophy. The resulting 2008 compensation program design was as follows for our executive officers as a group:

Pay Component	Compensation Allocation for Executive Officers as a Group
Base Salary	51%
Annual Cash Bonus	20%
Stock Awards
Performance-based and Stock Options	29%
Other Restricted Shares	0%
Total	100%

Pay “At-Risk”—(Annual Cash Bonus plus Performance-based Stock Awards)	49%
Stock Award Pay “At-Risk”—(Performance Shares plus Stock Options as a percent of Total Stock Awards)	100%

Actual pay allocation such as that reported in the “Summary Compensation Table” will differ from the values above because of actual performance versus our design (or target) performance. The table above also does not account for the value of retirement benefits earned in the current year. For 2008, our 49% pay at-risk value compared to the Base Peer Group median of 44%. The Stock Award pay at-risk value of 100% compared to the Base Peer Group median of 76%.

2008 Results Were Aligned with Our Program Design

Cleco had a successful 2008. We exceeded our 2008 earnings target; our return on invested capital and total shareholder return performance was favorable; we achieved favorable customer satisfaction scores; and we achieved high rankings for safe work practices. Each of these achievements impacted executive officer compensation paid in 2008.

Our executive officers’ incentive pay is a function of our performance against pre-established financial and operational measures. Fully diluted earnings per share (“EPS”), return on invested capital and total shareholder return are the three primary measures. For 2008, EPS of $1.82 were 6% higher than our 2008 target of $1.72; both actual and target EPS for incentive award purposes excluded the results of our non-regulated affiliate

Acadia Power Partners LLC. Our return on invested capital rank was slightly above the Incentive Peer Group median, and we ranked near the top of the Incentive Peer Group on total shareholder return. The resulting actual paid compensation for our ongoing executive officer group—2008 base salary, 2008 cash bonus, and long-term incentive awards for the 2006 to 2008 performance cycle—exceeded our overall compensation targets by 18%. The primary reason for this positive variance was the total shareholder return performance measure that we use in our long-term incentive plan. The actual award level was 164% of target (see additional discussion on page 22, “Equity Incentives”).

Our Compensation Committee evaluates our historical performance when establishing targets and approving annual compensatory and award level changes. We believe the Company’s overall compensation program is working as intended and remains consistent with the practices within our peer groups.

Executive Compensation and Benefit Actions Taken during 2008

•

Revisions were made to conform Cleco’s executive compensation and benefit plans to the new tax rules under Internal Revenue Code Section 409A (“Section 409A”). The new rules add certain restrictions to the receipt of deferred compensation and to the individual’s ability to change deferral elections. Each of our deferred compensation plan, supplemental executive retirement plan, long-term incentive plan (“LTIP”) and certain stock grant agreements, annual incentive plan and executive employment agreements were amended to take into account new tax rules under Section 409A. In particular, we added a separation from service “second trigger” to the Deferred Compensation Plan and LTIP in the event of a change in control.

•	Each of our executive officers entered into an executive employment agreement addendum to comply with Section 409A.

•	Revisions were made to several of our executive compensation and benefit plans to reflect our Compensation Committee’s ongoing monitoring of market practice, including:

a.	Removal of accelerated vesting in the supplemental executive retirement plan when a constructive termination occurs;

b.	Reducing the renewal term from 3 years to 2 in our employment agreements with incumbent senior vice presidents and higher. Reducing the term for employment agreements from 3 years to 1 year with incumbent vice presidents and lower;

c.	Expansion of the “for cause” termination language in our employment agreements to match the language we adopted in 2007 in our recoupment of awards policy;

d.	Limiting the potential post-employment payments related to relocation and home purchase.

•

Updated the Compensation Committee charter to clarify that the Compensation Committee’s duties include making recommendations regarding the compensation and benefits of the non-management chairman of the board of directors.

•

Approval of discretionary adjustments to the 2008 annual cash bonus for two of our named executives based on our annual performance review process (see page 31, “Non-Equity Incentive Plan Compensation”).

Our Compensation and Benefits Philosophy

A Summary of Cleco’s Compensation and Benefits Components

Our executive compensation and benefits philosophy is to provide market-based programs that pay or award our executive officers at levels approximating the competitive market. We believe in paying above the market for superior performance and below the market for underperformance. As such, we seek to provide a total compensation and benefits value that is similar to those of comparable electric utilities and energy service companies; that has a greater portion of compensation “at-risk” in comparison to our Base Peer Group; that ensures there is a direct link between compensation and our financial and operational performance; and, that rewards executives when Cleco’s performance exceeds that achieved by the companies in our Incentive Peer Group.

We implement our philosophy by utilizing the following compensation and benefit components:

•	Base salary levels targeted at 90% to 92% of the competitive market as defined by the Base Peer Group.

•	An annual cash bonus award established as a percentage of base salary. This award is targeted to pay between the 50th and 75th percentile of the Base Peer Group.

•	Equity incentive awards provided in one or more of the following:

-	Performance-based restricted stock or common stock equivalent units targeted to pay at approximately the 50th percentile of the Base Peer Group.

-	Periodic stock options based on individual or overall company performance, Base Peer Group trends, or to aid achievement of our overall compensation philosophy.

-	Time-based restricted stock designed to encourage retention or to recognize individual performance.

•

Benefit programs that are the same as provided to all employees including paid time off for vacation, sick leave and bereavement; group medical, dental, vision and prescription drug coverage; basic life insurance; supplemental life insurance; dependent life insurance; accidental death and dismemberment insurance; a defined benefit pension plan; and a 401(k) Savings Plan.

•

Benefit programs that are provided only to executive officers and certain other key employees, including a supplemental executive retirement plan (“SERP”) and a nonqualified deferred compensation plan.

•

Post-employment payments for various change in employment status events and employment agreements that govern such payments to covered executive officers in the event of retirement, death, disability, involuntary termination, termination without cause, constructive termination, termination in connection with a business transaction, or termination in connection with a change in control.

•	Perquisites—including certain club memberships; executive officer physicals; spousal/companion travel and certain relocation provisions.

Stock Ownership Requirements for Executive Officers

We do not have a formal equity ownership policy for executive officers. Instead, we rely on the three-year restricted stock performance cycles and our ensuing three-year holding periods to accomplish a similar outcome. This enables our executive officers to build stock ownership over time rather than to mandate stock purchases outside the LTIP. Our Compensation Committee relies on its outside independent consultant, Hewitt Associates LLC (“Hewitt”), for guidance on typical ownership levels, and they annually review the ownership levels of our executive officers, including the named executives. The last review was conducted in December 2008. No changes to our executive officers’ current ownership levels were recommended as a result of this review.

Recoupment of Prior Awards Paid

Our Compensation Committee and board of directors approved a Recovery Policy in October 2007. If the Company is required to restate its financial statements or other financial results, the Compensation Committee is permitted to adjust or otherwise recover an award, provided that the amount of the award is based on financial performance and the Compensation Committee determines that its recipient engaged in misconduct or in an intentional act or omission with respect to the restatement. Awards subject to the policy include any payment, accrual or other benefit paid or earned on or after January 1, 2008. Each of our executive officers has signed a notice acknowledging application of this policy, and we have conditioned their annual AIP agreements and LTIP grants on the policy.

How We Design and Evaluate Our Compensation and Benefit Programs

Use of Market Data and Comparator Groups

Our Compensation Committee uses a Base Peer Group and an Incentive Peer Group to help design our executive officer compensation and benefit plans. We use the Incentive Peer Group to track comparable performance of those plans. These groups also are referred to as comparator group(s), peer group(s), peers, the competitive market or market data throughout this discussion. Data from the peer groups are a central part of the decision process used by the Compensation Committee in determining the design, component parts, and levels of awards contained in our executive officer compensation programs.

The Base Peer Group is selected based on the companies being of approximate size and scope to Cleco, employing similar labor and talent pools, and having their executive officer compensation data available to Hewitt. The Compensation Committee considers the availability of such detailed market data to be critical in making comparative compensation decisions. As such, compensation policy and program design decisions are established against the Base Peer Group.

The Incentive Peer Group is selected by the Compensation Committee in order to measure the actual relative performance results of our incentive plans. The Incentive Peer Group is based on the companies being part of a recognized stock market index, as well as being in the same general industry classification system as Cleco. As compared to the Base Peer Group, the Incentive Peer Group helps the Compensation Committee evaluate our actual incentive plan performance against a group of companies whose scope of operations and market capitalization is similar to Cleco’s.

Composition of the Base Peer Group

For 2008 and 2009, executive officer compensation levels were evaluated using the Base Peer Group. This includes base salary, annual and long-term incentive plan targets, other potential equity awards, and total compensation. The Base Peer Group consists of companies that are generally either in the Edison Electric Institute (“EEI”) Index or the S&P Small and MidCap Electric Utilities Index. We are included in both indices. The Base Peer Group consists of the following 18 companies: Allete, Inc.; Alliant Energy Corporation; Ameren Corporation; Black Hills Corporation; CH Energy Group, Inc.; DPL, Inc.; El Paso Electric Company; Entergy Corporation; Great Plains Energy Inc.; IDACORP, Inc.; NSTAR; Otter Tail Corporation; Pinnacle West Capital Corporation; PNM Resources, Inc.; Portland General Electric Co.; PPL Corporation; SCANA Corporation; and UniSource Energy Corporation. The Base Peer Group data are further refined through a regression analysis of total revenues. We do this to better relate our revenue and compensation levels to the Base Peer Group companies. This regression analysis more accurately reflects the fact that we are smaller than some companies in the Base Peer Group.

Composition of the Incentive Peer Group

For 2008, the relative actual performance of the financial measures used in our annual and long-term incentive plans was determined using the Incentive Peer Group. The Incentive Peer Group consisted of the following 19 companies contained in the S&P Small and MidCap Electric Utilities Index: Allete, Inc.; Alliant Energy Corporation; Avista Corporation; Central Vermont Public Service; CH Energy Group, Inc.; DPL, Inc.; El Paso Electric Company; Great Plains Energy Inc.; Hawaiian Electric Industries; IDACORP, Inc.; NSTAR; NV Energy, Inc.; Northeast Utilities; PNM Resources, Inc.; SCANA Corporation; UIL Holdings Corporation; UniSource Energy Corporation; Westar Energy, Inc.; and Wisconsin Energy Corporation. For 2009, the Compensation Committee approved an Incentive Peer Group of 17 companies. PNM Resources, Inc. and Wisconsin Energy Corporation were removed as each is no longer in the S&P Small and MidCap Electric Utilities Index.

Our Annual Process for Making Compensation and Benefit Changes

Our Compensation Committee met five times during 2008. Compensation program market data, compensation pay range decisions, and compensation component design decisions are typically made each December for the upcoming year. Compensation adjustments are reviewed and approved by our Compensation Committee each January. The Compensation Committee’s other meetings are devoted to issues analysis, market analysis, and performance tracking of the Company’s various compensation and benefit programs. Our CEO and Senior Vice President, Corporate Services attend the Compensation Committee’s meetings on behalf of management.

The Compensation Committee reviews and approves all executive compensation and benefit market information, base salary recommendations, and awards under incentive programs. Our CEO is responsible for making recommendations regarding executive compensation adjustments, as well as awards under our annual cash bonus and long-term incentive compensation plans. All compensation adjustments and award calculations are reviewed by Hewitt on behalf of our Compensation Committee. Our CEO also recommends incentive plan measures for the Compensation Committee’s approval. These measures and performance targets also are reviewed by Hewitt prior to adoption by the Compensation Committee.

Our Compensation Committee has delegated limited authority to our CEO to extend employment offers to executive officers at the vice president or lower level. The CEO may make such offers without prior approval of the board of directors provided no compensation component falls outside our Compensation Committee’s approved policy limits as described on pages 19 through 24. Additionally, the Compensation Committee still approves any grant of Cleco common stock or other equity award prior to its award. No employment offers were made in 2008 under this delegation of authority.

For our CEO, our Compensation Committee, jointly with our Nominating/Governance Committee, formulates a performance evaluation document in the fall of each year. The evaluation assesses our CEO’s performance related to leadership, financial and operating results, board relations, and other material considerations as specified by the committees. The CEO’s evaluation results, as well as prior years’ compensation changes, are incorporated into our Compensation Committee’s compensation adjustment decisions in January. CEO market information and guidance on compensation adjustment decisions are provided to the Compensation Committee by Hewitt.

For the remaining executive officers, our CEO works with Hewitt and our Senior Vice President, Corporate Services to update position descriptions for any job duty changes; to review compensation market information; to review prior years’ compensation adjustments; and to recommend compensation adjustments to our Compensation Committee each January. Additionally, a performance evaluation is completed each December for every executive officer by the officer’s supervisor, which is incorporated into the recommendations. Executive officers also are required to complete performance plans in January. These performance plans generally contain business unit specific financial and operating goals and/or completion requirements for major business unit-level projects. These plans are used as part of the performance evaluation process that results in base salary adjustments each January. Senior vice presidents who have officer direct reports also participate in this compensation adjustment process. The senior vice president will complete performance evaluations; review job-specific compensation market information; review prior compensation decisions; and make recommendations to our CEO regarding compensation adjustments. Generally, this process governs all compensation adjustments. Material changes to compensation typically result from promotions, one-time special awards for outstanding individual performance, or in the case of a downward material change, a failure to achieve individual performance targets.

Our Compensation Committee has engaged Hewitt to consult on matters concerning executive officer compensation. Hewitt acts at the direction of our Compensation Committee and is independent of management. Our Compensation Committee determines Hewitt’s ongoing engagement activities, including the preparation of compensation comparisons based on information regarding comparable businesses of a similar size and operational scope to Cleco. Hewitt endeavors to keep our Compensation Committee informed of executive officer compensation trends and regulatory/compliance developments.

Analytical Tools We Use to Aid Compensation and Benefit Plan Decisions

Our Compensation Committee incorporates various analyses into our executive compensation and benefits program design process. These are described throughout this CD&A, but the primary ones are the following:

•

Benchmarking against peer group data—we rely heavily on this information as provided by Hewitt. Our Compensation Committee annually evaluates the companies that comprise the peer groups. The Base Peer Group data is used to establish the ranges for base salary, the annual cash bonus, and long-term incentives. These ranges are set for each executive officer position individually. The ranges also bound the recommendations for compensatory adjustment recommendations made by management.

•

Amount of pay “at-risk”—this analysis evaluates the percentage of our executive officers’ total compensation that is at-risk compared to the Base Peer Group. We define at-risk compensation as compensation that is variable depending on financial and/or operating performance.

•

Tally sheets—at least annually the Compensation Committee reviews tally sheets that set forth the items listed below. This review is conducted as part of the comparison of the compensation and benefits components that are prevalent within the Base Peer Group. The comparison facilitates discussion with Hewitt as to the appropriateness of the absolute amount of each compensation and benefit component versus the Base Peer Group.

-	Annual estimated compensation expense for each named executive—this includes the rate of change in total cash compensation from year-to-year; the value of equity awards; the annual periodic cost of providing retirement benefits; and the annual cost of providing other benefits such as health insurance.

-	Reportable compensation—to further evaluate total compensation and compensation equity among our named executives.

-	Company stock ownership for each executive officer—ownership expressed as a multiple of base salary is compared to industry standards provided by Hewitt. Stock options and the in-the-money value of those options are also reviewed, as are each executive’s Cleco common stock purchase and sales history.

-	Post-employment payments—reviewed pursuant to the eight potential separation events discussed on pages 40 through 43.

•

Issues analyses—of industry trends, legislative and regulatory developments and compliance requirements based on management’s analysis and guidance provided by Hewitt. Plan revisions and compensation program design changes are implemented as needed.

How Each of Our Compensation and Benefit Components Was Applied in 2008

Base Salary

Our policy is to set base salary levels for our executive officers as a group, including the named executives, at a level approximating 90% to 92% of the Base Peer Group median. The Base Peer Group data is compiled by Hewitt and provided to the Compensation Committee. Our Compensation Committee has adopted this policy so that a greater percent of our compensation is at-risk in comparison to our Base Peer Group. When base salary and the annual cash bonus are combined, our philosophy is to provide total cash compensation that approximates the Base Peer Group median. We adjust the Base Peer Group data for size differences using regression analysis based on sales revenue. This lowers the median compensation level since our revenues are smaller, on average, than the Base Peer Group.

Base salary increases for our named executives in 2008, including lump sum merit increases, averaged 6.1%. The increases ranged from 2.4% to 10.0%. The amount of a base salary increase or lump-sum payment is based on an assessment of individual performance and contributions, as well as position-specific market data provided by Hewitt to the Compensation Committee. Merit lump-sum payments are payments made in lieu of a base salary increase when base salary has reached or exceeded our policy target. The comparable Base Peer Group median increase was 5.5%.

Base salary adjustments for our individual named executives in 2008 are shown in the table below:

Name	2008 Base Salary	2008 Merit Lump Sum	2008 % Change
Mr. Madison	$492,000	$0	8.7%
Mr. Davis *	$208,000	$5,000	2.4%
Ms. Samil	$323,500	$0	4.2%
Mr. Bausewine	$220,000	$0	10.0%
Mr. Fontenot	$202,000	$10,000	5.0%
Average % Change including Lump-Sum Payments			6.1%
Named Executive Base Salaries as a % of the Base Peer Group Median	95.5%

*	Mr. Davis was appointed interim CFO in May 2008. His base salary was changed to $250,000 at that time. If Mr. Davis’ interim pay adjustment would have occurred as part of our annual adjustment process in January, his base salary change would have been 22.6%, our named executive group average change would have been 10.1% and the group salaries as a percent of the Base Peer Group median would have been 91.1%.

Mr. Madison, Ms. Samil, and Mr. Bausewine each assumed their current positions in May 2005. In the case of Mr. Madison and Mr. Bausewine, their base salary level at that time was set below the 90% to 92% philosophy because they assumed significant new job duties. Ms. Samil also assumed significant new job duties, but her prior assignment as our CFO resulted in her post-promotion base salary being at philosophy. Mr. Fontenot was appointed to his current position in July 2005. Mr. Fontenot’s base salary was above our philosophy at that time. Mr. Davis’ base salary was also above our philosophy until being appointed as our interim CFO. The compensation amounts shown in the table for Mr. Davis reflect his position at the time of Vice President and Chief Accounting Officer. As such, the base salary increases for Mr. Madison and Mr. Bausewine have been higher than those of Mr. Davis, Ms. Samil and Mr. Fontenot. The higher increases also reflect length of service in the named position and the results of each executive’s annual performance review. The decision to provide Mr. Davis and Mr. Fontenot a lump-sum payment resulted from their respective 2008 base salary being at our policy target. Together these facts were part of our Compensation Committee’s evaluation of internal equity among our named executives.

That base pay as a percent of the Base Peer Group median was 95.5% for our named executives reflects their collective time in the job, performance reviews and our assessment of internal equity. Base pay for our executive officers as a group was 89.8% of the Base Peer Group median. The percentage increase in base salaries for our executive officers as a group was 5.9% in 2008.

Annual Cash Bonus

We maintain a short-term, performance-based cash bonus plan called the Annual Incentive Plan (“AIP”). It applies to our executive officers, as well as other key employees nominated by our CEO and approved each January by our Compensation Committee. The AIP combines Cleco-specific performance measures with Base Peer Group market data to establish target award levels. Our policy is to target AIP awards for executive officers between the 50th and 75th percentile of the Base Peer Group. Executive officers proficient in their jobs, and who consistently meet or exceed performance expectations, can reach the 75th percentile target award amount. This aligns with our philosophy of having a higher amount of compensation at-risk in comparison to our Base Peer Group. Added to base salary, our AIP philosophy enables total cash compensation to approximate the Base Peer Group median. This also is consistent with our design goal that approximately 70% of total compensation be in the form of cash with the remaining 30% in the form of equity.

In January of each fiscal year, our CEO recommends the AIP measures to the Compensation Committee. AIP measures are a combination of financial and operational targets that we use to determine the total AIP award. The CEO’s recommendation for AIP measures includes a financial measure for budgeted EPS. Based on our historical AIP performance relative to budget and our relative historical performance versus the Base Peer Group, the Compensation Committee reviews, revises, and approves the AIP measures for the upcoming year. In determining the measure, the Compensation Committee also considers the level of risk contained in the measures based on the current business climate. In particular, the Compensation Committee evaluates management’s EPS budget and may revise the financial performance matrix. For 2008, the Compensation Committee approved an EPS target that excluded our Acadia Power Partners subsidiary. The reason for this was that several potential material transactions were being contemplated for Acadia. The range of anticipated earnings for Acadia was judged to be too large and too uncertain for inclusion in the AIP. The resulting approved 2008 EPS target was $1.72 per fully diluted share.

Financial performance accounts for 55% of the total AIP award and is defined by a matrix format that contains (1) actual EPS compared to the $1.72 EPS target, and (2) our return on invested capital ranking versus the Incentive Peer Group. We define return on invested capital to be earnings before interest and income taxes divided by average invested capital. We define invested capital as total assets minus current liabilities. The financial award level ranges from 0% to 200% of target. Operational performance accounts for 45% of the AIP award and is defined by (1) a 30% weighting if our level of “very satisfied” customers is 10 percentage points or higher than the other Louisiana electric utilities and electric cooperatives and (2) a 15% weighting if our safety performance ranks in the top quartile ranking of the Edison Electric Institute’s indices for vehicle accidents and personal injuries. These two operational measures are paid on an all or none basis.

For 2008, the target AIP award levels for our executive officers ranged from 22.5% to 75% of base salary. Our Compensation Committee approved an overall 2008 AIP award of 116.5% of target. The table below shows the recent history of our performance relative to our targets along with the resulting AIP award ratios.

AIP Historical Performance	2006	2007	2008
Actual EPS as a Percent of Target EPS	104%	105%	106%
Actual Return on Invested Capital Ranking as a Percent of Incentive Peer Group Median *	92%	91%	118%
Customer Satisfaction 10% or Higher Than Louisiana Utilities and Cooperatives	Achieved	Achieved	Achieved
Accidents and Personal Injury Rate in Top-Quartile of EEI Index	Achieved	Achieved	Achieved
AIP Award Percent	107%	113%	117%

*	Return on Equity was the peer group comparable measure in 2006 rather than Return on Invested Capital.

In January 2009, our Compensation Committee approved the use of the same measures and the same weightings for the 2009 AIP. The AIP authorizes the Compensation Committee to use discretion under certain circumstances. Discretion may be used in determining an award level for all participants if there are changes in accounting practices or if extraordinary or unanticipated circumstances have a material adverse effect on the achievement of performance measures. The Compensation Committee did not exercise such discretion in 2008. The Compensation Committee also has the authority to adjust any individual AIP award by up to 25% upon recommendation by the CEO. Downward adjustments are at the discretion of the CEO. Such recommendations are based on our annual performance review process. For 2008, the Compensation Committee approved individual AIP adjustments for approximately 9.5% of the AIP participants, including two of our named executives. The aggregate value of the adjustments added approximately 1% to the award pool. The named executive adjustments were based on our annual performance review process described on page 18, “Our Annual Process for Making Compensation and Benefit Changes.”

Additional details on the 2008 AIP measures and AIP target levels regarding our named executives may be found on page 31, “Non-Equity Incentive Plan Compensation” and page 34, “Estimated Future Payments under Non-Equity Incentive Plan Awards (AIP).”

Equity Incentives

Our executive officers and other key employees are eligible to receive performance-based and other grants of restricted stock, common stock equivalent units (“CEUs”), stock options and stock appreciation rights. These grants are made pursuant to our LTIP. A grant gives the recipient the right to receive or purchase shares of our common stock under specified circumstances or to receive cash awards based on our common stock price appreciation or the achievement of pre-established long-term performance goals. The number of shares of our common stock and other awards granted to our executive officers under the LTIP is based on the review process described on page 18, “Our Annual Process for Making Compensation and Benefit Changes.”

Performance-Based Restricted Stock and CEUs

Our primary equity incentive mechanism is an annual grant of performance-based restricted stock and CEUs. We commonly refer to these grants as the “LTIP award.” Restricted stock is 50% of the overall grant and is made in shares of Cleco common stock. The cost basis of this stock to the executive is zero. CEUs comprise the other 50% of this annual grant and are paid in cash upon award. The Compensation Committee uses CEUs to provide the grantee a means to pay taxes on the restricted shares. We do this because the restricted shares are subject to a 3-year holding period after the performance cycle ends.

The LTIP performance cycle is three years—the grant year plus the two fiscal years following the grant year. For the 2008 grant year, the performance cycle covers January 1, 2008 to December 31, 2010. A participant’s LTIP award is determined according to the following formula:

Base Salary at Cycle Start	×	Individual LTIP Target Percentage	×	Payout Percentage created by the 3-Year Relative Rank of Total Shareholder Return	=	LTIP Award

Our philosophy is to issue LTIP grants at a target level approximating the Base Peer Group’s 50th percentile. When added to our base salary and target AIP components, a 50th percentile LTIP target provides our named executives with target total compensation approximating the market median. For 2008, target total compensation for our named executives, as well as our executive officers as a group was 2.0% below the market median. As such, the Compensation Committee concluded the present LTIP design continues to meet its objective.

Consistent with our philosophy to have a higher degree of “at-risk” pay, our LTIP awards are heavily oriented toward performance-based restricted stock. Our use of performance-based restricted stock is higher than that of the Base Peer Group. There is also no award when total shareholder return is below the Incentive Peer Group 30th percentile. The Compensation Committee also evaluates our historical LTIP performance, the Base Peer Group’s performance and any other factors the Compensation Committee believes impact the LTIP.

For the recently completed performance cycle covering January 1, 2006 to December 31, 2008, grant levels for our then-executive officers ranged from 15% to 110% of base salary. Our Compensation Committee approved an overall award level of 163.6% of target for the LTIP performance cycle which ended on December 31, 2008. For the performance cycle covering January 1, 2008 to December 31, 2010, target grant levels for our executive officers ranged from 30% to 120% of base salary. The table below summarizes our recent LTIP award history.

LTIP Historical Performance	2006	2007	2008
Total Shareholder Return for the 3-Year Performance Period	63%	56%	14%
Percentile Rank in the Incentive Peer Group (100% is highest; 1% is lowest)	65%	72%	82%
LTIP Award Percent	129%	144%	164%

The Compensation Committee may adjust our LTIP awards if it determines that circumstances warrant. Any adjustment applies to all participants. No such adjustment was made for the latest LTIP award approved in December 2008. There are no provisions in the LTIP for individual award adjustment. Details on how our LTIP grants and awards are calculated are included on page 36, “Stock Awards.”

Time-Based Restricted Stock

Grants of time-based restricted stock are typically associated with mid-year promotions or at the time of an external executive hiring. Our Compensation Committee uses such grants to increase ownership and encourage retention. For an external executive hiring, a grant may be made to offset comparable awards or other value forfeited as a result of the executive leaving the former employer. The grant of time-based restricted shares or unrestricted shares of our common stock is recommended by the CEO and approved by our Compensation Committee and our board of directors, or in the case of a grant to the CEO, is recommended jointly by our Compensation Committee and Nominating/Governance Committee to our board of directors. The award condition is continued employment at the time of vesting, which is typically three years after the grant date. Taxes on time-based restricted stock are borne by the executive officer. One time-based grant was made during 2008 as part of an external executive hiring.

Stock Options

Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options have value for the recipient only when shareholders benefit from stock price appreciation. Therefore, we believe stock options align management’s interests with those of our shareholders. Stock option grants typically vest in increments of one-third beginning on the third anniversary of the grant date. Consequently, grants may start to be exercised beginning in year four extending through year ten. The grant of stock options is recommended by our CEO and approved by our Compensation Committee and our board of directors, or in the case of a grant to the CEO, is recommended jointly by our Compensation Committee and Nominating/Governance Committee to our board of directors.

Stock option grants made to a group of employees, including one or more executive officers have been approved typically at regularly scheduled board meetings in April or July. Such grants have been made to encourage employee retention, to compensate certain key contributing employees whose job levels do not otherwise qualify them to participate in the LTIP, to increase certain key contributing employees’ total direct cash compensation relative to the Base Peer Group when total direct compensation is below market, and/or to recognize otherwise outstanding individual performance.

Stock options granted to our executive officers are made typically at the time we complete the annual review of officer compensation compared to the Base Peer Group, or upon hiring or promotion. We may also grant stock options in support of major ongoing strategic initiatives when our Compensation Committee determines actual total compensation would otherwise be below the 50th percentile of the Base Peer Group. As such, the balance between stock options and performance-based restricted stock is, in part, a function of our executive officers’ total compensation compared to the Base Peer Group.

Our Compensation Committee and our board of directors routinely review potential material non-public information during the timeframe grant decisions are deliberated. Customarily, such potential material non-public information does not impact grant decision timing.

The exercise price of all stock options is set on the grant date and equals the average of the high and low trading prices of our common stock on the grant date, rounded to the nearest eighth.

Stock Appreciation Rights

We have not granted any stock appreciation rights under the terms of the LTIP since its adoption.

Nonqualified Deferred Compensation Plan

We maintain a Deferred Compensation Plan so that directors, executive officers, and certain key employees may defer receipt and taxation of certain forms of compensation. Directors may defer up to 100% of their compensation; executive officers and other key employees may defer up to 50% of their base salary and up to 100% of their annual cash bonus. We find the use of deferred compensation plans prevalent within our industry and within the companies in the Base Peer Group. We offer this plan to provide eligible participants the opportunity to defer taxable income beyond what is possible through our 401(k) Savings Plan. Participants are able to maintain 401(k)-like tax deferral rates given their higher compensation levels. No matching contributions on deferrals are made by Cleco. Actual participation in the plan is discretionary at the participant’s election. The investment options made available to participants are selected by our CFO. They include money market, fixed income and equity funds; Cleco common stock is currently not an investment option under the plan. Additional discussion of our deferred compensation plan is included on page 40.

Supplemental Executive Retirement Plan (SERP)

We maintain a SERP for the benefit of our executive officers, who are eligible to participate when designated by the Compensation Committee. The SERP is designed to attract and retain executive officers who have contributed and will continue to contribute to our overall success by ensuring that adequate compensation will be provided or “replaced” during retirement. Supplemental retirement benefits are prevalent within our industry and the companies comprising our Base Peer Group. We view the SERP as a key recruiting tool, given that we otherwise target overall executive compensation at the market median.

Benefits under our SERP vest after ten (10) years of service or upon death or disability while a participant is employed by Cleco. The Compensation Committee may reduce the vesting period to less than ten (10) years for recruiting purposes. Benefits, whether or not vested, are forfeited in the event a participant is terminated for cause.

Benefits are based upon a participant’s attained age at the time of separation from service. The maximum benefit payable from the SERP is 65% of final compensation, if separation occurs on or after age 65. Payments from our defined benefit pension plan, certain employer contributions to our 401(k) Savings Plan, and payments received from prior employers’ retirement plans reduce or offset SERP benefits. If a participant has not attained age 55 at the time of separation and receives SERP benefits before attaining age 65, SERP benefits will be actuarially reduced to reflect early payment. The “Pension Benefits” table on page 38 lists the present value of accumulated SERP benefit for our named executives as of December 31, 2008. Additional discussion of the SERP plan design is included on page 39.

Change in Employment Status and Change in Control Events

We enter into employment agreements with our executive officers in an effort to attract and retain executive talent and to ensure their actions align with the interests of Cleco and its shareholders in the event of a change in control. The agreements are structured to include payments for various separation events provided the executive officer agrees to certain post-employment conditions intended to protect our business and proprietary interests, including our intellectual property, human capital, and confidential information. The level of exit payments and benefits provided under the executive employment agreements is determined by position within the organization.

We find that agreements are used by other companies in the Base Peer Group, in particular regarding change in control. See the section beginning on page 40 titled “Potential Payments at Termination or Change in Control” for a quantification and discussion of the material terms, potential payments, and benefits associated with the employment agreements with our named executives.

Perquisites and Other Benefits

We may make available the following perquisites to our executive officers:

•	Executive officer physicals—as a condition of receiving their AIP award, we require and pay for an annual physical for our executive officers.

•	Club memberships—we pay membership fees on a case-by-case basis. Presently, we pay dues for Mr. Madison’s membership to the Southern Trace Golf Course and Club.

•

Spousal/companion travel—in connection with the various industry, governmental, civic and entertainment activities of our executive officers, we pay for spousal/companion travel associated with such events.

•

Relocation program—in addition to our standard relocation policy available to all employees, we maintain a policy whereby our executive officers and other key employees may request we pay realtor and certain other closing fees should the officer or key employee sell their primary residence or that we purchase the executive officer’s or key employee’s primary residence at the greater of its cost or average appraised value.

Our Compensation Committee approves the perquisites based on what it believes is prevailing market practice, as well as specific Company needs. Hewitt assists the Compensation Committee in this regard. We believe the relocation program is an important element in attracting executive talent to the central Louisiana area. As such, the home purchase feature also is included in our executive employment agreements. In the case of Mr. Madison, perquisite expenses related to business and spousal travel are reviewed by our Audit Committee. See the section beginning on page 33 titled “All Other Compensation” for details of these perquisites and their value for our named executives.

Our executive officers, including the named executives, also participate in our other benefit plans on the same terms as other employees. These plans include paid time off for vacation, sick leave and bereavement; group medical, dental, vision and prescription drug coverage; basic life insurance; supplemental life insurance; dependent life insurance; accidental death and dismemberment insurance; defined benefit pension plan; and the 401(k) Savings Plan.

Other

2009 Compensation Actions—Named Executives

Our Compensation Committee approved the following 2009 compensation components for our named executives in January 2009. While we followed our normal process in making these adjustments, we also have taken into account the general prevailing economic climate. We believe our salary adjustment decisions strike an appropriate balance between the current economic conditions and Cleco’s recent and anticipated performance.

Name	2009 Base Salary	2009 Merit Lump Sum	2009 AIP Target	2009 - 2011 LTIP Cycle
				Threshold Shares	Target Shares	Maximum Shares
Mr. Madison	$524,000	$0	85.0%	15,522	37,312	74,624
Mr. Davis *	$250,000	$0	40.0%	2,246	5,398	10,796
Ms. Samil	$331,600	$0	60.0%	6,315	15,180	30,360
Mr. Bausewine	$234,300	$0	52.0%	3,470	8,342	16,684
Mr. Fontenot	$202,000	$6,000	40.0%	2,137	5,138	10,276
* In his role as interim CFO

Board of Directors Compensation

Our Nominating/Governance Committee engages Hewitt to consult on matters concerning board of director compensation and works with the Compensation Committee in setting the compensation of our board chairman. In its analysis of board compensation, our Nominating/Governance Committee reviews competitive market information from the Base Peer Group which includes annual retainer fees for board members, annual retainer fees for committee chairs, per meeting fees, and equity award levels. Our Compensation Committee conducts a similar review with respect to the compensation of the chairman of the board. For the past five years, the committees have made recommendations regarding adjustments and revisions to the compensation of the board of directors at their July meetings. Details of director compensation are shown in the “Director Compensation” table on page 44. Retainer fees were last changed effective for the first quarter of 2008, based on board approval in July 2007. Per meeting fees were last changed to be effective January 2009 based on board approval in July 2007. Equity award levels were last changed effective January 2008 based on board approval in July 2007.

U.S. Federal Income Tax Considerations

Restricted Stock

A participant who receives an award of restricted stock or CEUs under our LTIP generally does not recognize taxable income at the time the award is granted. Instead, the participant recognizes income when:

•

Performance-based stock vests, which occurs at the end of a performance cycle when our Compensation Committee determines whether the designated performance goals have been attained and to what degree; or

•	Forfeiture and transfer restrictions on time-based restricted stock lapse, upon the completion of a specified service period.

The amount of income recognized by a participant is equal to the fair market value of the stock issued on the vesting or lapse date, less the cash, if any, paid for the shares and the cash received on the settlement of CEUs. A participant may elect to accelerate the recognition of income with respect to restricted stock by making an Internal Revenue Code (“IRC”) Section 83(b) election (“83(b) election”), which causes income to be recognized at the time of the award in an amount equal to the fair market value of the stock on the award date, less the cash, if any, paid for the shares.

Income recognized by a participant is treated as compensation and is subject to applicable withholding for income and employment taxes. The Company receives a corresponding compensation deduction for tax purposes when a participant recognizes income.

Stock Options

All options granted under our LTIP are nonqualified or non-statutory options. The Company does not currently use or have outstanding incentive stock options within the meaning of IRC Section 422. The grant of an option is not a tax event. A participant recognizes income when the option is exercised in an amount equal to the difference between the exercise price of the option and the fair market value of our stock on the exercise date. The income is treated as compensation and is subject to applicable withholding for income and employment taxes. The Company receives a corresponding compensation deduction for tax purposes when the option is exercised.

IRC Section 162(m)

Section 162(m) of the IRC (“Section 162(m)”) limits to $1,000,000 the amount the Company can deduct in a tax year for compensation paid to our chief executive officer and our four other most highly compensated executive officers. “Performance-based” compensation paid under a plan approved by our shareholders and that satisfies certain other conditions may be excluded from the calculation of the limit. We have taken the action we consider appropriate to preserve the deductibility of compensation paid to our executive officers, but the Compensation Committee has not adopted a formal policy that requires all compensation to be fully deductible. As a result, the Compensation Committee may pay or award compensation that it deems necessary or appropriate to achieve our business goals and to align the interests of our executives with those of our shareholders, whether or not the compensation is performance-based within the meaning of Section 162(m) or otherwise fully deductible.

The Company’s LTIP was approved by our shareholders, permitting grants and awards made under that plan to be treated as performance-based. Generally, options, performance-based restricted stock and performance-based restricted stock units are intended to satisfy the performance-based requirements of Section 162(m) and are intended to be fully deductible.

Section 409A

Section 409A was generally effective as of January 1, 2005. The section substantially modifies the rules governing the taxation of nonqualified deferred compensation. The consequences of a violation of Section 409A are the immediate taxation of amounts deferred, the imposition of an additional excise tax, and interest assessed on the amount of the income inclusion, each of which is imposed upon the recipient of the compensation. Our plans and incentives subject to Section 409A have been operated in good faith compliance since the effective date of the section, and in October 2008, our board of directors approved conforming Section 409A changes to our deferred compensation plan, the annual incentive plan, the supplemental executive retirement plan, the long-term incentive plan, certain outstanding long-term incentive plan grants, and our executive employment agreements. The revised plan documents were filed as exhibits to our 2008 Third Quarter Quarterly Report on Form 10-Q. The executive employment agreement addendum was filed as an exhibit to a Current Report on Form 8-K filed with the SEC on December 9, 2008. The addendum was executed by each of our executive officers.

EXECUTIVE OFFICERS COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A	B	C	D	E	F	G	H	I	J
Michael H. Madison,	2008	$487,442	$0	$758,412	$46,353	$429,763	$786,621	$250,320	$2,758,911
President & CEO	2007	$449,327	$0	$669,831	$47,604	$358,909	$9,491	$240,702	$1,775,864
	2006	$422,116	$0	$399,331	$44,054	$319,344	$1,532,738	$121,132	$2,838,715
R. Russell Davis,	2008	$235,615	$0	$130,711	$0	$108,314	$285,941	$83,743	$844,324
VP, Chief	2007	$210,424	$0	$122,143	$0	$82,490	$0	$82,772	$497,829
Accounting Officer & Interim CFO	2006	$209,504	$0	$100,231	$0	$76,268	$115,066	$106,404	$607,473

Dilek Samil,	2008	$322,000	$0	$346,491	$0	$248,669	$499,956	$172,378	$1,589,494
President & COO—	2007	$309,289	$0	$331,932	$1,120	$253,316	$0	$162,385	$1,058,042
Cleco Power	2006	$304,078	$0	$228,216	$1,120	$177,115	$301,564	$196,458	$1,208,551

George W. Bausewine,	2008	$217,692	$0	$172,043	$0	$112,740	$292,173	$75,539	$870,187
SVP—Corporate	2007	$198,962	$0	$152,031	$0	$99,713	$0	$70,456	$521,162
Services	2006	$190,146	$0	$96,743	$0	$82,010	$139,753	$93,408	$602,060

William G. Fontenot,	2008	$212,008	$0	$128,194	$0	$94,109	$114,468	$105,416	$654,195
VP—Regulated	2007	$209,078	$0	$129,086	$0	$91,558	$0	$101,424	$531,146
Generation Development	2006	$210,008	$0	$111,200	$0	$86,736	$0	$129,652	$537,596
FORMER EXECUTIVE OFFICER:

Kathleen F. Nolen,	2008	$129,288	$0	$99,534	$0	$119,250	$195,008	$348,662	$891,742
SVP & CFO (1)	2007	$237,923	$0	$180,303	$0	$116,256	$0	$78,625	$613,107
	2006	$220,615	$0	$115,794	$6,153	$107,235	$278,158	$98,216	$826,171

(1)	Effective May 31, 2008, Ms. Nolen ceased to be the Senior Vice President & CFO.
(2)	See Cleco Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (“2008 Form 10-K”), Note 7 to the financial statements for a discussion of the valuation of these stock awards.
(3)	See Cleco Corporation’s 2008 Form 10-K, Note 7 to the financial statements for a discussion of the valuation of these option awards.

General

The Summary Compensation Table sets forth individual compensation information for the CEO, the CFO, the three other most highly compensated executive officers of Cleco and its affiliates, as well as one former executive officer, for services rendered in all capacities to Cleco and its affiliates during the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006. Compensation components represent both payments made to the named executives during the year and other forms of compensation, as follows:

•

Columns C, “Salary;” D, “Bonus;” G, “Non-Equity Incentive Plan Compensation;” and I, “All Other Compensation” represent cash compensation earned, received, and/or paid to the named executive in 2008, 2007 and 2006.

•

Awards shown in Columns E, “Stock Awards,” and F, “Option Awards,” represent non-cash compensation items which may or may not result in an actual award being received by the named executive depending on the nature and timing of the grant and until certain performance objectives are achieved. In the case of stock awards shown in Column E for 2008, an award was earned and received for the three-year LTIP performance cycle ended December 31, 2008. In the case of stock awards shown in Column E for 2007, an award was earned and received for the three-year LTIP performance cycle ended December 31, 2007 and the three-year service period award for the May 2005 retention stock grant made to Mr. Madison, Ms. Nolen, Ms. Samil, and Mr. Bausewine. The shares granted in May 2005 were awarded to these executive officers upon their promotion to new positions. In the case of stock awards shown in Column E for 2006, an award was earned and received for the three-year LTIP performance cycle ended December 31, 2006 and the three-year service period award made in January 2004. The shares granted in January 2004 were approved by the Compensation Committee for retention purposes and were made to all named executives.

•

The amounts shown in Column H, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” represent changes in the actuarial value of accrued benefits during 2008, 2007 and 2006 under the Company’s defined benefit pension plan and the SERP. As such, Column H values represent compensation that will be payable to the named executive in future years, generally as post-employment retirement payments.

Salary

Data in Column C includes pay for time worked, as well as pay for time not worked, such as vacation, sick leave, jury duty, bereavement, and holidays. The salary levels of each of the named executives are determined by a review of market data for companies comparable in size and scope to Cleco, as discussed on page 19 of the CD&A under “Base Salary.” In some instances, merit lump sum payments are used to recognize positive performance when base pay has reached or exceeded the Company’s base pay policy target, and are included in the salary column. Deferrals of 2008 base pay pursuant to the Deferred Compensation Plan by Mr. Madison, Mr. Davis and Mr. Bausewine, $24,372, $4,612 and $20,000, respectively, also are included in the salary column and are further detailed in the “Nonqualified Deferred Compensation” table on page 40. Adjustments to base pay are recommended to the Compensation Committee on an annual basis, and if approved, are implemented in late January. Base salary changes made in 2008 for our named executives are discussed in the CD&A on page 19, “Base Salary.”

Bonus

Column D, “Bonus” includes non-plan-based, discretionary incentives earned during 2008, 2007 or 2006. No such awards were earned in 2008, 2007 or 2006 by the named executives.

Stock Awards

Column E reflects grants and awards of Cleco common stock to our named executives. Such grants and awards include annual performance-based restricted stock and common stock equivalent unit and time-based service award grants. For 2008, Column E includes amounts expensed by us during the year for the performance-based awards covering the three-year performance cycle ended December 31, 2008 and three-year cycles ending December 31, 2009 and December 31, 2010. For 2007, Column E includes expenses for the performance-based awards covering the three-year performance cycles ended December 31, 2007 and December 31, 2008 and the three-year cycle ending December 31, 2009. For 2007, Column E also includes amounts expensed by us for service award grants approved by the Compensation Committee in January 2004 and May 2005. For 2006, amounts include expenses for performance-based grants for the three-year cycles ended December 31, 2006, December 31, 2007 and December 31, 2008, as well as for service award grants made in January 2004 and May 2005.

Receipt of the performance-based shares is contingent on the performance of the Company over a three-year period compared to companies in the Incentive Peer Group. The sole performance measure for each of the three-year performance cycles is total shareholder return. Total shareholder return is a function of stock price appreciation over the three-year performance cycle plus the value of dividends reinvested over the same period. Target performance is achieved if Cleco’s total shareholder return over the three-year performance cycle ranks at approximately the 50th percentile of the Incentive Peer Group. Performance-based LTIP awards are calculated using the following steps:

Step 1: Establish target award shares.

The base salary multiplied by the individual incentive target percentage yields a target dollar LTIP award for each participant. This dollar amount is converted to an equal number of restricted shares and CEUs using (1) the closing price of our common stock on the first trading day of the performance cycle; and (2) incorporating a discount factor to adjust each individual target award for (i) the performance characteristics of our grants versus the Base Peer Group; and (ii) risk of forfeiture over the three-year performance cycle. The discount factor is provided annually by Hewitt and for grants awarded in 2008 was 20%.

Step 2: Calculate total shareholder return and relative rank.

At the end of each cycle, total shareholder return is determined by the appreciation of our share price over the three-year performance cycle plus the value of quarterly dividends reinvested throughout the three-year performance cycle, divided by the share price at the beginning of the three-year performance cycle. This percentage value is then compared against the Incentive Peer Group, excluding the highest and lowest performing companies, to determine a percentile ranking.

Step 3: Calculate LTIP Award.

The percentile ranking from Step 2 is used to determine the final award under the LTIP matrix. The award can range from a low of 0% to a maximum of 200% of target. The target number of shares from Step 1 is multiplied by the award percentage under the LTIP matrix to determine the actual number of shares to be finally awarded. For example, assume a participant’s target award was 100 shares. The finally awarded shares for the performance cycle ended December 31, 2008 described on page 22 would total 164, or 100 shares times 163.6%.

A minimum 30th percentile ranking is required in order to qualify for an award. Additionally, starting with the 2006 performance cycle, cash dividends on target shares and CEUs granted are held in a bookkeeping account. These dividends are not payable unless and until the performance cycle awards are paid. Any such dividends are then paid pro-rata in relation to the percentage payout level up to a maximum of 100% of target.

The dollar value of the LTIP grants in Column E is based on the grant date fair value as required by Statement of Financial Accounting Standards No. 123R (“SFAS No. 123(R)”), Share-based Payment, and does not represent cash compensation received by the named executives during 2008, 2007 or 2006. The SFAS No. 123(R) value is determined by the Company’s actuary (Watson Wyatt Worldwide) and reflects a “fair value” estimate over the requisite performance cycle based on Cleco’s historical stock price volatility and dividend yield data compared to each company in the Incentive Peer Group. For the three performance-based cycles applicable to Column E, the value of Cleco common stock used pursuant to SFAS No. 123(R) was $20.91 per share for the 2004 to 2006 cycle, $24.98 per share for the 2005 to 2007 cycle, $24.85 per share for the 2006 to 2008 cycle, $26.16 per share for the 2007 to 2009 cycle and $25.85 per share for the 2008 to 2010 cycle. Common stock equivalent units associated with the 2006 to 2008 cycle were valued at $26.19 at December 31, 2006, at $35.49 at December 31, 2007 and at $37.35 at December 31, 2008. Common stock equivalent units associated with the 2007 to 2009 cycle were valued at $35.02 at December 31, 2007 and at $33.87 at December 31, 2008. Common stock equivalent units associated with the 2008 to 2010 cycle were valued at $22.73 at December 31, 2008. We account for CEUs as if they were Cleco common stock, but there are no actual shares reserved in the executive officer’s name. Rather, CEUs are tracked in a bookkeeping account. At the end of the performance cycle, the equivalent value represented by the CEUs is paid in cash. It is the cash form of payment that causes the valuation price for CEUs to occur each year during the performance cycle. For the time-based service awards, the value of Cleco common stock used pursuant to SFAS No. 123(R) was $19.18 per share for the January 2004 award and $20.34 per share for the May 2005 award.

The potential award values applicable to our named executives for the three-year LTIP performance cycle that commenced in January 2008 are shown below:

	2008 LTIP
Name	Threshold Value	Target Value (Column E)	Maximum Value
Mr. Madison	$237,613	$694,745	$1,389,489
Mr. Davis	$41,877	$122,426	$244,851
Ms. Samil	$97,661	$285,539	$571,078
Mr. Bausewine	$57,568	$168,284	$336,567
Mr. Fontenot	$40,662	$118,858	$237,717
Ms. Nolen	$10,314	$30,089	$60,179

The number of target shares that corresponds to the dollar value listed in Column E is listed in the “Grants of Plan-Based Awards” table. Further detail of the threshold and maximum award levels is provided in the “Grants of Plan-Based Awards” table, as well as the discussion that follows. An explanation of why we use the LTIP award and its relationship to other compensation elements can be found in the CD&A on page 22, “Performance-Based Restricted Stock and CEUs.”

Option Awards

Column F, “Option Awards” reflects amounts expensed by us during 2008, 2007 and 2006 for grants made to executive officers in prior years. Such grants provide our executive officers the opportunity to purchase shares of Cleco common stock at some future date at the fair market value of the stock on the date of the grant. The dollar value of stock option grants is based on the grant date fair value as required by SFAS No. 123(R). An explanation of why we use stock options as well as the reasons specific option grants are made can be found in the CD&A on page 23, “Stock Options.” Mr. Madison was granted an option to purchase 60,000 shares of Cleco common stock at $22.00 per share in January 2006. No stock options were granted to our named executive officers during 2007 or 2008.

Non-Equity Incentive Plan Compensation

Column G, “Non-Equity Incentive Plan Compensation” contains cash awards earned during 2008 and paid in March 2009, earned during 2007 and paid in March 2008 and earned during 2006 and paid in March 2007 under the AIP.

The AIP goals for 2008 were related to financial performance, customer satisfaction and safety. The financial goal measured Cleco’s EPS against a pre-established target of $1.72 per fully diluted share and the Company’s return on invested capital relative to the Incentive Peer Group. The payout on the financial measure was determined by the placement of actual EPS and relative return on invested capital in a matrix approved by the Compensation Committee at its February 2008 meeting. The financial measure represented 55% of each executive officer’s target. The electric service customer satisfaction goal, representing 30% of the target, was to achieve a percentage of “very satisfied” electric service customers that exceeded the Louisiana utility average by 10%. The safety measure, representing 15% of the target, was made up of two separate goals: (1) personal injury incident rate in the top quartile of EEI companies; and (2) vehicle accident frequency rate within the top quartile of EEI companies. An explanation of why we use the AIP award and its relationship to other compensation elements can be found in the CD&A on page 20, “Annual Cash Bonus.”

The actual results of each of the AIP measures for 2008 were as follows and aggregate to represent the compensation earned in Column G, 2008:

•	EPS/Return on invested capital—actual fully diluted 2008 EPS were $1.82. EPS excluded all results of operations for our Acadia Power Partners LLC affiliate, a decision made by our Compensation

Committee when targets were set in January 2008. Our relative return on invested capital, as verified by Hewitt, ranked at the 58.8 percentile of the Incentive Peer Group, resulting in an award level equal to 129.9% for this measure.

•

Customer Satisfaction—as determined by an independent survey, the percentage of “very satisfied” Cleco electric service customers was 61% compared to the Louisiana utility average of 47%, resulting in a target payout.

•

Safety—(1) the Company’s injury incident rate ranked in the top quartile of EEI companies; and (2) the Company’s accident frequency rate ranked in the top quartile of EEI companies, resulting in a target Safety payout.

The resulting total AIP payout for 2008 was 116.5% of target, calculated as follows:

	% of Target	Award Level	% of Payout
EPS/Return on invested capital	55%	129.9%	71.5%
Customer satisfaction	30%	100.0%	30.0%
Safety	15%	100.0%	15.0%
Total	100%		116.5%

Our Compensation Committee approved the 2008 AIP payout in February 2009 upon concluding the payout level was consistent with our relative performance versus the targets. Awards were paid to current executive officers in March 2009.

The AIP provides for award adjustments (increase or decrease of up to 25%) for individual performance. Recommended adjustments are based on our annual performance review process. Upward adjustments must be approved by the Compensation Committee; downward adjustments are at the discretion of our CEO. Approximately 9.5% of the AIP participants received discretionary award adjustments including two of our named executives. The named executive adjustments were based on our annual performance review process described on page 18, “Our Annual Process for Making Compensation and Benefit Changes,” and totaled $32,855.

Mr. Madison, Mr. Davis and Mr. Fontenot have elected to defer 50%, 10% and 35%, respectively, of their 2008 AIP payout pursuant to the Deferred Compensation Plan.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The values in Column H represent the aggregate increase in the actuarial present value of benefits earned by each named executive during 2008, 2007 and 2006 under the Company’s defined benefit pension plan (“Pension Plan”) and the SERP, including the SERP’s supplemental death benefit provision. These values do not represent cash received by the named executives in 2008, 2007 or 2006; rather, these amounts are annual accounting service costs deducted as operating expenses by the Company. The expense represents future retirement payments we project will be made to each named executive. Changes in the present value of the Pension and the SERP from December 31, 2007 to December 31, 2008 and from December 31, 2006 to December 31, 2007 result from an additional year of earned service, compensation changes, and the increase (or decrease) in value caused by the change in the discount rate used to value the obligation. The zero values in Column H for 2007 reflect that the pension plan discount rate increased compared to 2006. Generally, these payments commence upon the latter of age 55 or the named executive’s separation from the Company. The projected annual payments are included in the table on page 42 under the “Retirement” event. The present value of our accumulated benefit obligation for each named executive is included in the table on page 38, “Pension Benefits.” These values are reviewed by our Compensation Committee in conjunction with their Tally Sheet analysis. No changes were made as a result of the 2008 review. An explanation of why we use the SERP and its relationship to other compensation elements can be found in the CD&A on page 24, “Supplemental Executive Retirement Plan (SERP).”

Column H also would include any above-market or preferential earnings on deferred compensation paid by the Company. There were no such preferential earnings paid by the Company in 2008, 2007 or 2006.

All Other Compensation

Payments made to or on behalf of our named executives in Column I, “All Other Compensation” include the following:

•	Contributions by Cleco under the 401(k) Savings Plan on behalf of the named executives.

•	Term life insurance premiums paid for the benefit of the named executives.

•	Expenses incurred for spousal travel on Company business.

•	Reimbursement to Mr. Madison for membership dues paid to the Southern Trace Golf Course and Club.

•

For 2008, the value of the tax gross-up paid in December 2008 associated with the award of shares under the LTIP for the three-year performance cycle ended December 31, 2007. For 2007, value of the tax gross-up paid in December 2007 associated with the award of shares under the LTIP for the three-year performance cycle ended December 31, 2006. For 2006, value of the tax gross-up paid in December 2006 associated with the award of shares under the LTIP for the three-year performance cycle ended December 31, 2005. The LTIP tax gross-up has been eliminated for LTIP performance cycles commencing after 2005.

•	FICA tax due currently and paid by the Company on the annual increase in the named executive’s future SERP benefit.

•	Cash severance accrued and paid to Ms. Nolen in 2008.

The value of the Column I items for 2008 for each of our named executives is as follows:

	Mr. Madison	Mr. Davis	Ms. Samil	Mr. Bausewine	Mr. Fontenot	Ms. Nolen
Cleco Contributions to 401(k) Savings Plan	$9,200	$9,200	$6,286	$9,200	$9,200	$9,200
Taxable Group Term Life Insurance Premiums	$1,359	$350	$350	$350	$153	$66
Spousal Travel	$25,681	$1,169	$101	$101	$101	$101
Membership Dues	$1,462	$0	$0	$0	$0	$0
LTIP Tax Gross-Up	$202,449	$72,009	$165,019	$65,028	$95,776	$70,225
FICA Tax on SERP	$10,169	$1,015	$622	$860	$186	$4,070
Severance	$0	$0	$0	$0	$0	$265,000

Total Other Compensation	$250,320	$83,743	$172,378	$75,539	$105,416	$348,662

Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards (AIP)			Estimated Future Payments Under Equity Incentive Plan Awards (LTIP)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Stock Closing Price on Grant Date (if different from Grant Price)
		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
A	B	C	D	E	F	G	H	I	J	K	L
Mr. Madison	01/01/08	$101,475	$369,000	$571,950	9,192	26,876	53,752
Mr. Davis	01/01/08	$22,880	$83,200	$128,960	1,620	4,736	9,472
Ms. Samil	01/01/08	$53,378	$194,100	$300,855	3,778	11,046	22,092
Mr. Bausewine	01/01/08	$24,200	$88,000	$136,400	2,227	6,510	13,020
Mr. Fontenot	01/01/08	$22,221	$80,803	$125,245	1,573	4,598	9,196
Ms. Nolen (1)	01/01/08	$0	$0	$0	399	1,164	2,328

(1)	Ms. Nolen was not eligible for a payout under the 2008 AIP. Her 2008 LTIP target has been adjusted to reflect the number of days worked in the 2008 through 2010 performance cycle.

General

The target values for each of our incentive plans—AIP and LTIP—are determined annually as part of our review of executive officer compensation. This review, conducted by Hewitt, the independent compensation consultant retained by the Compensation Committee, includes comparisons of base salary and annual and long-term incentive levels of Cleco executive officers versus the Base Peer Group as detailed in the CD&A on page 15, “Our Compensation and Benefits Philosophy.” Targets for both the AIP and the LTIP are set as a percentage of base salary and stated in their dollar/share equivalent in the table above.

Estimated Future Payments under Non-Equity Incentive Plan Awards (AIP)

The AIP has a minimum payout of zero, a threshold payout of 27.5% of target, and a maximum possible payout of 155% of target. Since the customer satisfaction goal and safety goals are paid on an all or none basis, the only measure contributing to a potential threshold payout under the AIP is the financial performance goal (EPS and relative return on invested capital). A threshold AIP payout would be paid when the EPS target value is achieved and the Company’s relative return on invested capital is in the 1st through the 30th percentile of the Incentive Peer Group. A target award would be paid when the EPS target is achieved and relative return on invested capital is greater than the 45th and up to the 60th percentile. A maximum payout would be paid when EPS is 10.0% or more above target and the relative return on invested capital is greater than the 75th and up to the 100th percentile of the Incentive Peer Group. The values in Columns C, D, and E in the “Grants of Plan-Based Awards” table represent the potential AIP payout dollars for the threshold, target, and maximum payouts, respectively. The chart below lists the corresponding payout percentages by named executive. Ms. Nolen is excluded from this table because she was not eligible to receive a 2008 AIP award.

	2008 AIP
Name	Threshold as % of Base Salary	Target as % of Base Salary	Maximum as % of Base Salary
Mr. Madison	20.625%	75%	116.25%
Mr. Davis (1)	11.000%	40%	62.00%
Ms. Samil	16.500%	60%	93.00%
Mr. Bausewine	11.000%	40%	62.00%
Mr. Fontenot	11.000%	40%	62.00%

(1)	In addition to the 40% target AIP on his salary as VP & Chief Accounting Officer, Mr. Davis is eligible to receive an incremental target AIP of $1,400 per month for each of the seven months he served as Interim CFO during 2008.

See page 31, “Non-Equity Incentive Plan Compensation” for a discussion of our 2008 AIP award calculations.

Estimated Future Payments under Equity Incentive Plan Awards (LTIP)

The LTIP has a minimum award of 0% of target and a maximum possible award of 200%. The performance measure used for the three-year LTIP performance cycle beginning January 1, 2008 and ending December 31, 2010 is Cleco’s total shareholder return relative to the Incentive Peer Group. This relative performance is determined by dividing the total shareholder return percentile range of 100% equally across 12 levels. The maximum award of 200% is payable if the relative total shareholder return percentile ranking is at the 100th percentile. A target award of 100% is payable if the relative total shareholder return percentile ranking is at the 50.0 percentile. A threshold award of 34.2% is payable if the relative total shareholder return percentile ranking is at the 31.2 percentile. A total shareholder return percentile ranking below the 31.2 percentile results in no award. Award amounts between threshold and maximum are calculated on a straight-line basis. An explanation of how our LTIP target level is determined can be found in the CD&A on page 22, “Performance-Based Restricted Stock and CEUs.”

The shares listed in Columns F, G, and H in the “Grants of Plan-Based Awards” table represent the potential payouts under the LTIP for the 2008 through 2010 performance cycle. The chart below details the target payout for each of the named executives expressed as a percentage of base salary.

Name	2008 LTIP Target as % of Base Salary
Mr. Madison	120%
Mr. Davis	50%
Ms. Samil	75%
Mr. Bausewine	65%
Mr. Fontenot	50%

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - # Exercisable	Number of Securities Underlying Unexercised Options - # Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
A	B	C	D	E	F	G	H	I
Mr. Madison	9,000	0	$16.375	10/01/2013			78,714	$1,797,041
	0	60,000	$22.000	01/27/2016
Mr. Davis							13,580	$310,031
Ms. Samil	9,000	0	$20.375	10/01/2011			35,666	$814,255
	1,840	0	$16.250	07/25/2013
Mr. Bausewine	6,000	0	$16.125	07/23/2009			18,002	$410,986
	3,334	0	$19.205	07/23/2009
	3,333	0	$20.355	07/23/2009
	3,333	0	$21.580	07/23/2009
	6,667	0	$21.960	07/28/2010
	6,667	0	$23.280	07/28/2010
	6,666	0	$24.675	07/28/2010
	4,000	0	$22.250	07/27/2011
Mr. Fontenot							13,302	$303,685
Ms. Nolen (2)							9,722	$221,953

(1)	Valued at $22.83 per share, the closing price of Cleco common stock on December 31, 2008.
(2)	Effective May 31, 2008, Ms. Nolen ceased to be the Senior Vice President & CFO. She exercised all vested options on May 28, 2008 (15,667). Outstanding equity incentive awards represent a pro-rated portion of target shares granted to Ms. Nolen for the LTIP cycles beginning January 1, 2006, January 1, 2007 and January 1, 2008. The number of pro-rated shares was calculated using the ratio of days worked in each of the three-year performance cycles to total days in the performance cycle multiplied by the original target.

General

In addition to the restricted stock and common stock equivalent units granted in 2008, the named executives each have outstanding grants issued prior to 2008. This table details the outstanding equity-related awards as of December 31, 2008.

Option Awards

The options outstanding shown in Columns B and C represent grants made over the period July 1999 to January 2006. Stock option grants typically vest in increments of one-third beginning on the third anniversary of the grant date. Consequently, grants may start to be exercised beginning in year four extending through year ten. All grants expire ten (10) years from the date of grant as shown in Column E. Option exercise prices shown in Column D are set at the fair market value on the date of grant or at an assumed growth rate above the fair market value on the date of grant. The fair market value on the date of grant is calculated as the average of the high and low trading prices of Cleco common stock on the date of grant rounded to the nearest eighth.

The option grants covering 9,000 shares of Cleco common stock made to Mr. Madison and Ms. Samil were approved by our Compensation Committee as part of their initial hiring. The option grant covering 60,000 shares of Cleco common stock was made to reward Mr. Madison for implementation and execution of key strategic initiatives and to bring his total direct compensation further into alignment with the Base Peer Group at that time. The remaining awards shown in Column B were approved as part of larger group awards. The reasons we may grant group option awards are described in the CD&A on page 23, “Stock Options.”

Stock Awards

The shares in Column H represent target shares granted under the LTIP for the three-year performance cycles beginning January 1, 2006, January 1, 2007, and January 1, 2008. The market values for these stock awards are based on the closing price of Cleco common stock on December 31, 2008.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A	B	C	D	E
Mr. Madison	0	$0	16,371	$422,993
Mr. Davis	0	$0	4,382	$110,012
Ms. Samil	0	$0	10,542	$266,885
Mr. Bausewine	0	$0	4,508	$114,590
Mr. Fontenot	0	$0	5,839	$146,591
Ms. Nolen	15,667	$43,360	5,291	$135,999

General

The “Option Exercises and Stock Vested” table details the value received during 2008 by each of the named executives as a result of the exercising of stock options and/or vesting (i.e., the lapse of restrictions) of previously awarded restricted stock.

Option Awards

The value realized on exercise of options (Column C) is based on the closing price of Cleco common stock on the date of exercise. Ms. Nolen exercised options covering 15,667 shares of Cleco common stock on May 28, 2008. The closing price of Cleco common stock on that date was $25.11.

Stock Awards

The number of stock award shares vested in Column D represents shares awarded in January 2008 for the three-year LTIP cycle ended December 31, 2007. The payout on this LTIP cycle was determined by the Company’s relative total shareholder return over the three-year performance period January 1, 2005 through December 31, 2007. In order for an award to be made, the Company had to achieve a relative total shareholder return over the three-year performance cycle at or above the 30th percentile of companies included in the S&P Small and MidCap Electric and Multi Utilities Index. Cleco’s rank, as verified by Hewitt, was at the 72.2 percentile based on a total shareholder return of 56.28%. This performance resulted in a payout of 144.4% of target.

The value of the LTIP award (Column E) was determined based on the closing price of Cleco common stock on the date of award, or in the case of the opportunity shares (shares awarded for above-target performance), 180 days following the date of the award, as required by IRC Section 83. Details of the LTIP shares awarded to each of the named executives and their corresponding values were:

	LTIP Performance Cycle Ended December 31, 2007
Name	Target Shares (#)	Target Share Value ($ per share)	Opportunity Shares (#)	Opportunity Share Value ($ per share)	Total Value
Mr. Madison	8,255	$25.33	3,666	$24.60	$299,283
Mr. Davis	3,034	$25.33	1,348	$24.60	$110,012
Ms. Samil	6,729	$25.33	2,988	$24.60	$243,950
Mr. Bausewine	2,758	$25.33	1,225	$24.60	$99,995
Mr. Fontenot	4,043	$25.33	1,796	$24.60	$146,591
Ms. Nolen	2,850	$25.33	1,266	$24.60	$103,334

The values shown above do not include the value of the tax gross-up associated with the award of LTIP shares for the three-year performance cycle ended December 31, 2007. Historically, the value of the gross-up has added approximately 67% to the value of the award, which was taken into account when target award levels were compared to the Base Peer Group. These values are reflected in Column I, “All Other Compensation,” of the Summary Compensation Table and are detailed by named executive in the “All Other Compensation” discussion beginning on page 33. Our Compensation Committee approved this design to offset the requirement that award recipients hold the stock for three years beyond the award date. Starting with the 2006 LTIP performance cycle, the tax gross-up feature was eliminated, the addition of CEUs was approved to address the tax payment issue, and the LTIP target award levels were adjusted by Hewitt to reflect the change in design.

The number of stock award shares vested in Column D also includes time-based restricted stock granted in May 2005 that vested December 31, 2007. Mr. Madison received 4,450 shares, Ms. Samil received 825 shares, Mr. Bausewine received 525 shares, and Ms. Nolen received 1,175 shares. The grants were made to a group of our employees, including these named executives, to recognize mid-year promotions following the retirement of our CEO.

Pension Benefits

Name	Plan Name(s)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Mr. Madison	Cleco Corporation Pension Plan Cleco Corporation SERP	5 5	$ $	214,093 5,068,372	$ $	0 0
Mr. Davis	Cleco Corporation Pension Plan Cleco Corporation SERP	8 8	$ $	206,947 1,161,113	$ $	0 0
Ms. Samil	Cleco Corporation Pension Plan Cleco Corporation SERP	7 7	$ $	195,116 2,126,071	$ $	0 0
Mr. Bausewine	Cleco Corporation Pension Plan Cleco Corporation SERP	22 22	$ $	592,836 963,079	$ $	0 0
Mr. Fontenot	Cleco Corporation Pension Plan Cleco Corporation SERP	22 22	$ $	378,306 589,386	$ $	0 0
Ms. Nolen	Cleco Corporation Pension Plan Cleco Corporation SERP	25 25	$ $	610,381 712,402	$ $	0 0

General

The Company provides executive officers who meet certain tenure requirements benefits from the Pension Plan and the SERP. Vesting in the Pension Plan requires five (5) years of service with the Company. Each of the named executives is fully vested in the qualified plan. Vesting in the SERP requires ten (10) years of service. As a condition of their employment, Mr. Madison, Mr. Davis and Ms. Samil are subject to shorter vesting periods in the SERP, four (4) years, five (5) years and five (5) years, respectively. Each of the named executives is fully vested in the SERP.

The present value of each of the named executive’s accumulated benefit values was actuarially calculated and represents the values as of January 1, 2009. These calculations were made pursuant to the terms and conditions of the SERP using the projected unit credit method for valuation purposes. The discount rate used was the same as set forth in Note 9 of the “Notes to Financial Statements” in the Company’s 2008 Form 10-K, or 6.00%. Other material assumptions relating to the SERP valuation include use of the RP-2000 mortality table (gender distinct), assumed retirement at age 65, and retirement payments in the form of joint and 100% survivor with 10 years certain payment. In the case of Mr. Madison, the form of payment is joint and 50% survivor.

The sum of the change in actuarial value of the Pension Plan during 2008 and the change in value of the SERP is included in Column H, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the Summary Compensation Table. Negative changes are reported as zero.

Pension Plan

The Cleco Corporation Pension Plan, most recently amended and restated effective January 1, 2001, is a defined benefit plan funded entirely by employer contributions. Effective August 1, 2007, the Pension Plan was closed to new participants. Employees hired on or after August 1, 2007 are eligible to participate in an enhanced 401(k) Savings Plan. Each of our named executives was hired prior to August 1, 2007.

Benefits under the Pension Plan are determined by years of service and the average of the highest annual earnings over five (5) consecutive years during the last ten (10) years of service preceding retirement. Earnings include base pay, cash bonuses, merit lump sums, imputed income with respect to life insurance premiums paid by the Company, pre-tax contributions to the 401(k) Savings Plan, salary deferrals to the Deferred Compensation Plan, and any other form of payment taxable under IRC Section 3401(a). Earnings exclude reimbursement of expenses, gifts, severance pay, moving expenses, outplacement assistance, relocation allowances, welfare benefits, payments for opting out of employer welfare benefit plans, benefits accrued (other than salary deferrals) or paid pursuant to the Deferred Compensation Plan, the value of benefits accrued or paid (including dividends) under the LTIP, income from the exercise of stock options, and income from disqualifying stock dispositions. For 2008, the amount of earnings was further limited to $230,000 as prescribed by the Internal Revenue Service (“IRS”).

The formula for calculating the defined benefit under the Pension Plan is as follows:

1.	Defined Benefit = Annual Benefit + Supplement Benefit

2.	Annual Benefit = Final Average Earnings × Years of Service × Pension Factor

3.	Supplement Benefit = (Final Average Earnings – Social Security Covered Compensation) × Years of Service × .0065

The pension factor varies with the retirement year. For 2008, the applicable factor was 1.35%. Social Security covered income is prescribed by the IRS based on the year of birth.

Benefits from the Pension Plan are generally paid at normal, late or early retirement dates. Normal retirement at age 65 entitles the participant to a full pension. A participant may elect to delay retirement past age 65 as long as he/she is actively employed. Years of service continue to accumulate (up to a maximum of 35) and earnings continue to count toward the final earnings calculation. If a participant chooses to retire after age 55 but before normal retirement age, the amount of the annual pension benefit is reduced by 3% per year between ages 55 and 62, such that at age 55 the normal pension benefit would be reduced by 21%.

SERP

The SERP is designed to provide retirement income of 65% of an executive officer’s final earnings at normal retirement, age 65. Final earnings under the SERP are based on the sum of the highest annual salary paid during the five years prior to termination of employment and the average of the three highest AIP awards paid to the participant during the preceding 60 months. Final earnings also are determined without regard to the IRS limit on compensation. The SERP benefit rate at normal retirement is reduced by two percent per year for each year a participant retires prior to age 65, with a minimum benefit rate of 45% at age 55. The final benefit rate also may be reduced further if a participant separates from service prior to age 55, is vested and has elected to commence his/her SERP benefit prior to age 62. This actuarially determined reduction factor is equivalent to that used in our Pension Plan, which is 3% for each year from age 55 to 62. For example, if a SERP participant were to terminate at age 50 and had elected to start receiving his/her SERP benefit at age 55, his/her SERP benefit rate would be 35.6%. This is the product of the minimum SERP benefit of 45% reduced by another 21% for early commencement. The actual SERP benefit payments also are adjusted if a participant is to receive benefit payments from our Pension Plan, has received certain employer contributions related to our 401(k) plan and/or is eligible to receive retirement-type payments from former employers. Mr. Madison and Ms. Samil will receive reduced payments from our SERP because of retirement-type payments to be received from former employers.

The SERP provides survivor benefits, which are payable to a participant’s surviving spouse or other beneficiary. The SERP also contains a supplemental death benefit that was added in 1999 to reflect market practice. If a SERP participant dies while actively employed, the amount of the supplemental death benefit is equal to the sum of two times the participant’s annual base salary as of the date of death and the participant’s target bonus payable under the AIP for the year in which death occurs. If a participant dies after commencement of benefits under the SERP, the supplemental benefit is equal to the sum of the participant’s final annual base salary and target bonus payable under the AIP for the year in which the participant retired or otherwise terminated employment. The supplemental death benefit is not dependent on years of service.

Nonqualified Deferred Compensation

Name	Executive officer contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($) *
A	B	C	D	E	F
Mr. Madison	$377,348	$0	$0	$0	$1,184,069
Mr. Davis	$12,861	$0	$0	$0	$69,467
Ms. Samil	$0	$0	$0	$0	$660,262
Mr. Bausewine	$20,000	$0	$0	$0	$140,496
Mr. Fontenot	$32,045	$0	$0	$0	$168,103
Ms. Nolen	$0	$0	$0	$0	$0

*	Due to significant losses suffered during 2008 by the mutual funds used to determine earnings on deferrals made under the Deferred Compensation Plan, all of the named executives who participate in the Plan incurred losses to their accounts. As a result of these losses, the year-end balances shown in Column F are made up solely of salary and bonus deferrals made by executive officers.

Deferred Compensation

Our named executives and other key employees are eligible to participate in the Company’s Deferred Compensation Plan. Participants are allowed to defer up to 50% of their base salary and up to 100% of their annual cash bonus, as reported in Columns C and G in the Summary Compensation Table. Consequently, the executive officer contributions listed in Column B above are made by the participant and not by Cleco. Mr. Madison, Mr. Davis, Mr. Bausewine, and Mr. Fontenot elected to participate in the Deferred Compensation Plan during 2008. Deferral elections were made prior to the beginning of 2008 as required by the regulations under IRC Section 409A. There are no matching contributions made by the Company.

Deferrals become general funds for use by the Company to be repaid to the participant at a pre-specified date. Short-term deferrals may be paid out as early as five years following the end of the plan year (i.e., the year in which compensation was earned). Retirement deferrals are paid at the later of termination of service or the attainment of an age specified by the participant. Amounts deferred are placed in mutual fund investment accounts managed by a third-party administrator. A bookkeeping account is maintained for each participant that records deferred salary and/or bonus, as well as earnings on deferred amounts. Earnings are determined by the performance of various mutual funds recommended to management by the plan administrator. These funds are selected based on risk/return criteria similar to the 401(k) Savings Plan. Each participant selects which of these mutual funds will be used to determine the earnings on their own accounts. The Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings (as these terms are defined under the SEC regulations) on compensation deferred under the plan. As such, the plan does not provide a guaranteed rate of return.

Potential Payments at Termination or Change in Control

The table on page 42 lists the estimated payments that would be made to our named executives assuming the following separation events occurred as of December 31, 2008: retirement; disability; death; termination for cause; constructive termination and termination without cause; termination in connection with a business transaction; and change in control. We have selected these events based on their being long-standing provisions in our employee benefit plans such as the Pension Plan and 401(k) Savings Plan, or because we find their use common within our industry and Base Peer Group. Footnotes follow the table describing how the estimated payments are determined. Some of the potential severance payments are governed by the separate documents establishing our AIP, LTIP, and SERP and some are governed by provisions included in the employment agreements that we have entered into with each of our named executives.

The Company uses employment agreements to attract and retain executive talent and to ensure that their actions are aligned with the interests of Cleco and its shareholders. Additionally, the agreements include provisions intended to protect the Company’s business and proprietary interests, including its intellectual property, human capital, and confidential information. The Company’s employment agreements may be designated as Level 1 or Level 2. The terms of the agreements at each level are substantially the same, except for certain change in control benefits. Our named executives have executed Level 1 agreements, except for Mr. Davis and Mr. Fontenot who have executed Level 2 agreements. The material provisions of our Level 1 agreements are summarized below:

•

The agreements have an initial three-year term and two-year renewal terms thereafter. The initial term and renewal provisions address our intent to encourage retention and promote stability within our key executive positions.

•	Various payments are made in the event of an executive’s retirement, disability or death. Amounts payable are listed in the following table and in Footnotes 1, 2 and 3 thereto.

•

No payments, other than those required by law, are made or benefits provided if an executive voluntarily resigns or there is a “for cause” termination. “Cause” is defined as an executive’s (i) act of fraud, embezzlement or theft or other intentional misconduct that is materially injurious to the Company’s financial condition or business reputation; (ii) intentional damage to Company property, including the wrongful disclosure of its confidential information; (iii) intentional refusal to perform the material duties of his/her position; (iv) failure to fully cooperate with government or independent agency investigations; or (v) material breach of his/her employment agreement.

•

Various payments are made and benefits provided in the event of an executive’s constructive termination or involuntary termination without cause. These payments and benefits are ordinarily greater than payments made on account of an executive’s retirement, death or disability to recognize that the underlying separation events are effectively initiated by the Company. Some of the payments are made contingent upon the execution of a waiver and release in favor of the Company. A “constructive termination” means a separation initiated by an executive on account of (i) a material reduction in base compensation, other than a reduction uniformly applicable to all officers; (ii) a material reduction in authority or job duties; or (iii) a material breach of the agreement by the Company that is not cured after notice. Amounts and benefits payable on account of constructive termination or termination without cause are fully described in the following table and in Footnote 5 thereto.

•

Various payments may be made and benefits provided in the event of a business transaction, described in Footnote 6 to the following table, or change in control, described in Footnote 7 to the table. What constitutes a business transaction or change in control is defined in our LTIP. These definitions are also contained in our proposed 2010 LTIP, sections 2.3 and 2.5 respectively, in Appendix C. These payments and benefits are provided to align our executives’ actions with the interests of our shareholders. Any payment made on account of a business transaction or change in control also requires that an executive be involuntarily terminated without cause or initiate a “good reason” separation, either within a specified period before or after the occurrence of the business transaction or change. For this purpose, “good reason” occurs if an executive (i) suffers a reduction in base compensation or a significant reduction in other benefits; (ii) experiences a significant reduction in job duties; (iii) is required to be away from his/her office significantly more in order to perform their job duties; or (iv) experiences a change in job location of more than 60 miles.

These basic provisions were reviewed and/or added by the Compensation Committee based on a 1999 study of prevailing market practices among companies similar to Cleco that was performed by TBG Financial and Watson Wyatt Worldwide. Our Compensation Committee periodically reviews the prevalence of the basic provisions based on Hewitt’s evaluation of the Base Peer Group. The last such review occurred in 2008. We believe the payments associated with each separation event balance the Company’s interests with the equitable treatment of our executive officers. Particularly in the event of a business transaction or change in control, the effort required by our executive officers to complete such transactions would be significant. The provision of greater potential benefits under these two events recognizes that the executive may forgo future employment opportunities in order to ensure a smooth transition and that finding comparable employment may take a longer time given their seniority.

Potential Payments at Termination or Change in Control

	Mr. Madison	Mr. Davis	Ms. Samil	Mr. Bausewine	Mr. Fontenot
Retirement (1)
One-time payments to Named Executive upon retirement	$369,000	$83,200	$194,100	$88,000	$80,803
Annual retirement benefit payable to Named Executive	$428,928	$115,080	$172,560	$111,864	$113,340
Disability (2)
One-time payments to Named Executive upon disability	$369,000	$83,200	$194,100	$88,000	$80,803
Annual disability benefit payable to Named Executive prior to retirement	$472,980	$145,680	$241,968	$141,588	$143,460
Annual retirement benefit payable to Named Executive	$417,492	$145,668	$218,436	$141,588	$143,460
Death (3)
One-time payments to Designated Beneficiary or Estate upon death	$1,722,000	$582,400	$1,035,200	$616,000	$565,622
Annual survivor benefit payable to Spouse, Beneficiary or Estate—Year 1	$492,000	$208,000	$323,500	$220,000	$202,008
Annual survivor benefit payable to Spouse, Beneficiary or Estate—Years 2+	$134,119	$122,167	$182,665	$99,790	$138,043
Termination for Cause (4)
Annual retirement benefit payable to Named Executive	$17,028	$22,020	$18,888	$56,664	$57,948
Constructive Termination/Termination Without Cause (5)
One-time payments to Named Executive upon termination	$953,238	$383,438	$609,838	$400,238	$375,049
Annual medical plan continuation benefit payable to Named Executive for 1.5 years	$252	$10,800	$23,958	$10,800	$23,958
Business Transaction (6)
One-time payments to Named Executive upon termination	$4,664,440	$1,002,959	$2,279,456	$1,228,785	$981,481
Value realized as a result of accelerated vesting of stock options	$49,800	$0	$0	$0	$0
Incremental annual retirement benefit payable to Named Executive	$51,125	$46,778	$77,700	$45,464	$26,939
Annual medical plan continuation benefit payable to Named Executive for 1.5 years	$252	$10,800	$23,958	$10,800	$23,958
Change in Control (7)
One-time payments to Named Executive upon termination	$9,914,255	$2,578,918	$5,544,045	$3,055,433	$2,273,470
Value realized as a result of accelerated vesting of stock options	$49,800	$0	$0	$0	$0
Incremental annual retirement benefit payable to Named Executive	$51,125	$46,778	$77,700	$45,464	$26,939
Annual medical plan continuation benefit payable to Named Executive for 3 years	$504	$21,600	$47,916	$21,600	$47,916

(1)

Retirement—one-time payments represent a pro-rated share of 2008 AIP target. Estimated annual retirement benefits are provided from the Pension Plan and SERP. Payments are calculated using the assumptions described in the discussion following the “Pension Benefits” table and assume credited service through December 31, 2008. In the case of Mr. Madison, the annual retirement benefit assumes his retirement as of December 31, 2008. In the case of Mr. Davis,

Ms. Samil, Mr. Bausewine and Mr. Fontenot, the annual retirement benefit assumes commencement of benefits at the plans’ earliest retirement age, age 55.

(2)	Disability—one-time payments represent a pro-rated share of 2008 AIP target. Estimated annual disability benefits are payable when a total and permanent disability occurs and are paid until the executive’s normal retirement age, which is age 65. Estimated annual retirement benefits assume that the named executive attains age 65 and are calculated under the Plan and SERP using the assumptions described in Footnote 1, as well as the SERP provisions relating to disability.

(3)	Death—one-time payments represent a pro-rated share of 2008 AIP target and a supplemental death benefit provided from the SERP. Estimated annual survivor benefits are payable to a named executive’s surviving spouse for his/her life, or if there is no surviving spouse, to the named executive’s designated beneficiary for a period of ten years or, if no designated beneficiary is named, to the named executive’s estate for a period of ten years. Amounts are calculated under the Pension Plan and SERP using assumptions as set forth in Footnote 1, as well as the SERP provisions relating to death while in-service.

(4)	Termination for Cause—represents vested annual retirement benefit payable from the pension plan using the assumptions set forth in Footnote 1.

(5)	Constructive Termination/Termination without Cause—one-time payments are calculated as the sum of the greater of annualized base pay or base pay for the remaining initial term of the executive’s employment agreement, the named executive’s 2008 AIP target, and estimated expenses associated with the purchase of the named executive’s primary residence and relocation. Annual medical plan continuation payments are assumed to be made at prevailing Consolidated Omnibus Budget Reconciliation Act (“COBRA”) rates for the coverage in force when the named executive terminates service. If the named executive is vested and of eligible retirement age, he/she also would receive the estimated annual retirement benefit described in Footnote 1. In the case of Ms. Nolen, who ceased to be the Senior Vice President & CFO on May 31, 2008, one-time payments totaled $384,250. Ms. Nolen waived coverage under the medical plan and is therefore not receiving COBRA continuation payments.

(6)	Business Transaction—one-time payments are calculated as the sum of the greater of annualized base pay or base pay for the remaining initial term of the executive’s employment agreement, the named executive’s 2008 AIP target, vesting of options with rights to exercise for a period of six months following the business transaction, vesting of time-based restricted stock, vesting of all target and opportunity shares of restricted stock and CEUs for the 2006 through 2008, 2007 through 2009, and 2008 through 2010 LTIP performance cycles based on the price of our stock on December 31, 2008, and estimated expenses associated with the purchase of the named executive’s primary residence and relocation. The incremental annual retirement benefit represents an additional amount payable from the SERP upon retirement, assuming full vesting and the crediting of three additional years of age under the plan’s benefit formula. If the named executive is vested and of eligible retirement age, he/she also would receive the estimated annual retirement benefit described in Footnote 1. Annual medical plan continuation payments are assumed to be made at prevailing COBRA rates for the coverage in force when the named executive terminates service.

(7)	Change in Control—one-time payments are calculated as the sum of three times the base salary and 2008 AIP target, vesting of options with rights to exercise for a period of six months following the change in control, vesting of time-based restricted stock, vesting of all target and opportunity shares of restricted stock and CEUs for the 2006 through 2008, 2007 through 2009, and 2008 through 2010 LTIP performance cycles based on the price of our stock on December 31, 2008, estimated expenses associated with the purchase of the named executive’s primary residence and associated relocation, an estimated payment to the named executive for excise taxes owed under IRC Section 280(G) and a payment equal to three times the Company’s maximum annual 401(k) Savings Plan contribution applicable to the named executive. The incremental annual retirement benefit represents the additional amount payable to the named executive under the SERP upon retirement, assuming full vesting and the crediting of an additional three years of age under the benefit formula. If the named executive is vested and of eligible retirement age, he/she also would receive the estimated annual retirement benefit described in Footnote 1. Annual medical plan continuation payments are assumed to be made at prevailing COBRA rates for the coverage in force when the named executive terminates service. Mr. Davis and Mr. Fontenot are not eligible for three times the Company’s maximum 401(k) Savings Plan contribution because they are parties to a Level 2 agreement.

DIRECTOR COMPENSATION

2008 Director Compensation

Name(1)	Fees Earned or Paid in Cash and/or Stock ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A	B	C	D	E	F	G	H
J. Patrick Garrett, Chairman	$140,817	$40,014	$0	$0	$0	$2,129	$182,960
Sherian G. Cadoria	$61,684	$40,799	$0	$0	$0	$0	$102,483
Richard B. Crowell (2)	$61,731	$47,903	$0	$0	$0	$9,383	$119,017
Elton R. King (2)	$60,647	$36,036	$0	$0	$0	$10,165	$106,848
Logan W. Kruger	$7,517	$0	$0	$0	$0	$0	$7,517
William L. Marks	$59,784	$36,036	$0	$0	$0	$9,018	$104,838
Robert T. Ratcliff, Sr. (2)	$58,242	$36,036	$0	$0	$0	$5,809	$100,087
William H. Walker, Jr.	$64,584	$36,036	$0	$0	$0	$4,676	$105,296
W. L. Westbrook (2)	$76,300	$47,903	$0	$0	$0	$240	$124,443

(1)	Mr. Madison is also a named executive officer and his compensation is included in the “Executive Officers Compensation-Summary Compensation Table.” He does not receive any additional compensation for his service on the board of directors.
(2)	Mr. Crowell, Mr. King, Mr. Ratcliff and Mr. Westbrook each have elected to receive all or a portion of their compensation as a member of the board of directors in the form of Cleco common stock. Mr. Ratcliff and Mr. Westbrook also elected to defer receipt of their compensation under the Company’s Deferred Compensation Plan. The fair market value of Cleco common stock for purposes of calculating directors’ compensation is computed by averaging the high and low stock price at the close of business on the Monday following the quarterly board meetings. This average is rounded to the nearest eighth. Shares issued to the director are rounded up to a whole share, and the amount of actual compensation expense is the value of the rounded shares.
(3)	See Cleco Corporation’s 2008 Form 10-K, Note 7 to the financial statements for a discussion of the valuation of these stock awards.
(4)	Mr. F. Ben James, Jr. retired from the board of directors on April 25, 2008. His fees were pro-rated based on the number of months he served as a director in 2008 prior to his retirement. He was paid $29,234 in fees in 2008 and was granted a restricted stock award valued at $53,767 on January 25, 2008. The dollar value of the LTIP grants in Column C based on the grant date fair value as required by SFAS No. 123(R) was $73,062 for Mr. James. This amount does not represent cash received by him during 2008.

General

Columns B, “Fees Earned or Paid in Cash and/or Stock;” E, “Non-Equity Incentive Plan Compensation;” and G, “All Other Compensation” represent cash and/or stock compensation earned and/or received in 2008. Amounts shown in Column C, “Stock Awards,” represent the aggregate grant date fair value computed in accordance with SFAS No. 123(R) for annual restricted stock awards. The amounts shown in Column D, “Option Awards,” represent the aggregate grant date fair value computed in accordance with SFAS No. 123(R). The amounts shown in Column F, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” represent any preferential earnings on amounts deferred under the Company’s nonqualified deferred compensation plan.

A non-management director may elect to participate in the Company’s Deferred Compensation Plan and defer the receipt of all or part of his or her fees, whether payable in cash or Cleco common stock and restricted stock. Benefits are equal to the amount credited to each director’s individual account based on compensation deferred plus applicable investment returns as specified by the director upon election to participate in the plan. Investment options are similar to those provided to participants in the 401(k) Savings Plan with the additional option to invest in Cleco common stock for non-management directors. Funds may be reallocated between investments at the discretion of the director. Accounts are payable in the form of a single-sum payment or in the form of substantially equal annual installments, not to exceed 15, when a director ceases to serve on the board of directors or attains a specified age.

Fees Earned or Paid in Cash and/or Stock

Directors who are Cleco employees receive no additional compensation for serving as a director. In 2008, compensation for non-management directors included annual retainer and meeting fees, restricted stock awards and insurance benefits under a group accidental death and dismemberment plan.

During 2008, each non-management director received an annual retainer of $35,000 and an additional annual fee of $5,000 if the director was a chairman of a committee other than the Audit Committee, the chairman of which received an additional annual fee of $10,000. The chairman of the Executive Committee receives no additional compensation for holding that position. In 2008, each non-management director also received the following meeting fees: $1,750 for each in-person board meeting attended; $1,500 for each in-person Audit Committee meeting attended; $1,350 for each in-person other committee meeting attended; and $500 for each day of telephone conference meeting attendance at a board or committee meeting including the informal meetings described above under “Proposal Number 1—Election of Three Class III Directors—Independence and Organization of the Board of Directors.” As chairman of the board of directors, Mr. Garrett receives an additional annual retainer of $85,000.

Effective January 1, 2009, the additional annual fee for the Audit Committee chairman increased to $12,500. In addition, effective January 1, 2009, each non-management director also began receiving $1,750 for each in-person Audit Committee meeting attended and $1,500 for each in-person other committee meeting attended.

Annual retainer and meeting fees are paid, at the election of each director, in the form of cash, Cleco common stock, or a combination of both cash and stock. Directors also may elect to defer receipt of their fees under the Company’s Deferred Compensation Plan. Mr. Ratcliff made such an election in 2008 with respect to his fees paid in the form of Cleco common stock and cash. Mr. Westbrook made such an election in 2008 with respect to his fees paid in the form of Cleco common stock. Dividends credited to their deferred fees account in 2008 were $1,592 and $12,350, respectively. Mr. Garrett and Mr. Walker made elections to defer their fees paid in the form of Cleco common stock in years past, but not in 2008. Dividends credited to their deferred fees account balances in 2008 were $21,163 and $19,191, respectively.

Cleco reimburses directors for travel and related expenses incurred for attending meetings of Cleco’s board of directors and board committees, including travel costs for spouses/companions. During 2008, all non-management directors served the entire year with the exception of Mr. Kruger who was elected by the board of directors effective October 1, 2008.

Stock Awards

Beginning in January 2005, each non-management director receives an annual restricted stock award of Cleco common stock valued at $40,000, not to exceed 5,000 shares of stock in any year. The grant date of the award is the date of the January board meeting each year, and the valuation date of the stock is the first trading day of the year. The number of shares to be issued is determined by dividing 85% of the stock price on the valuation date into $40,000. Directors are not required to provide any consideration in exchange for the restricted stock award. Restrictions on the stock applicable to the award lapse after a six-year period measured from the date of the award or at the director’s retirement if earlier, and the stock cannot be sold or transferred during this period. Effective January 1, 2008, the value of this annual restricted stock award of Cleco common stock increased to $50,000.

The dollar value of the stock awards in Column C is based on the grant date fair value as required by SFAS No. 123(R) and does not represent cash received by the directors during 2008. The amounts may vary by director based on a director’s age and remaining years of service, such as the case with Mr. James who retired in April 2008 as discussed above under “2008 Director Compensation,” Footnote 4. Other factors may affect this amount, such as the $20,000 grant of restricted stock made to Mr. Garrett in July 2005. This grant was approved by the board of directors and awarded to Mr. Garrett for service related to his duties as chairman of the board.

Option Awards

Column D, “Option Awards,” reflects grants made to the Company’s directors providing them the opportunity to purchase shares of Cleco common stock at some future date at the fair market value of the stock on the date of the grant. The dollar value of stock option grants is based on the grant date fair value as required by SFAS No. 123(R). No stock options were granted to directors in 2008. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align directors’ interests with those of our shareholders.

On March 13, 2008, Mr. Ratcliff exercised options covering 1,668 shares of Cleco common stock at an exercise price of $15.937. On March 28, 2008, Mr. James exercised options covering 3,334 shares of Cleco common stock at an exercise price of $15.937. The shares acquired upon exercise of these options were sold on the same day at $21.996. On March 31, 2008, General Cadoria exercised options covering 4,700 shares of Cleco common stock at an exercise price of $15.937. On the same day, 4,233 shares acquired upon exercise of these options were sold at $22.168 to cover the cost of the exercise price, taxes and broker fees. The balance of the shares acquired upon exercise (467 shares) was split 50% in cash and 50% in Cleco common stock issued to General Cadoria. On April 2, 2008, Mr. Walker exercised options covering 1,668 shares of Cleco common stock at an exercise price of $15.937.

Non-Equity Incentive Plan Compensation

There were no non-equity incentive plan awards to the Company’s directors in 2008.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Column F would include any above-market or preferential earnings on deferred compensation paid by the Company. There were no such preferential earnings paid by the Company in 2008. Cleco does not provide its directors with a pension plan.

All Other Compensation

Column G, “All Other Compensation,” includes the following:

•

Dividends paid on any restricted stock awards granted under the LTIP and not yet vested. Dividends on restricted stock are paid quarterly and at the same rate as dividends on shares of Cleco common stock. General Cadoria, Mr. Garrett, Mr. Ratcliff, Mr. Walker and Mr. Westbrook have elected to defer all or some of their restricted stock awards. Dividends on deferred restricted shares of Cleco common stock are not paid in cash, but instead are credited to the director’s deferred compensation account. Dividends credited in 2008 on deferred restricted stock balances were as follows: General Cadoria, $10,433; Mr. Garrett, $11,526; Mr. Ratcliff, $3,760; Mr. Walker, $6,527; and Mr. Westbrook, $9,852. Effective January 1, 2006, Mr. Walker made an election to stop deferring receipt of his restricted stock award. Effective January 1, 2008, Mr. Walker made elections to once again defer receipt of his restricted stock awards. The dividends credited are not included in the table below or in Column G of the table above. In February 2008, dividends of $2,194 on restricted stock not yet vested were paid to Mr. James.

•	Expenses incurred for spousal/companion travel on Company business. There were no such expenses paid in 2008 for Mr. James’ spouse prior to his retirement in April 2008.

The values of the two “All Other Compensation” items are summarized in the chart that follows:

Name	Cash Dividends on Restricted Stock	Spousal/ Companion Travel	Total Other Compensation
Mr. Garrett	$0	$2,129	$2,129
General Cadoria	$0	$0	$0
Mr. Crowell	$8,778	$605	$9,383
Mr. King	$8,778	$1,387	$10,165
Mr. Kruger	$0	$0	$0
Mr. Marks	$8,778	$240	$9,018
Mr. Ratcliff	$5,190	$619	$5,809
Mr. Walker	$3,667	$1,009	$4,676
Mr. Westbrook	$0	$240	$240

Cleco also provides its non-management directors with $200,000 of life insurance and permanent total disability coverage under a group accidental death and dismemberment plan maintained by Cleco Power LLC, a wholly owned subsidiary of Cleco. The total 2008 premium for all coverage (exempt employees, officers, and directors) under this plan was $17,050.

Stock Ownership Requirements

In July 2005, the board of directors adopted stock ownership guidelines for its members. Under the guidelines, Cleco recommends that its current directors own Cleco common stock having a value equal to at least five times the annual board retainer. New directors will have three years following their election to the board to meet this recommended stock ownership level, and current directors will have three years following each increase in the annual board retainer to meet this recommended stock ownership level. The intent of the guidelines is to encourage stock ownership by directors. Where the guidelines are not met within the applicable time, the matter will be reviewed by the Nominating/Governance Committee, which may determine to waive the guidelines or to make an appropriate recommendation to the board of directors. All current non-management directors meet these guidelines with the exception of Mr. Kruger who was elected by the board of directors effective October 1, 2008.

Interests of the Board of Directors

In 2008, no non-management member of Cleco’s board performed services for or received compensation from Cleco or its affiliates except for those services relating to his or her duty as a member of Cleco’s board.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the board of directors, composed entirely of independent directors (see “Proposal Number 1—Election of Three Class III Directors—Independence and Organization of the Board of Directors” above), includes five directors who also meet the additional requirements for independence as defined under the rules of the SEC and the NYSE listing standards applicable to compensation committee members. The Compensation Committee operates under a written charter adopted by the board of directors in January 2003 and last revised in July 2008, a copy of which is posted on Cleco’s Web site at www.cleco.com. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

The Compensation Committee is directly responsible for evaluating and establishing Cleco’s compensation and benefits philosophy as it relates to officers and other key employees; for establishing associated compensation and benefit plans and compensation and benefits levels of Cleco’s officers and other key employees; for retaining an independent consultant to advise the Compensation Committee on industry executive officer compensation and benefit practices and peer group comparisons; for annually evaluating, in conjunction with the Nominating/Governance Committee, the performance of the CEO in light of Cleco’s goals and objectives; for reviewing the CD&A with management and approving its content; for periodically reviewing the compensation practices and levels for Cleco’s board of director members and committee chairpersons; and for annually evaluating its own performance based upon the procedures recommended by the Nominating/Governance Committee of the board.

The Compensation Committee held four meetings during 2008 at which each of the above listed responsibilities was addressed, including a review and discussion of the CD&A with management. During these meetings, the Compensation Committee also met with its third-party consultant independent of management. The Compensation Committee also held one formal telephone meeting during 2008.

Based on the review and discussions referred to above, the Compensation Committee recommended to Cleco’s board of directors that the CD&A and related required compensation disclosure tables be included in Cleco’s Proxy Statement and Notice of Annual Meeting of Shareholders to be held on April 24, 2009 and in the 2008 Form 10-K, and filed with the SEC.

The Compensation Committee of the Board of Directors of Cleco Corporation

William H. Walker, Jr., Chairman

Elton R. King

Logan W. Kruger

William L. Marks

W. L. Westbrook

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth above. There are no matters relating to interlocks or insider participation of the Compensation Committee members that Cleco is required to report.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors, composed entirely of independent directors (see “Proposal Number 1—Election of Three Class III Directors—Independence and Organization of the Board of Directors” above), includes five directors who also meet the additional requirements for independence as defined under the rules of the SEC and the NYSE listing standards applicable to audit committee members. The board of directors also has determined that Mr. Westbrook is an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee operates under a written charter adopted by the board of directors in April 2000 and last revised in April 2008, a copy of which is attached as Appendix B and is posted on Cleco’s Web site at www.cleco.com. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Management has the responsibility for the preparation of Cleco’s financial statements, and PricewaterhouseCoopers LLP (the “Independent Auditors”) has the responsibility for the audit of those statements. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the Independent Auditors; reviews the scope of audits; reviews and recommends to the board of directors financial reporting and accounting practices; and reviews Cleco’s procedures for internal auditing and the adequacy of the systems of internal controls of Cleco. On a quarterly basis, the Audit Committee reviews activity reported through Cleco’s Ethics Helpline, which provides a means for employees to anonymously seek guidance or report allegations of misconduct.

The Audit Committee held eight meetings, four of which were formal telephone meetings, during 2008. The meetings were designed to facilitate and encourage private communication between the Audit Committee and Cleco’s internal auditors, the Independent Auditors, and management.

The Audit Committee has discussed with the Independent Auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the Independent Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Auditors’ communications with the Audit Committee concerning independence, and has discussed with the Independent Auditors, the auditor’s independence. The Audit Committee has considered whether the services provided by the independent auditors in 2008, described in this proxy statement, are compatible with maintaining the auditor’s independence and has concluded that the auditor’s independence has not been impaired by its engagement to perform these services.

Based on the review and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in Cleco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

The Audit Committee of the Board of Directors of Cleco Corporation

W. L. Westbrook, Chairman

Brig. General Sherian G. Cadoria (U.S. Army Retired)

Richard B. Crowell

Logan W. Kruger

Robert T. Ratcliff, Sr.

PROPOSAL NUMBER 2—RATIFICATION OF APPOINTMENT OF CLECO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Cleco is asking the shareholders to ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2009. The Audit Committee has appointed PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2009. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in Cleco’s and its shareholders’ best interests. Section 301 of the Sarbanes-Oxley Act of 2002 provides that the Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of Cleco’s independent registered public accounting firm.

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, or its predecessor, Coopers & Lybrand LLP, has served as auditors of Cleco and its predecessor continuously since 1952. A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting of shareholders. If present, the representative will have an opportunity to make a statement during the meeting if he or she so desires and will respond to appropriate questions raised during the meeting.

RELATIONSHIP WITH ACCOUNTANTS

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for Cleco by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2008 and 2007 were as follows:

	2008	2007
Audit	$1,641,010	$1,551,165
Audit Related	7,000	10,435
Tax	806,170	482,342
All Other	—	50,345

Total	$2,454,180	$2,094,287

The Audit fees for the years ended December 31, 2008 and 2007, respectively, were for professional services rendered for the audits of Cleco’s consolidated financial statements; the audit of the financial statements of certain Cleco subsidiaries; the audit of our internal controls in compliance with Section 404 of the Sarbanes-Oxley Act of 2002; consents and the issuance of comfort letters; and the review of documents filed with the SEC. The Audit fees for 2008 include $0.4 million associated with the 2007 audit of Cleco’s financial statements. The Audit fees for 2007 include $0.3 million associated with the 2006 audit of Cleco’s financial statements.

The Audit Related fees for the year ended December 31, 2008, were for professional services rendered for state-mandated obligations. The Audit Related fees for the year ended December 31, 2007, were for professional services rendered for state-mandated obligations and a consent pertaining to the previous year’s employee defined contribution benefit plan audit.

The Tax fees for the years ended December 31, 2008 and 2007, respectively, were for services related to tax compliance reviews, tax planning and tax advice, including assistance with and representation in tax audits and appeals; tax services for employee benefit plans; and requests for rulings or technical advice from tax authorities.

The All Other fees for the year ended December 31, 2007, were for the provision of an on-site continuing education program.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy requiring its pre-approval of all audit and non-audit services provided by the Independent Auditors. The policy requires the general pre-approval of annual audit services and specific pre-approval of all other permitted services. In determining whether to pre-approve permitted services, the Audit Committee considers whether such services are consistent with SEC rules and regulations. Furthermore, requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided. The Independent Auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Auditors in accordance with this pre-approval and the fees for the services performed to date. All of the 2008 and 2007 audit and non-audit services described above were pre-approved by the Audit Committee in accordance with the policy described above and pursuant to applicable rules of the SEC.

The board of directors unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

PROPOSAL NUMBER 3—APPROVAL OF THE CLECO CORPORATION 2010 LONG-TERM INCENTIVE COMPENSATION PLAN

On January 30, 2009, Cleco’s board of directors approved and now recommends to the shareholders the adoption of the Cleco Corporation 2010 Long-Term Incentive Compensation Plan (the “2010 LTIP”). The board of directors has determined that, in order to ensure that Cleco’s total compensation is competitive with industry practice and that its executives have a means to obtain ownership in the Company, it remains in the best interest of Cleco to have a new long-term incentive compensation plan. The 2010 LTIP will continue to provide the Compensation Committee with flexibility in developing appropriate long-term incentive strategies to attract, retain and motivate officers, executives and other key employees through the grant of nonqualified stock options, incentive stock options, restricted stock, common stock equivalent units, stock appreciation rights, and other forms of equity compensation.

The board of directors recommends a vote “FOR” the approval of the Cleco Corporation 2010 Long-Term Incentive Compensation Plan.

Summary of the 2010 LTIP

Administration. The 2010 LTIP will be administered by the Compensation Committee of Cleco’s board of directors. The board may act instead of the Compensation Committee, and the Compensation Committee may delegate certain of its administrative duties to executive officers of Cleco, provided that any grant or award made by an executive officer of the Company must be ratified by the Compensation Committee.

Affiliates; Participation. Entities owned 50% or more by Cleco are defined as “affiliates” under the 2010 LTIP, including such entities that may be formed or acquired in the future. The Compensation Committee designates affiliates whose employees are eligible to participate in the 2010 LTIP.

Employees of Cleco and its affiliates are eligible to receive incentives under the 2010 LTIP, when designated by the Compensation Committee. Employees may be designated for participation hereunder individually or by groups or categories, in the discretion of the Compensation Committee. As of December 31, 2008, there were 1,320 employees of Cleco and its affiliates. Of those employees, we anticipate that approximately 30 officers and managers will receive annual performance grants and awards under our 2010 LTIP.

Eligible directors of Cleco may participate in the 2010 LTIP without necessity of further action. Eligible directors of affiliates may participate in the 2010 LTIP when designated by the Compensation Committee.

Number of Available Shares. A total of 2,250,000 shares of Cleco common stock, subject to adjustment for changes in the capitalization of Cleco, has been reserved for issuance under the 2010 LTIP. This amount includes 1,000,000 shares which were previously reserved under the 2000 Long-Term Incentive Compensation Plan (the “2000 LTIP”), but not issued or subject to issuance under that plan, and 1,250,000 newly reserved shares. Shares issued under the 2010 LTIP may be authorized and unissued shares, treasury shares and shares acquired on the open market or by private purchase.

Shares that are granted or awarded under the 2010 LTIP reduce the number of shares otherwise available under the plan. If a grant or award is cancelled, forfeited, terminated or expired, the number of shares of Cleco common stock subject to such grant or award is again available for grant or issuance under the 2010 LTIP.

Grants and Awards. Nonqualified or incentive stock options, stock appreciation rights, restricted stock, and/or common stock equivalent units may be granted or awarded by the Compensation Committee under the 2010 LTIP, collectively referred to as an “incentive.” Each grant or award is evidenced by an agreement between the Compensation Committee and each employee or non-management director and is subject to the terms and conditions described below.

Because grants and awards under our 2010 LTIP will be made in the discretion of the Compensation Committee, specific grants and awards to be made under the plan are not determinable or ascertainable.

Performance Objectives. The Compensation Committee may designate and impose performance objectives as a condition of any grant or award under the 2010 LTIP. The Compensation Committee establishes performance objectives at the time of the grant or award or annually during the term of the grant or award and the period during which the objectives must be attained, referred to as a “performance cycle.” Once established, performance objectives can be changed, adjusted or amended during a performance cycle in the discretion of the Compensation Committee and, to the extent that an incentive is intended to comply with Internal Revenue Code Section 162(m) (“Section 162(m)”), the limitations imposed under that section. The Compensation Committee may also waive all or any portion of the performance objectives during or after a performance cycle on account of a change in circumstances. Usually, a grant or award is made at the “target” level at the beginning of each performance cycle. At the conclusion of each cycle, the Compensation Committee determines whether the performance objectives have been achieved, in whole or in part, and adjusts the amount of the target incentive up or down.

Options. Nonqualified, or nonstatutory, and incentive stock options can be granted under the 2010 LTIP to employees of Cleco and its participating affiliates. The Compensation Committee designates the employees eligible to receive grants and determines the terms and conditions of each option, which include:

•	The exercise price, which cannot be less than the fair market value of Cleco common stock on the date of grant;

•	The number of shares of Cleco common stock subject to the option;

•	The term of any option, which cannot be more than 10 years from the date of grant;

•	Any additional conditions imposed on exercise, such as the attainment of performance objectives; and

•	The time or times at which the option is exercisable.

In addition to the terms and conditions included above, incentive stock options (“ISO”) also are subject to the following:

•	ISOs may not be granted to non-management directors;

•

ISOs may not be granted if the aggregate fair market value of common stock with respect to which such ISO is first exercisable during any calendar year (under the 2010 Plan and any other plans of Cleco and its affiliates) exceeds $100,000;

•

ISOs may not be granted to any participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of Cleco or an affiliate, unless the exercise price of such option is not less than 110% of fair market value, determined at the time of grant;

•	ISOs may be subject to such additional terms and conditions as the Compensation Committee deems necessary or advisable, consistent with the applicable provisions of the Internal Revenue Code;

•	ISOs may be recharacterized as nonqualified options to the extent they fail to comply with applicable provisions of the Internal Revenue Code; and

•	The maximum number of ISOs that may be issued under the 2010 LTIP is the total number of shares authorized for issuance under the plan.

Options are exercisable when all conditions imposed on exercise have been satisfied. The exercise price can be satisfied by means of (1) cash or cash equivalents; (2) by delivery of shares of previously acquired Cleco common stock; (3) by the withholding of shares otherwise issuable upon exercise; (4) by means of a broker-assisted exercise subject to the approval of the Compensation Committee; (5) by a combination of these means of payment; or (6) in such other manner as may be authorized, from time to time, by the Compensation Committee. Shares of Cleco common stock tendered in payment of the exercise price or withheld in consideration of such price will be valued at fair market value as of the date of exercise. Before Cleco common stock is issued upon the exercise of an option, an employee has no rights as a shareholder with respect to the shares subject to the option.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive the value of the appreciation of a share of Cleco common stock. Appreciation is measured as the difference between the fair market value of a share of Cleco common stock on the date the SAR is granted and the fair market value on the date the SAR is exercised. The Compensation Committee can grant SARs either concurrently with an option or separately, without regard to an option. SARs granted concurrently with an option generally are subject to the same terms and conditions as the related option. The terms and conditions of a SAR granted without regard to a related option are determined by the Compensation Committee and include the number of shares of common stock subject to the SAR, the time or times at which the SAR is exercisable, and any conditions imposed on the exercise of the SAR, such as the completion of a designated period of employment and/or attainment of performance objectives. When a SAR is exercised, appreciation is payable, in the discretion of the Compensation Committee, in the form of Cleco common stock, cash or a combination thereof.

Restricted Stock. The 2010 LTIP permits the Compensation Committee to award shares of restricted stock, which is an award of Cleco common stock that is subject to restriction on transfer or other disposition for a designated period. The Compensation Committee designates the conditions that must be satisfied during the restriction period, such as the completion of a specified period of employment and/or the attainment of specified performance objectives.

Subject to any limitations imposed by the Compensation Committee, employees who receive an award of restricted stock generally have full voting rights of a shareholder with respect to such shares during any period in which the shares are subject to performance objectives or forfeiture or other restrictions on transfer. During any such period, dividends paid in cash or property with respect to the underlying shares of Cleco common stock may be paid to the participant currently, accrued by Cleco in the form of dividend equivalent units or converted to additional shares of Cleco common stock, as determined by the Compensation Committee at the time of award.

Common Stock Equivalent Units. The Compensation Committee may award common stock equivalent units, the value of which is related to the value of shares of Cleco common stock. No Cleco common stock is issuable with respect to the award of a common stock equivalent unit. Instead, each unit is credited to a bookkeeping account as of the date of the award. The Compensation Committee may award dividend equivalent units in connection with the award of common stock equivalent units. If such units are awarded, as of each dividend payment date an amount equal to dividends paid on shares of Cleco common stock is credited to each ledger account based upon the number of units credited to such account on the payment date.

Common stock equivalent units are distributable at the time or times designated by the Compensation Committee; distribution may be contingent upon the completion of a specified period of employment and/or the attainment of performance objectives. Common stock equivalent units may be distributed in the form of cash, Cleco common stock, including restricted stock, or a combination thereof, in the discretion of the Compensation Committee. Employees granted common stock equivalent units are not entitled to the rights of a shareholder of Cleco prior to the issuance of shares of Cleco common stock with respect to the units.

Grants and Awards to Non-Management Directors. Each non-management director of Cleco and any designated affiliate may elect to receive all or any portion of his or her director’s fees in the form of Cleco common stock instead of cash. In addition, the board of directors may, either annually or from time to time, grant or award incentives to one or more eligible directors, subject to terms and conditions as the board deems appropriate, except that (a) incentive stock options may not be granted and (b) in no event may the number of shares of Cleco common stock covered by grants or awards to any individual director under the 2010 LTIP exceed 10,000 shares in any calendar year.

Lapse of Restrictions Upon Change in Control. Upon the occurrence of a change in control:

•	All service requirements and transfer restrictions imposed on restricted stock are deemed satisfied and lapse at the maximum level;

•	All outstanding options become immediately exercisable for a period of not less than six months or their remaining term, if shorter;

•	All dividend equivalent units become immediately vested at the target level; and

•	All performance objectives applicable to CEUs, other than dividend equivalent units, are deemed satisfied at the maximum level.

Actual cash payment or delivery of Cleco common stock with regard to CEUs is paid on the later of the employee’s death, disability or separation, or the first day of the third month after the completion of the applicable performance cycle.

As defined in the 2010 LTIP, a change in control will have occurred upon the occurrence of one or more of the following events:

•	An event requiring disclosure in Cleco’s proxy statement as a change in control;

•	The acquisition by any person or group of persons of 20% or more of the voting power of Cleco’s then outstanding securities;

•	During any consecutive 24-month period, a change in the composition of Cleco’s board, which excludes a majority of the continuing board without the approval or recommendation of the board;

•

The merger of Cleco into another entity or the consolidation of Cleco with another entity, other than a merger or consolidation with an affiliate, if less than 80% of the surviving corporation’s voting securities are owned in the aggregate by the former shareholders of Cleco;

•	The sale, lease or other disposition of all or substantially all of the assets of Cleco in one or a series of transactions;

•	The approval by Cleco’s shareholders of a plan of dissolution or liquidation; or

•	The sale of all or substantially all of the assets or membership interests of Cleco Power LLC.

Lapse of Restrictions In Connection With Business Transaction. If an employee’s employment with Cleco and its affiliates is involuntarily terminated in connection with a business transaction, other than for cause, such employee’s outstanding grants and awards are treated as if a change in control has occurred. A “business transaction” is defined in the 2010 LTIP as the sale, lease or disposition of the assets or equity of an affiliate of Cleco. The Compensation Committee or its designee determines whether a business transaction has occurred and whether any separation from service is in connection with such a transaction.

Disposition of Awards in the Event of Separation from Service. The 2010 LTIP provides for the automatic forfeiture of any outstanding grant or award if an employee is involuntarily terminated for cause. The term “cause” is defined as:

•

The intentional commission of an act of fraud, theft or embezzlement or otherwise engaging in intentional misconduct that is materially injurious to Cleco’s or an affiliate’s financial condition or business reputation;

•

The commission of intentional damage to Cleco property or committed intentional wrongful disclosure of proprietary or confidential information that is materially injurious to Cleco’s or an affiliate’s financial condition or business reputation;

•	Having been convicted or plead guilty for a felony crime or crime of moral turpitude;

•	The willful refusal by the employee to perform his/her essential job duties;

•	Intentional, reckless or negligent violation of Cleco policy or code of conduct;

•	Intentional, reckless or negligent violation of the Sarbanes-Oxley Act of 2002 or of any rules adopted by the SEC related to Sarbanes-Oxley; or

•	Failing to fully cooperate with government or independent agency investigations involving Cleco.

An employee may exercise vested options or SARs during the 30-day period following involuntary termination of employment other than for cause or in the event of voluntary resignation. Vested options may be exercised during the one-year period following an employee’s death and during the three-year period following retirement on or after age 55 or disability.

At the end of any performance cycle or similar vesting period in which a participant retires, dies, becomes disabled or is involuntarily terminated, other than for cause, restrictions then applicable to restricted stock or CEUs lapse pro-rata, based upon the attainment of performance goals and the participant’s actual length of service during the performance period. If a participant is involuntarily terminated for cause or otherwise voluntarily resigns employment, restricted stock and CEUs then subject to vesting or performance objectives are forfeited and cancelled.

Fair Market Value. The LTIP provides that the fair market value of a share of Cleco’s common stock is the average of the high and low closing sales prices on the New York Stock Exchange Composite Transactions reporting system on the date value is determined or, if no sales are reported on that day, the immediately preceding day on which a sale occurs.

Transferability of Grants and Awards. Grants and awards under the 2010 LTIP generally are not subject to transfer, assignment, pledge, alienation or other form of encumbrance, except in the event of death. The Compensation Committee, in its discretion, may permit the transfer of any grant or award under the 2010 LTIP, except that incentive stock options and SARs related thereto cannot be transferred. Transfers are restricted to members of an employee’s or a director’s immediate family, any trust for the benefit of such family members, and/or partnership comprised of family members. As a condition of any transfer, the employee or director and the transferee will be required to enter into an agreement with the Compensation Committee pursuant to which the employee agrees to satisfy his or her applicable income and employment tax obligations and the transferee agrees to be bound by such terms and conditions as the Compensation Committee deems necessary or appropriate.

Adjustments Upon Changes in Capitalization, Merger or Sale of Assets. In the event of a recapitalization, stock dividend, stock split, combination of shares or other similar change in Cleco’s capital structure that is effected without the receipt of consideration, appropriate proportional adjustments may be made in the number of shares of Cleco common stock subject to the 2010 LTIP, the number of shares issuable under any grant or award, the purchase price of any option or the performance objectives applicable to any grant or award.

In the event of any merger, consolidation or reorganization of Cleco with another entity, shares of Cleco common stock then subject to the 2010 LTIP will be replaced with the number and kind of shares or other securities to which the holders of Cleco common stock are entitled in the transaction.

Amendment and Termination. Cleco’s board of directors may amend or modify the 2010 LTIP or a grant or award made under the plan in its discretion, subject to the approval of the shareholders of Cleco if required under applicable law or stock exchange rules. In the event such amendment or modification reduces the exercise price of any option or SAR, or results in the cancellation or exchange of an outstanding option or SAR for another form of incentive, for cash or for an option or SAR with a lesser exercise price, shareholder approval is also required.

Section 162(m)

Under Section 162(m), compensation in excess of $1 million that is paid to Cleco’s Named Executives cannot be deducted. Qualifying performance-based compensation is exempt from the calculation of the limit.

To preserve Cleco’s ability to deduct the compensation associated with grants and awards made under the 2010 LTIP, the plan provides that grants or awards made to an individual employee in any calendar year cannot cover an aggregate of more than 250,000 shares of Cleco common stock. The maximum aggregate amount distributable in the form of cash that may be paid to an individual employee in any calendar year is $1,500,000.

The 2010 LTIP permits, but does not require, the Compensation Committee to structure any grant or award made to a covered employee as performance-based compensation. The performance-based objectives may relate to Cleco, an affiliate, or a division, department, unit of profit center of Cleco or one of its affiliates. The performance objectives that may be adopted in connection with a grant or award that qualifies as performance-based compensation under Section 162(m) are:

•	Earnings per share, whether or not calculated on a diluted basis;

•	Earnings before interest and taxes;

•	Return on equity;

•	Return on investment;

•	Return on invested capital;

•	Return on assets;

•	Growth in net income;

•	Growth in market share; or

•	Change in the price of Cleco common stock with or without consideration of reinvested dividends.

Attainment of the performance objectives can be determined with respect to the performance of Cleco and its affiliates or such performance when compared to a designated peer group.

Federal Income Tax Consequences

The following summary is based upon current interpretations of existing federal income tax laws. It does not purport to be complete, and it does not discuss the tax consequences arising in the context of the employee’s or director’s death or the income tax laws of any local, state or foreign country in which the employee’s or director’s income or gain may be taxable.

Options. There are no immediate federal income tax consequences to either an employee or director on the grant of a nonqualified option. Upon exercise, the employee or director recognizes taxable income in an amount equal to the excess of the then fair market value of Cleco common stock over the exercise price. Any taxable income recognized in connection with the exercise of a nonqualified option is added to the basis of the stock acquired and, as to an employee, is subject to withholding for income and employment taxes. When shares of Cleco common stock acquired on the exercise of the option are sold, any difference between the sales price and the employee’s or director’s basis is treated as long-term or short-term capital gain or loss, depending upon the holding period.

An employee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, but the exercise is an adjustment item for alternative minimum tax purposes and may subject the employee to the alternative minimum tax. Upon the subsequent disposition of shares of Cleco common stock acquired on the exercise of an incentive stock option, an employee will recognize capital gain or loss in an amount equal to the difference between the exercise price and the sales price, provided the shares are not disposed of within two years of the date of grant and one year from the date of exercise of the incentive stock option. An employee disposing of shares of Cleco common stock prior to the expiration of these holding periods will recognize taxable income in an amount equal to the difference between the option price and the fair market value of such shares on the exercise date. Cleco is entitled to a deduction in connection with the exercise of an incentive stock option only to the extent, and at the same time, that the employee realizes taxable income.

Stock Appreciation Rights. The grant of a SAR generally does not result in income to an employee or a deduction for Cleco. Upon the exercise of a SAR, an employee will recognize ordinary income and Cleco will be entitled to a corresponding deduction in an amount equal to the fair market value of Cleco common stock or cash received by the employee.

Restricted Stock. There are no immediate federal income tax consequences to an employee, a non-management director or Cleco upon the award of restricted stock. Upon the lapse of restrictions on transfer, an employee or director recognizes ordinary income in an amount equal to the then fair market value of Cleco common stock. Cleco is entitled to a deduction in the year of lapse in an amount equal to the amount the employee or director is required to recognize as ordinary income, subject to any limitations imposed under Section 162(m). Any dividends paid on restricted stock during the vesting or performance period are taxable to the employee or director as compensation or ordinary income and deductible by Cleco.

An employee or non-management director may elect to accelerate the date on which he or she recognizes ordinary income and begins his or her capital gains holding period by filing an election within 30 days after the award of restricted stock (an “83(b) election”). The ordinary income recognized on account of an 83(b) election is equal to the fair market value of Cleco common stock on the date of the award. Any ordinary income recognized by an employee on account of an 83(b) election is subject to withholding for income and employment taxes. Unless limited by Section 162(m), Cleco is entitled to a corresponding deduction at that time.

Common Stock Equivalent Units. There are generally no federal income tax consequences to either an employee or Cleco on the grant or purchase of CEUs or the crediting of dividend equivalents to a ledger account. An employee recognizes taxable income upon the distribution of units and dividend equivalents, and Cleco is entitled to a corresponding deduction in an amount equal to the amount the employee is required to recognize as taxable income.

Change in Control. The acceleration of the exercisability or the vesting of a grant or award upon the occurrence of a change in control may result in the payment of an “excess parachute payment” within the meaning of Internal Revenue Code Section 280G. A “parachute payment” occurs when an employee receives aggregate payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the five-year period preceding the change in control. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and Cleco is denied a deduction with respect to such excess.

Incorporation by Reference

The foregoing is only a summary of the 2010 LTIP and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix C.

Status of the 2000 Long-Term Incentive Compensation Plan

The 2010 LTIP is intended to replace the 2000 LTIP. On December 31, 2009, the 2000 LTIP will expire in accordance with its terms, and no further grants or awards will be made under that plan. Grants and awards made under our 2000 LTIP will remain outstanding in accordance with their existing terms. A total of 3,200,000 shares of Cleco common stock, adjusted for the 2-for-1 stock split on May 21, 2001, was reserved for issuance under the 2000 LTIP. As of December 31, 2008, an aggregate of 2,029,095 shares of Cleco common stock was issued or subject to issuance, and an aggregate of 1,170,905 shares of Cleco common stock remained available for grant, award or issuance. As of the record date for the annual meeting, there were stock options covering 307,884 shares of Cleco common stock outstanding with a weighted average exercise price of $21.31 and a weighted average remaining term of 3.78 years, and 469,924 shares of restricted stock outstanding.

Equity Compensation Plan Information

The table below provides information about compensation plans under which Cleco common stock was authorized for issuance at December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders
Employee Stock Purchase Plan	3,244	(1)	$21.69	433,555
Long-term incentive compensation plans	420,240		$20.64	1,533,517	(2)

Total	423,484		$20.65	1,967,072

(1)	The number of options in column (a) for the Employee Stock Purchase Plan represents the number of options granted at December 31, 2008, based on employee withholdings and the option grant calculation under the plan.
(2)	Stock options and restricted stock may be issued pursuant to the 2000 LTIP. This plan requires the number of securities available to be issued to be reduced by the number of options and the number of restricted shares previously awarded, net of forfeitures. At December 31, 2008, there were 241,640 shares of restricted stock awarded, net of forfeitures, pursuant to the 2000 LTIP. New options or restricted stock cannot be issued pursuant to the 1990 Cleco Corporation Long-Term Incentive Compensation Plan (“1990 LTIP”), which expired in December 1999. However, stock options issued prior to December 1999 under the 1990 LTIP remain outstanding until they expire.

ANNUAL REPORT

The enclosed 2008 Annual Report and the 2008 Form 10-K, which contains Cleco’s consolidated financial statements for the year ended December 31, 2008, accompany the proxy material being mailed to all shareholders. The 2008 Annual Report and the 2008 Form 10-K are not a part of the proxy solicitation material.

PROPOSALS BY SHAREHOLDERS

Any shareholder who intends to present a proposal at the 2010 annual meeting of shareholders and who requests inclusion of the proposal in Cleco’s 2010 proxy statement and form of proxy, in accordance with applicable SEC rules, must file such proposal with Cleco no later than November 12, 2009. Proposals should be addressed to: Cleco Corporation, P. O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Corporate Secretary.

The Bylaws of Cleco also require advance notice of other proposals by shareholders to be presented at any meeting of Cleco shareholders. In the case of the 2010 annual meeting of shareholders, the required notice generally must be received by the Cleco corporate secretary no later than December 24, 2009. In order for a matter to be properly presented at the meeting, the notice also must set forth as to each such matter of business proposed:

•	a brief description of the matter and the reasons for conducting it at the meeting;

•	the shareholder’s name and address;

•	the name of all other persons, if any, with whom the shareholder is acting in concert;

•	the class and number of Cleco shares beneficially owned by the shareholder;

•	the class and number of Cleco shares beneficially owned by all other persons, if any, with whom the shareholder is acting in concert; and

•	any material interest of the shareholder’s or any person with whom the shareholder is acting in concert in the business proposed.

If a shareholder desires to nominate a director or amend Cleco’s Amended and Restated Articles of Incorporation or Bylaws at the 2010 annual meeting, the Bylaws require that the shareholder give written notice to Cleco’s corporate secretary no later than October 25, 2009.

The notice for nomination of a director must set forth, in addition to certain information regarding the business experience of and the shareholder’s relationship to his/her nominee:

•	the number of Cleco shares beneficially owned by the shareholder;

•	the names of all other persons, if any, with whom the shareholder is acting in concert; and

•	the number of Cleco shares beneficially owned by each such person.

For information concerning nomination of directors by the Nominating/Governance Committee, see the discussion under “Proposal Number 1—Election of Three Class III Directors—Director Nomination Process” in this proxy statement.

The notice for amendment of Cleco’s Amended and Restated Articles of Incorporation or Bylaws must be accompanied by:

•	the text of the shareholder’s proposed amendment;

•	evidence, reasonably satisfactory to Cleco’s corporate secretary, of the shareholder’s status as a shareholder and the number of Cleco shares beneficially owned by the shareholder;

•	a list of the names of all other persons, if any, with whom the shareholder is acting in concert, and the number of Cleco shares beneficially owned by them; and

•

an opinion of counsel, reasonably satisfactory to Cleco’s board of directors, to the effect that Cleco’s Amended and Restated Articles of Incorporation or Bylaws, as amended, would not conflict with Louisiana law.

Shareholders may obtain a copy of Cleco’s Bylaws, in which these procedures are set forth, upon written request to Corporate Secretary, Cleco Corporation, P. O. Box 5000, Pineville, Louisiana 71361-5000.

OTHER MATTERS

Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others. If other matters properly come before the meeting or any adjournments or postponements, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

All shares of Cleco common stock or Cleco preferred stock that a shareholder owns, no matter how few, should be represented at the annual meeting. The accompanying proxy therefore should be completed, signed, dated, and returned as soon as possible, or you should vote through the Internet as described in the enclosed proxy card.

By Order of Cleco’s Board of Directors,

Michael H. Madison President, Chief Executive Officer and Director

March 12, 2009

APPENDIX A

MAP OF LOCATION OF ANNUAL MEETING SITE

Country Inn & Suites
Pineville Convention Center

COUNTRY INN & SUITES by CARLSON
2727 MONROE HIGHWAY
PINEVILLE CONVENTION CENTER
PINEVILLE, Louisiana 71360
INTERSTATE □□
TO SHREVEPORT
RED RIVER
HWY 1 TO NATCHITOCHES
HWY 71 TO SHREVEPORT
HWY 167
TO RUSTON
HWY 165 TO MONROE
CLECO SERVICEPLEX
HWY 165
HWY. 165 BUSINESS
DONAHUE
FERRY RD.
CLECO CORPORATE HEADQUARTERS
CLECO SERVICE CENTER
HWY 28
MAIN ST.
PINEVILLE REGIONAL OFFICE
PINEVILLE EXPRESSWAY
HWY 107 TO MAR□SVILLE
BOLTON AVE
HWY 28 TO LEESVILLE
□AC□SON ST.
□AC□SON ST EXTENSION
MACARTHUR DRIVE
HWY 165, 167, 71
MASONIC DRIVE
LEE ST.
HWY 1 TO MAR□SVILLE
HWY 165 TO LA□E CHARLES
HWY 71, 167 TO LECOMPTE/BUN□IE
TO BATON ROUGE
N

A-1

APPENDIX B

CLECO CORPORATION

AUDIT COMMITTEE CHARTER

As Adopted by the Board of Directors in April 2000 and

Last Revised on April 25, 2008

I.	PURPOSE AND MISSION OF THE COMMITTEE

The primary functions of the Audit Committee are to oversee the accounting and financial reporting processes and audits of the financial statements of the Corporation, to review and approve the report that the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) rules require to be included in the Corporation’s annual proxy statement and to otherwise assist the Board of Directors. (See attached Responsibilities Calendar.)

II.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.	The Audit Committee’s primary duties and responsibilities are to:

1.	Provide independent review of auditing, accounting and financial reporting processes;

2.	Advise the Board of Directors of needed changes in these processes;

3.	Review and evaluate the activities of both independent public auditors and internal auditors;

4.	Report regularly to the Board of Directors any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s internal control over financial reporting, the Corporation’s compliance with legal or regulatory requirements, and the Corporation’s antifraud program; and

5.	Annually evaluate its own performance based upon the procedures recommended by the Nominating/Governance Committee of the Corporation and adopted by the Board and based on criteria suggested by the Nominating/Governance Committee and approved by the Board.

B.	To fulfill these duties and responsibilities, the Audit Committee shall, with respect to:

1.	Committee Charter—Review and recommend to the Board of Directors changes to this Charter periodically as conditions dictate.

2.	Independent Auditors

a.	Be directly responsible for appointment, compensation, retention and oversight of the work of the independent auditors. The independent auditors will report directly to the Audit Committee;

b.	Establish procedures for pre-approval of all audit and non-audit services to be performed by the independent auditors;

c.	Assure that, on an annual basis, the independent auditors submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Corporation. The Audit Committee should review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors’ independence;

d.

At least annually, obtain and review a report by the independent auditors describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control reviews, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues;

e.	At least annually, obtain and review the report by the Public Company Accounting Oversight Board (PCAOB) of its annual inspection of the independent auditors’ compliance with the Sarbanes-Oxley Act of 2002, the PCAOB rules, the SEC rules, and the professional standards for performing audits and issuing audit reports;

f.	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner, and report the conclusions of the review to the full board;

g.	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements;

h.	Review with the independent auditor any audit problems or difficulties and management’s response;

i.	Set clear policies on hiring employees or former employees of the independent auditors, taking into account the pressures that exist for auditors seeking a job with the Company which they audit; and

j.	As determined by the Committee, ensure there is appropriate funding for payment of:

1.	Compensation of the independent auditors engaged to prepare and issue an audit report or perform other authorized audit, review or attest services;

2.	Compensation to any advisers engaged by the Committee; and

3.	Ordinary administrative expenses of the Committee.

3.	Internal Auditors

a.	Participate in the selection or removal of the Manager, Internal Audit;

b.	Annually review, revise and approve the charter of the Internal Audit Department;

c.	Review the regular internal reports to management prepared by the Internal Auditing Department and any related response from management;

d.	Review activities, organizational structure, and qualifications of the Internal Audit Department; and

e.	Periodically consult with the internal auditors out of the presence of management about internal controls and other work of the department.

4.	Financial Reporting Processes

a.	In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external;

b.	Consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting;

c.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department;

d.	Assure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental/regulatory organizations and the public satisfy legal requirements;

e.	Review and approve the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

f.	Review reports from management and the independent public auditors on their assessment of the Corporation’s internal controls over financial reporting;

g.	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

h.	Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements;

i.	Review the results of external audits in other financial, compliance and regulatory areas, including but not limited to audits of benefit trust plans, construction projects and compliance with regulatory agency rules; and

j.	Perform any other activities consistent with the Charter, the Corporation’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

5.	Process Improvement

a.	Establish regular and separate systems of reporting to the Audit Committee by management, the independent auditors, the internal auditors, and other employees regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments;

b.	Establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters. Review and discuss an annual report from management regarding the status and effectiveness of this complaint reporting system;

c.	As it determines necessary to carry out its duties, engage independent counsel and other advisers;

d.	Discuss policies with respect to risk assessment and risk management as those policies relate to financial reporting and fraud, and receive reports from management, the internal auditors or the independent public auditors on suspected fraudulent activities;

e.	Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements; and

f.	Review with the independent auditors, the internal auditing department, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

III.	COMPOSITION OF THE COMMITTEE

The Audit Committee and its Chairperson shall be appointed by the Board and be comprised of three or more directors as determined annually by the Board, each of whom shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment from management and the Corporation. Each member of the Committee shall be an Independent Director, as determined by the Board pursuant to the requirements of Section 303A of the New York Stock Exchange Listed Company Manual. A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other board committee, (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or its subsidiaries or (b) be an affiliated person of the Corporation or its subsidiaries.

As such qualifications are interpreted by the Board of Directors in its business judgment, each member shall be financially literate (have the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement), or must become financially literate within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Corporation’s Board of Directors interprets such qualification in its business judgment. The members of the Audit Committee will not serve simultaneously on the audit committees of more than three public companies.

IV.	OPERATION OF THE COMMITTEE

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet with management, the manager of the Internal Auditing Department, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee shall meet by telephone conference with the independent auditors and management quarterly to discuss any significant adjustments or required disclosures prior to the filing of the Form 10-Q and 10-K. The duties and responsibilities of the Audit Committee may not be delegated to other Committees of the Board of Directors.

A majority of the Committee shall constitute a quorum, but the affirmative vote of a majority of the whole Committee shall be necessary in every case to determine official actions of the Committee. The Committee shall keep regular minutes of its proceedings and report the same to the Board.

CLECO CORPORATION

AUDIT COMMITTEE

RESPONSIBILITIES CALENDAR

As last approved April 25, 2008

Responsibility:		When Performed
		Jan	Feb	Apr	May	Jul	Aug	Oct	Nov	As Needed
1	Approve the report in the annual proxy statement required by the SEC and the NYSE	X
2	Annually evaluate the Audit Committee’s performance	X
3	Approve the Internal Audit Annual Plan and Strategy, and revisions to the plan and strategy	X								X
4	Review and discuss quarterly reports from the external auditors, the internal auditors and management	X		X		X		X
5	Review and approve the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management Discussion and Analysis of Financial Condition and Results of Operations.”		X		X		X		X
6	Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies		X		X		X		X	X
7	Review and recommend to the Board of Directors changes to the Audit Committee Charter			X						X
8	Review and approve revisions to the Internal Audit Department Charter			X						X
9	Review and discuss an annual report from management regarding the status and effectiveness of the complaint reporting system							X
10	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner, and report the conclusions to the full board. The evaluation should include obtaining (1) a report by the auditors describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control reviews, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the past five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; (2) a report from the auditor delineating all relationships between the auditors and the Company; and (3) the most recent report by the Public Company Accounting Oversight Board (PCAOB) of its annual inspection of the auditors’ compliance with the Sarbanes-Oxley Act of 2002, the PCAOB rules, the SEC rules and the professional standards for performing audits and issuing audit reports							X
11	Approve appointment of the external auditor for the coming year							X
12	Receive and review reports from management on complaints received regarding accounting, internal accounting controls, or auditing matters									X
13	Pre-approve all audit and non-audit services to be performed by the independent auditors									X
14	Review any significant disagreement among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements									X

APPENDIX C

CLECO CORPORATION

2010 LONG-TERM INCENTIVE COMPENSATION PLAN

CLECO CORPORATION

2010 LONG TERM INCENTIVE COMPENSATION PLAN

i

ii

CLECO CORPORATION

2010 LONG-TERM INCENTIVE COMPENSATION PLAN

Cleco Corporation, a corporation organized and existing under the laws of the State of Louisiana (the “Company”), hereby establishes the 2010 Long-Term Incentive Compensation Plan (the “Plan”).

ARTICLE I

PURPOSE

This Plan is intended to replace the 2000 Long-Term Incentive Compensation Plan (the “Prior Plan”). As of December 31, 2009, the Prior Plan shall expire in accordance with its terms, and no further grants or awards shall be made thereunder. Grants and awards made under the Prior Plan as of such date shall remain outstanding and in effect until exercised, matured, expired or forfeited in accordance with their terms. This Plan is further intended to provide flexibility to the Company in connection with its compensation practices and to attract, retain and motivate officers, executives and other key employees through the grant of nonqualified stock options, incentive stock options, restricted stock, common stock equivalent units, stock appreciation rights, and other forms of equity compensation, all as more fully set forth below.

ARTICLE II

DEFINITIONS

2.1 Affiliate means any corporation or other form of entity of which the Company owns, from time to time, directly or indirectly, at least 50% of the total combined voting power of all classes of stock or other equity interests.

2.2 Board or Board of Directors means the Board of Directors of the Company.

2.3 Business Transaction means the sale, lease or other disposition of all or substantially all of the assets of an Affiliate (in one or a series of transactions) to an entity other than the Company or another Affiliate or the sale or other disposition of all or substantially all of the issued and outstanding stock or other equity interests of an Affiliate to an entity, other than the Company or another Affiliate; provided that a Business Transaction shall not otherwise constitute a Change in Control hereunder.

2.4 Cause, unless otherwise specified in an employment or similar agreement between a Participant and the Company, means that a Participant has:

a.	Committed an intentional act of fraud, embezzlement or theft in the course of employment or otherwise engaged in any intentional misconduct which is materially injurious to the financial condition or business reputation of the Company or its Affiliates;

b.	Committed intentional damage to the property of the Company and its Affiliates or committed intentional wrongful disclosure of proprietary information or confidential information, which is materially injurious to the financial condition or business reputation of the Company or its Affiliates;

c.	Been convicted with no further possibility of appeal, or entered a guilty or nolo contendere plea, for a felony or a crime involving moral turpitude;

d.	Willfully and substantially refused to perform the essential duties of his or her position after written notice from the Company;

e.	Intentionally, recklessly or negligently violated any material provision of the Company’s code of conduct or equivalent code of policy that is applicable to the Participant;

f.	Intentionally, recklessly or negligently violated any material provision of the Sarbanes-Oxley Act of 2002 or any of the rules adopted by the Securities and Exchange Commission implementing any such provision; or

g.	Failed to fully cooperate to the extent requested by the Company or an Affiliate with investigations by government or independent agencies involving the Company or an Affiliate.

No act or failure to act on the part of a Participant will be deemed ‘intentional’ if it was due primarily to an error in judgment or negligence, but will be deemed ‘intentional’ only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

2.5 Change in Control means and shall be deemed to occur upon the consummation of:

a.	An event involving the Company occurs of a nature that the Company would be required to report in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act;

b.	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any “person” who on the effective date of this Plan is a director or officer of the Company or an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) sponsored by the Company or an Affiliate, is or becomes the “beneficial owner” (as determined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

c.	During any period of 24 consecutive months after the effective date of this Plan, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least 80% of the directors then in office who were directors at the beginning of such period;

d.	The Company shall be party to a merger or consolidation with another corporation and, as a result of such transaction, less than 80% of the then outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company other than “affiliates” (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any party to such transaction, as the same shall have existed immediately before such transaction;

e.	The Company sells, leases, or otherwise disposes of, in one transaction or in a series of related transactions, all or substantially all of its assets;

f.	The shareholders of the Company approve a plan of dissolution or liquidation; or

g.	All or substantially all of the assets or the issued and outstanding membership interests of Cleco Power LLC is sold, leased or otherwise disposed of in one or a series of related transactions to a person, other than the Company or another Affiliate.

The Board of Directors shall determine whether a Change in Control has occurred hereunder.

2.6 Code means the Internal Revenue Code of 1986, as amended.

2.7 Committee means the persons appointed in accordance with the provisions of Section 5.1 hereof to administer this Plan.

2.8 Common Stock means $2.00 par value voting Common Stock issued by the Company.

2.9 Common Stock Equivalent Unit means a unit representing a share of Common Stock, which is valued by reference to the value of a share of Common Stock, as more fully set forth in Article IX hereof.

2.10 Covered Employee means the chief executive officer and the four highest compensated officers of the Company (other than the chief executive officer), determined in accordance with Code Section 162(m) and the regulations promulgated thereunder.

2.11 Disability means that a Participant, by reason of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, (a) has been receiving income replacement benefits for a period of not less than three months under a separate long-term disability plan or policy maintained by the Company or an Affiliate, or (b) is unable to engage in any substantial gainful employment.

2.12 Dividend Equivalent Unit means a dollar denominated amount equal to cash dividends declared and paid with respect to a share of the Company’s Common Stock. Dividend Equivalent Units may relate only to shares of Restricted Stock or to Common Stock Equivalent Units awarded hereunder and shall be allocated in accordance with Section 9.2 hereof.

2.13 Eligible Director means an individual, other than an Employee, who serves as a member of (a) the Board of Directors of the Company, or (b) the board of directors of an Affiliate, provided that such Affiliate is designated by the Committee as a participating Affiliate hereunder.

2.14 Employee means a regular, common law employee of the Company and/or its Affiliates, including officers and directors, determined in accordance with the Company’s standard personnel policies and practices, but excluding individuals who are classified by the Company as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.

2.15 Exchange Act means the Securities Exchange Act of 1934, as amended, including any rule, regulation or interpretation promulgated thereunder.

2.16. Exercise Price means the per share price at which an Option or SAR may be exercised.

2.17 Fair Market Value means the average of the high and low closing sales prices of a share of Common Stock on the New York Stock Exchange Composite Transactions reporting system on the date as of which such value is being determined hereunder or, if no sales occurred on such day, then on the immediately preceding date on which there were such sales.

2.18 409A Incentive shall mean an Incentive that is awarded in the form of Common Stock Equivalent Units or in the form of Dividend Equivalent Units, without regard to whether any such unit is settled in the form of cash or Common Stock.

2.19 Incentive means a right to purchase or receive shares of Common Stock or cash in accordance with the terms of this Plan. An Incentive may be granted or awarded in the form of Common Stock Equivalent Units, Options, Restricted Stock, Stock Appreciation Rights, Dividend Equivalent Units or a combination thereof.

2.20 Incentive Stock Option or ISO means an option to purchase shares of Common Stock that meets the requirements of Code Section 422 and is granted in accordance with Section 6.2 hereof.

2.21 Ledger Account means a bookkeeping entry established and maintained by the Company in connection with the allocation of Common Stock Equivalent or Dividend Equivalent Units hereunder.

2.22 Nonqualified Stock Option means an option to purchase shares of Common Stock granted in accordance with the terms of Section 6.1 hereof.

2.23 Option means an Incentive Stock Option or a Nonqualified Stock Option.

2.24 Participant means an Employee or an Eligible Director who is granted or awarded an Incentive under this Plan.

2.25 Performance Cycle means the period designated by the Committee during which designated Performance Objectives shall be obtained.

2.26 Performance Objectives means performance criteria designated by the Committee to be achieved during a designated Performance Cycle. Such objectives may relate to the business and affairs of the Company, an Affiliate, a division, department, unit or profit center of the Company or an Affiliate, including, without limitation, the attainment of goals related to the Company’s earnings per share (EPS), whether or not calculated on a fully diluted basis, earnings before interest and taxes (EBIT), return on equity (ROE), return on investment (ROI), return on invested capital (ROIC), return on assets (ROA), growth in net income, growth in market share or change in the price of Common Stock, whether with or without consideration or reinvested dividends; such objectives may relate to any Participant or any Employee or group of Participants or Employees and may be determined with respect to the performance of Cleco and/or its Affiliates or such performance compared to a designated peer group.

2.27 Plan means this 2010 Long-Term Incentive Compensation Plan, as may be amended from time to time.

2.28 Restricted Stock means an award of Common Stock subject to restrictions on transfer or forfeiture conditions.

2.29 Retirement or Retire means the date on which a Participant Separates From Service on account of his or her normal, early or deferred retirement as defined in the separate defined benefit plan maintained by the Company or Affiliate under which the Participant is covered, provided the Participant is eligible to receive an immediate benefit thereunder.

2.30 Separation Date or Separation From Service means the later of the date on which (a) a Participant’s employment with the Company and its Affiliates ceases, or (b) the Company and such Participant reasonably anticipate that he or she will perform no further services for the Company and its Affiliates, whether as a common law employee or independent contractor. Notwithstanding the foregoing, a Participant may be deemed to have separated from service if he or she continues to provide services to the Company or an Affiliate, whether as an employee or an independent contractor, provided such continuing services are not more than 20% of the average level of services performed by such Participant during the immediately preceding 36-month period. If a termination of employment or other Separation from Service, including Retirement, is required as a condition of any certification of Common Stock or cash payment hereunder, such termination or separation shall be determined with reference to such Participant’s Separation Date.

2.31 Specified Employee shall be determined in accordance with Code Section 409A and shall generally mean that a Participant is a ‘key employee’ of the Company or an Affiliate, within the meaning of Code Section 416(i), (ii) or (iii), but determined without regard to paragraph (i)(5) thereof, as of his or her Separation Date. A Participant who satisfies such requirement as of a December 31st shall be considered a Specified Employee hereunder during the 12-month period commencing on the immediately following April 1st.

2.32 Stock Appreciation Right or SAR means a right that is based upon the appreciation of Common Stock and is granted in accordance with Article VII hereof.

2.33 Tandem Stock Appreciation Right or Tandem SAR means a Stock Appreciation Right granted with respect to shares of Common Stock covered by an Option.

ARTICLE III

ADOPTION; RESERVATION OF SHARES; MAXIMUM AWARDS

3.1 Adoption and Effective Date. Subject to its approval by the Company’s shareholders, this Plan shall be effective as of January 1, 2010 (the “Effective Date”).

3.2 Duration. This Plan shall commence on its Effective Date and shall remain in effect until (a) all Incentives have been satisfied by the issuance of shares of Common Stock or cash payments or a combination thereof or have been expired, otherwise terminated or forfeited, or (b) restrictions or Performance Objectives imposed on shares of Common Stock have lapsed. No Incentive shall be granted hereunder after January 1, 2020.

3.3 Number and Type of Shares. Subject to adjustment as provided in Section 3.5 hereof, a maximum of 2,250,000 shares of Common Stock shall be available for issuance under the Plan, consisting of:

a.	1,250,000 shares newly reserved by the Company for such purpose; and

b.	1,000,000 shares previously reserved for issuance under the Prior Plan, but not issued or subject to issuance thereunder.

Common Stock issued in connection with the grant or award of an Incentive may be authorized and unissued shares, issued shares held as treasury shares or shares acquired on the open market or through private purchase.

3.4 Share Counting. The number of shares available for grant, award transfer, issuance or other payment under the Plan shall be reduced by the number of shares actually granted, awarded, transferred, issued or paid hereunder. Shares of Common Stock covered by Incentives that are not earned or that are cancelled, forfeited, terminated, expired or otherwise lapse for any reason and Incentives that are not exercised shall again be available for grant, award or issuance under the Plan.

3.5 Adjustment. In the event of any merger, consolidation or reorganization of the Company with another entity there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such substitution or adjustment, the purchase price of any Option, the Performance Objectives applicable to any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted to the extent necessary to prevent the dilution or enlargement of any Incentive granted hereunder.

3.6 Individual Limitations. The maximum aggregate number of shares of Common Stock that may be granted or awarded to an individual Participant in the form of Options, SARs, Restricted Stock and Common Stock Equivalent Units during any calendar year shall not exceed 250,000 shares (subject to adjustment as provided in Section 3.5 hereof). The maximum aggregate amount distributable in the form of cash that may be paid to an individual Participant in any calendar year shall not exceed $1,500,000. The foregoing limitations shall be applied in a manner consistent with the “performance-based compensation” rules imposed under Code Section 162(m).

ARTICLE IV

PARTICIPATION

4.1 Eligibility. Employees of the Company and its Affiliates shall be eligible to receive Incentives under this Plan, when designated by the Committee. Employees may be designated for participation hereunder individually or by groups or categories, in the discretion of the Committee.

Eligible Directors of the Company shall participate in this Plan without necessity of further action; Eligible Directors of Affiliates shall participate in this Plan when designated by the Committee.

4.2 No Continued Employment. No Participant shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of the grant or award of an Incentive or the issuance of Common Stock or other form of payment hereunder.

ARTICLE V

ADMINISTRATION OF PLAN

5.1 Composition of/Actions by the Committee. This Plan shall be administered by a committee appointed by the Board of Directors consisting of not less than two persons, which shall ordinarily be the Compensation Committee of the Board, provided that:

a.	To the extent the grant or award of an Incentive is intended to be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act, each acting member of the Committee shall be a “non-management director” within the meaning of such rule; and

b.	To the extent the grant or award of an Incentive hereunder is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m), each acting member of the Committee shall be an “outside director” within the meaning of such section.

The Committee, in its discretion, may delegate to one or more executive officers of the Company the authority to grant or award Incentives hereunder, except that (a) the authority to make grants or awards intended to be exempt transactions under Rule 16b-3 promulgated under the Exchange Act shall not be delegated, (b) the authority to grant or award “performance-based compensation” within the meaning of Code Section 162(m) shall not be delegated, including the designation of Performance Objectives in connection therewith, and (c) the authority to make grants and awards to the Company’s named executive officers shall not be subject to delegation hereunder. Any grant or award made pursuant to such delegation shall be subject to subsequent ratification by the Committee or the Board, as the case may be.

Notwithstanding the foregoing, the Board of Directors may act in lieu of the Committee hereunder and shall act with respect to the grant or award of Incentives to Eligible Directors hereunder.

5.2 Power and Authority. The Committee shall have the discretionary power and authority to (a) designate Participants hereunder, except as to Eligible Directors who shall be designated by the Board, (b) grant or award Incentives under the Plan, including the determination of the terms and conditions thereof, except as to Eligible Directors, whose Incentives shall be granted or awarded by the Board, (c) construe and interpret the provisions of the Plan and any form or agreement related thereto, (d) establish and adopt rules, regulations, and procedures relating to the Plan and the grant or award of Incentives hereunder, including, without limitation, procedures for the crediting of periods of employment with an Affiliate and/or during any period of part-time employment, (e) interpret, apply and construe such rules, regulations and procedures, and (f) make any other determination which it believes necessary or advisable for the proper administration of the Plan.

Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company, its Affiliates and Participants and their beneficiaries or heirs. The Committee may make determinations selectively among Participants who receive or are eligible to receive Incentives hereunder, whether or not such Participants are similarly situated.

ARTICLE VI

OPTIONS

6.1 Grant of Options. The Committee may grant Nonqualified Stock Options and Incentive Stock Options to such Participants as it may designate, from time to time, subject to the following:

a.	The Exercise Price shall be not less than the Fair Market Value of the Common Stock on the date the Option is granted.

b.	The number of shares of Common Stock subject to an Option shall be designated by the Committee at the time of grant.

c.	The term of each Option shall be determined by the Committee, but shall not be longer than ten years, measured from the date of grant.

d.	The exercise of an Option granted hereunder shall be subject to such Performance Objectives or other conditions, as the Committee deems appropriate.

e.	Each Option shall be exercisable at such time or times during its term as may be determined by the Committee.

6.2 Incentive Stock Options. In addition to the provisions of Section 6.1 hereof, Incentive Stock Options shall be subject to the following:

a.	ISOs shall not be granted to Eligible Directors.

b.	No ISO shall be granted to a Participant hereunder if the aggregate Fair Market Value of Common Stock with respect to which such ISO is first exercisable during any calendar year (under this Plan and any other plans of the Company and its Affiliates) exceeds $100,000.

c.	No ISO shall be granted to any Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate (determined in accordance with Code Section 424), unless the exercise price of such option is not less than 110% of Fair Market Value, determined at the time of grant.

d.	An ISO granted hereunder shall be subject to such additional terms and conditions as the Committee deems necessary or advisable, consistent with the provisions of Code Section 422 and the regulations promulgated thereunder.

e.	An ISO granted hereunder shall be recharacterized as a Nonqualified Stock Option to the extent that the requirements imposed under Code Section 422 are not satisfied.

f.	The maximum number of ISOs that may be issued hereunder shall be the number of shares determined in accordance with Section 3.3 hereof.

6.3 Manner of Exercise; Issuance of Common Stock. An Option shall be exercised, in whole or in part, by providing notice to the Committee, specifying the number of shares of Common Stock to be purchased and accompanied by the full Exercise Price for such shares. The Exercise Price shall be payable in the form of cash (including cash equivalents), by delivery of shares of Common Stock held by the Participant (whether mature or otherwise), by the withholding of shares otherwise issuable upon exercise, by combination thereof or in such other manner as may be authorized, from time to time, by the Committee. Common Stock tendered in payment of the Exercise Price or withheld in consideration of such price shall be valued at Fair Market Value as of the date of exercise.

A Participant may exercise Options and contemporaneously sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, provided that the proceeds thereof are applied to the payment of the Exercise Price of the shares. Any such transaction shall be with the consent of the Committee.

As soon as practicable after the receipt of written notification or exercise and payment of the option price in full, the Committee shall cause the Company to deliver to the Participant, registered in the Participant’s name, certificates representing shares of Common Stock in the appropriate amount.

6.4 Rights as Stockholder. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a stockholder with respect to the shares subject to such Option, including the award of Dividend Equivalent Units with respect thereto.

6.5 Effect of Separation From Service. Unless otherwise provided by the Committee, Options granted hereunder shall be exercisable only while a Participant is an Employee; thereafter, Options shall be exercisable, to the extent vested and exercisable as of the Participant’s Separation Date:

a.	During the one-year period following the date of the Participant’s death, but by the Participant’s estate or heirs;

b.	During the three-year period following the Participant’s Disability or Retirement; or

c.	During the 30-day period following a Separation From Service for any other reason, except Cause.

To the extent not exercised within the time prescribed under Code Section 422, Incentive Stock Options otherwise exercisable hereunder shall be recharacterized as Nonqualified Stock Options and shall be subject to exercise at the time or times provided herein. To the extent not exercised within the period or periods prescribed hereunder, Options shall expire and be deemed cancelled and forfeited without the requirement of notice or the payment of compensation.

Unless otherwise provided by the Committee, if a Participant’s employment is terminated for Cause, then notwithstanding any provision of this Plan or any related form or agreement to the contrary, Options granted hereunder, whether or not then vested, shall be deemed cancelled and forfeited as of such Separation Date, without the requirement of notice or the payment of compensation.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 General Provisions. The Committee may grant Stock Appreciation Rights to such Participants as it may designate, from time to time, subject to the following:

a.	Each SAR granted hereunder shall relate to the number of shares of Common Stock designated by the Committee at the time of grant.

b.	Unless otherwise provided by the Committee, if a Tandem SAR is granted hereunder (i) the number of shares of Common Stock to which the Tandem SAR relates shall be reduced in the same proportion that the Option related to the Tandem SAR is exercised, or (ii) the Option shall be reduced in the same proportion that the Tandem SAR is exercised.

c.	The Exercise Price of each SAR granted hereunder shall not be less than the Fair Market Value of a share of Common Stock, determined as of the date of grant; the Exercise Price of a Tandem SAR shall be the same as its related Option.

d.	The exercise of each SAR granted hereunder shall be subject to such Performance Objectives or other conditions as the Committee deems appropriate, except that the terms and conditions applicable to a Tandem SAR shall be the same as its related Option.

e.	Each SAR shall be exercisable at such time or times during its term as may be determined by the Committee, except that a Tandem SAR shall not be exercisable after the related Option expires or is forfeited.

f.	The term of each SAR granted hereunder, whether or not a Tandem SAR, shall not exceed ten years.

7.2 Manner of Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Committee, specifying the number of SARs to be exercised. The Committee shall, promptly after receipt of such notice, deliver to the Participant shares of Common Stock free of or subject to restriction or cash or a combination thereof (determined in the discretion of the Committee) with a Fair Market Value equal to the amount determined in accordance with Section 7.3 hereof.

7.3 Settlement. The amount payable to a Participant upon the exercise of an SAR shall be determined by multiplying:

a.	The number of shares of Common Stock with respect to which the SAR is exercised; by

b.	The excess of the Fair Market Value of a share of Common Stock on the exercise date over the Exercise Price.

7.4 Effect of Separation From Service. Unless otherwise specified by the Committee, a SAR granted hereunder shall be exercisable only while a Participant is an Employee of the Company or an Affiliate and thereafter in accordance with the provisions of Section 6.5 hereof.

7.5 Nature of SARs. Stock Appreciation Rights granted hereunder shall not be deemed to constitute property or create a trust or fiduciary relationship as between any Participant and the Company, any Affiliate or the Committee. The rights of a Participant with respect to any SAR shall be limited to the right to receive cash or Common Stock, whether restricted or unrestricted, upon the exercise thereof.

ARTICLE VIII

RESTRICTED STOCK

8.1 General Provisions. The Committee may award shares of Restricted Stock to such Participants as it may designate, from time to time, subject to the following terms and conditions:

a.	The number of shares of Restricted Stock shall be determined by the Committee at the time of award; and

b.	Shares of Restricted Stock awarded hereunder shall be subject to such terms, conditions and restrictions for such period or periods as the Committee, in its discretion, may determine (including, without limitation, restrictions on transfer or other disposition, forfeiture provisions, and/or restrictions based upon the achievement of Performance Objectives).

8.2 Enforcement of Restrictions. In order to enforce any restriction imposed pursuant to Section 8.1 hereof, a Participant receiving an award of Restricted Stock hereunder shall enter into an agreement with the Committee setting forth the conditions of such award. Each certificate issued with respect to an award of Restricted Stock shall bear such legends as the Committee, in its sole discretion, shall deem necessary or appropriate. The Committee, in its discretion, may additionally require that shares of Restricted Stock registered in the name of the Participant be deposited, together with a stock power endorsed in blank, with the Company pending the lapse of such restrictions.

8.3 Lapse of Restrictions. The Committee shall notify an affected Participant at the end of each Performance Cycle or other period during which shares of Restricted Stock are subject to forfeiture and/or other restrictions as to the number of shares of Common Stock with respect to which restrictions shall be deemed lapsed or Performance Objectives shall be deemed attained. Unless otherwise provided by the Committee at the time of award, a certificate representing the number of shares of Common Stock with respect to which such lapse or attainment has occurred shall be delivered to each affected Participant free of restriction or the Committee shall cause such shares to be delivered in book entry form.

8.4 Shareholder Rights. Subject to any restrictions or limitations imposed by the Committee, each Participant receiving an award of Restricted Stock hereunder shall have the full voting rights of a stockholder with respect to such shares during any period in which the shares are subject to Performance Objectives or forfeiture or other restrictions on transfer. During any such period, dividends paid in cash or property with respect to the underlying shares of Common Stock shall be paid to the Participant currently, accrued by the Company in the form of Dividend Equivalent Units or converted to additional shares of stock, as determined by the Committee at the time of award.

8.5 Effect of Separation From Service. Unless otherwise provided by the Committee, if an Employee Separates From Service prior to the date on which Performance Objectives or other restrictions imposed on Restricted Stock awarded hereunder have lapsed:

a.	If such separation is on account of Retirement on or after age 55, death, Disability or involuntary termination other than on account of Cause, such restrictions shall lapse and such Performance Objectives shall be deemed satisfied with respect to (i) the actual number of shares of Restricted Stock with respect to which forfeiture restrictions are deemed lapsed and/or Performance Objectives are deemed satisfied, determined at the end of the applicable Performance Cycle or other designated forfeiture period, (ii) multiplied by a fraction, the numerator of which is the number of days in such period or cycle prior to such Retirement, Disability, death or separation, and the denominator of which is the total number of days in such cycle or period. Shares of Common Stock subject to certification or delivery hereunder shall be certificated or otherwise delivered at the time prescribed in Section 8.3 hereof.

b.	If such severance is on account of voluntary termination of employment, other than Retirement on or after age 55, severance is involuntary, on account of Cause, or for any other reason not specified in subparagraph a hereto, any Restricted Stock shall be deemed cancelled and forfeited as of the date of such termination or other severance, without the requirement of notice or the payment of compensation.

ARTICLE IX

COMMON STOCK EQUIVALENT UNITS/DIVIDEND EQUIVALENT UNITS

9.1 Allocation of Common Stock Equivalent Units. The Committee, in its discretion, may allocate Common Stock Equivalent Units to a Participant hereunder, subject to the following:

a.	The number of units allocated to a Participant shall be determined by the Committee;

b.	The units shall be subject to such Performance Objectives and/or other restrictions as the Committee deems appropriate, which shall be attained or satisfied during the Performance Cycle or other restriction or forfeiture period designated by the Committee at the time of award or allocation hereunder.

c.	The units may relate to a grant of Restricted Stock hereunder and, in such event, shall be subject to the Performance Objectives and/or additional restrictions applicable to the related grant of Restricted Stock, unless the Committee otherwise provides.

9.2 Allocation of Dividend Equivalent Units. The Committee, in its discretion may provide for the allocation of Dividend Equivalent Units with respect to Restricted Stock awarded or Common Stock Equivalent Units allocated hereunder. Common Stock Equivalent Units awarded hereunder shall be allocated to a Ledger Account as of each dividend payment date. Any such units may be maintained in dollar denominated form or deemed reinvested in additional Common Stock Equivalent Units, as the Committee may prescribe.

9.3 Ledger Account. Units allocated to a Participant hereunder shall be credited to the Ledger Account established and maintained for such Participant on the books and records of the Company. Such Ledger Account, including units credited thereto, shall be bookkeeping entries only and shall not require the Company or any Affiliate to segregate or otherwise earmark or reserve assets. No shares of Common Stock shall be issued or issuable, nor shall cash be subject to distribution, at the time or times units are credited to a Ledger Account established hereunder.

9.4 Distribution. All Common Stock Equivalent Units, including any related Dividend Equivalent Units allocated hereunder shall be distributable in accordance with the terms and conditions imposed by the Committee at the time of allocation or award. When any such unit is or becomes distributable, the affected Participant shall be entitled to receive a distribution in such form (which may include shares of Common Stock, with or without legends, including book entry securities, Restricted Stock, cash or a combination thereof) as the Committee shall determine.

Distribution shall be made hereunder at the time or times prescribed by the Committee at the time of award or, if no such time or times is specifically prescribed, as of the first business day of the third calendar month following the end of any applicable Performance Cycle or other restriction or forfeiture period designated by the Committee at the time of allocation or award hereunder.

9.5 Not a Stockholder. The allocation of Common Stock Equivalent Units to a Ledger Account shall not entitle a Participant to exercise the rights of a stockholder of the Company until the issuance of shares of Common Stock with respect to such allocation.

9.6 Effect of Separation From Service. Unless otherwise provided by the Committee, if a Participant Separates From Service with Common Stock Equivalent Units or Dividend Equivalent Units credited to one or more Ledger Accounts hereunder, the provisions of Section 8.5 hereof shall apply to determine the number of such units distributable to the Participant, if any.

ARTICLE X

PERFORMANCE OBJECTIVES

The Committee, in its discretion, may impose Performance Objectives as a condition of the grant or award of any Incentive hereunder, such objectives to be achieved during the Performance Cycle prescribed by the Committee. The Committee shall establish such Performance Objectives at the time of grant or award or annually during the term of such grant or award or Performance Cycle. Once established, Performance Objectives may be changed, adjusted or amended during the Performance Cycle, in the discretion of the Committee; provided that if any such objectives are intended to apply to performance-based compensation within the meaning of Code Section 162(m), the exercise of such discretion shall be limited in accordance with the limitations set forth in such section. The Committee may waive all or any portion of the Performance Objectives during or after the term of the grant or award on account of a change in circumstances.

At the conclusion of the term of an affected Incentive or any Performance Cycle, the Committee shall determine the portion of such grant or award that shall be deemed free of restriction on account of the attainment of the applicable Performance Objectives. The Committee shall notify each affected Participant as to whether the Performance Objectives have been achieved, in whole or in part, and the number of shares of Common Stock or equivalents thereto, including Dividend Equivalent Units, with respect to which restrictions have lapsed on account of the attainment of such objectives.

ARTICLE XI

INCENTIVES FOR ELIGIBLE DIRECTORS

11.1 Stock In Lieu of Compensation. Each Eligible Director shall be entitled to elect to receive all or a portion of his or her annual compensation in the form of Common Stock, instead of in cash. The number of shares issued to the Eligible Director shall equal the quotient of:

a.	The amount of compensation that the Eligible Director elects to receive in the form of Common Stock; divided by

b.	The Fair Market Value of Common Stock, determined as of the first business day following the meeting with respect to which the compensation is paid or payable.

11.2 Grants and Awards. The Board may, whether annually or from time to time, grant or award Incentives to one or more Eligible Directors, subject to such terms and conditions as the Board deems appropriate, except that (a) Incentive Stock Options shall not be granted to Eligible Directors, and (b) in no event shall the number of shares of Common Stock covered by grants or awards to any individual director hereunder exceed 10,000 shares in any calendar year.

ARTICLE XII

MISCELLANEOUS

12.1 Amendment and Termination. The Board of Directors may amend or terminate this Plan at any time; any such action may be taken without the approval of the Company’s shareholders, but only to the extent that shareholder approval is not required under applicable Federal or state law, regulation or stock exchange rules.

The Committee or the Board of Directors, as the case may be, shall possess the authority to amend the terms of an Incentive granted or awarded hereunder; provided, however, that no such amendment shall materially impair any such Incentive without the consent of each affected Participant or Eligible Director.

Notwithstanding any provision of this Plan to the contrary, neither the Company, the Committee nor the Board of Directors shall, without the approval of the Company’s shareholders:

a.	Amend any outstanding Option or SAR granted hereunder to reduce the Exercise Price,

b.	Cancel and exchange an outstanding Option or SAR for cash, other Incentives or for other Options or SARs with a lesser Exercise Price; provided that the foregoing limitations shall not apply in connection with a corporate transaction involving the Company, including, without limitation, any transaction contemplated under Section 3.5 hereof.

12.2 Transferability of Incentives. Except as expressly provided in this Section 12.2, no Incentive granted hereunder shall be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof, whether by operation of law or otherwise, and whether voluntarily or involuntarily (except in the event of the holder’s death by will or the laws of descent and distribution) and neither the Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant or Eligible Director. During a Participant’s or Eligible Director’s lifetime, an Incentive may be exercised only by the Participant or Eligible Director or by the guardian or legal representative of such person.

Notwithstanding the foregoing, the Committee, in its sole discretion, may provide that any Incentive awarded hereunder, except an Incentive Stock Option or Tandem SAR related thereto, may be transferred by a Participant or Eligible Director to members of such Participant’s or Eligible Director’s immediate family, any trust for the benefit of such family members, and/or partnerships whose partners are such family members, but such transferees may not transfer such Incentives to third parties. For purposes of this Section 12.2, the term “immediate family” shall have the meaning ascribed to such term in Rule 16a-1(e) promulgated under the Exchange Act.

Each transferee shall be subject to the terms and conditions applicable to the Incentive prior to such transfer and, prior to any transfer hereunder, each such transferee and the related Participant or Eligible Director shall enter into a written agreement with the Committee acknowledging such terms and conditions, including, but not limited to, the conditions with regard to the liability for payment of any and all taxes, as well as any other restriction determined to be reasonably necessary by the Committee. To the extent the Committee determines that any transfer hereunder would result in the loss of the exemption provided under Rule 16b-3 of the Exchange Act or a similar provision, such transfer shall be deemed invalid.

12.3 Withholding. The Company shall have the right to withhold from any payment or distribution made under the Plan or to collect as a condition of any such payment or distribution, any taxes required by law to be withheld. Unless otherwise provided by the Committee in a specific grant or award hereunder, a Participant may satisfy this obligation, in whole or in part, by directing the Company to withhold from any payment or distribution shares of Common Stock having a Fair Market Value equal to the amount required to be withheld, determined for Federal income tax purposes at a rate not in excess of the aggregate rates applicable to supplemental wage payments and employment taxes. Common Stock withheld hereunder shall be valued at Fair Market Value, determined as of the date on which such shares are otherwise subject to distribution hereunder.

12.4 Change in Control. Unless otherwise provided by the Committee at the time of grant or award hereunder, in the event of a consummation of a Change in Control:

a.	All outstanding Options shall be fully vested and remain exercisable during the six-month period following such change or such longer period as may be provided in any agreement evidencing an individual grant hereunder, but in no event more than ten years following the date of such grant;

b.	Any restrictions, conditions or objectives, whether on transfer or otherwise, imposed with respect to Restricted Stock awarded hereunder shall be deemed satisfied or lapsed at the maximum level; any such award shall be promptly certificated and delivered to each affected Participant hereunder;

c.	Any Dividend Equivalent Units then allocated to a Ledger Account shall be vested at the target level;

d.	Any Performance Objectives or other conditions or restrictions then applicable to any 409A Incentive, other than Dividend Equivalent Units, shall be deemed satisfied at the maximum level; and

e.	Any cash payment to be made or Common Stock to be certificated and delivered with respect to any 409A Incentive shall be paid or delivered, as the case may be, free of further restriction or limitation, upon the earlier of:

i.	Each affected Participant’s death, Disability or Separation Date; or

ii.	The first business day of the third calendar month following the end of the Performance Cycle with respect to which such Incentive relates.

12.5 Business Transaction. If a Participant Separates From Service as a result of the occurrence of a Business Transaction, and such separation is involuntary by the Company, other than on account of Cause, his or her Incentives then outstanding hereunder shall be disposed of in accordance with the provisions of Section 12.4 hereof, determined as if such Business Transaction constitutes a Change in Control. The Committee or its designee shall determine whether a Business Transaction has occurred hereunder and whether any Separation From Service is in connection with such transaction.

12.6 Agreements. The terms of each Incentive granted or awarded hereunder shall be evidenced by a separate agreement between each Participant or Eligible Director and the Committee setting forth the terms and conditions applicable to such Incentive; such agreement shall be made in writing or by such electronic means as the Committee deems appropriate.

12.7 Additional Legal Requirements. The obligation of the Company or any of its Affiliates to deliver Common Stock to any Participant hereunder or to deliver such stock free of restriction shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee. Certificates for shares of Common Stock issued hereunder may be legended, as the Committee shall deem appropriate.

12.8 Governing Law. The Plan and any Incentive granted under the Plan shall be governed by the laws of the State of Louisiana.

12.9 Other Benefits. Incentives granted to a Participant under the terms of the Plan shall not impair or otherwise reduce such Participant’s compensation, life insurance or other benefits provided by the Company or its Affiliates; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

12.10 Compliance with Code Section 162(m). The Committee, in its discretion, shall determine whether any specific Incentive granted or awarded to a Participant who is a Covered Employee shall be structured to constitute “performance-based compensation” within the meaning of Code Section 162(m).

12.11 Compliance with Code Section 409A. As to any 409A Incentive, this Plan and any agreement issued or procedure adopted in connection therewith is intended to comply and to be interpreted and construed in accordance with the provisions of Code Section 409A. With respect to any 409A Incentive granted or awarded hereunder and notwithstanding any provision of this Plan or the terms of any such Incentive to the contrary, the Committee (or its designee) shall exercise any discretion afforded hereunder only to the extent such discretion may be exercised in accordance with the provisions of Code Section 409A.

If a Participant is a Specified Employee as of his or her Separation Date, any Common Stock to be certificated and delivered or cash payment to be made with respect to a 409A Incentive on account of such Participant’s Separation From Service, including Retirement, shall be postponed until the first business day of the seventh calendar month following his or her Separation Date. The Company shall make such payment at the time provided herein without liability for interest or other loss of investment opportunity. This Plan was approved by the Board Directors of Cleco Corporation on January 30, 2009 to be effective as of January 1, 2010, subject to the approval of the Shareholders of the Company, as more fully described in Section 3.1 hereof.

CLECO CORPORATION

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004

000000000.000000 ext        000000000.000000 ext

000000000.000000 ext        000000000.000000 ext

000000000.000000 ext        000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet must be received by 12:59 a.m., Central Time, on April 24, 2009.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors —	The Board of Directors recommends a vote FOR all the nominees listed. To elect three Class III directors each of whom will serve until the annual meeting in 2012, or until their successors are elected and qualified.

1. Nominees: 01 - J. Patrick Garrett 02 - Elton R. King 03 - Logan W. Kruger	+

☐	Mark here to vote FOR all nominees			01	02	03
☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

	For	Against	Abstain

Instructions: Unless otherwise specified below, this proxy authorizes the proxies named on the reverse side of this card to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of Directors. To specify different instructions with regard to cumulative voting, mark the box below with an X and write your instructions on the line below.

2.   To ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

	☐	☐	☐
3. To approve the Cleco Corporation 2010 Long-Term Incentive Compensation Plan.	☐	☐	☐
4. To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.				☐

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cleco Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 24, 2009

The undersigned hereby appoint(s) Michael H. Madison, Wade A. Hoefling and Judy P. Miller or any of them (each with full power to act alone and with power of substitution), as proxies, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote all shares of capital stock of Cleco Corporation held of record by the undersigned as of the close of business on February 24, 2009, at the annual meeting of shareholders to be held on April 24, 2009, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specific directions are given, your shares will be voted FOR each of the proposals, including FOR the election of the three Class III director nominees listed on the reverse side hereof. The proxies retain the right to cumulate common stock votes, and to allocate such votes among, one or more of the nominees for director as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to Cleco Corporation’s board of directors; unless the specific number of votes for directors is listed on the reverse side. The individuals designated above will vote in their discretion on any other matter that may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof. The undersigned hereby revokes all proxies heretofore given in connection with the 2009 annual meeting of shareholders.

Please complete, sign, date and mail this proxy card in the accompanying postage-paid envelope unless you vote using the Internet.

(Items to be voted appear on reverse side.)

c/o Proxy Services Corporation 200 A Executive Drive Edgewood, NY 11717

VOTER CONTROL NUMBER

Your vote is important. Please vote immediately.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. However, voting using the Internet does not allow you to cumulate votes in the election of directors. If you wish to cumulate your director votes in a specific manner, you must complete and mail in the proxy card and follow the instructions for cumulative voting on the card.

THE WEB ADDRESS IS www.proxyvoting.com/cleco

IF YOU VOTE BY INTERNET, PLEASE DO NOT MAIL THE

PROXY CARD

THANK YOU FOR VOTING

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors —	The Board of Directors recommends a vote FOR all the nominees listed. To elect three Class III directors each of whom will serve until the annual meeting in 2012, or until their successors are elected and qualified.

1. Nominees: 01 - J. Patrick Garrett 02 - Elton R. King 03 - Logan W. Kruger	+

☐	Mark here to vote FOR all nominees			01	02	03
☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐

B	Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

	For	Against	Abstain

Instructions: Unless otherwise specified below, this proxy authorizes the trustee and the custodian named on the reverse side of this card to cumulate votes for the election of Directors with respect to the number of whole and fractional units representing shares of common stock allocated to the undersigned’s accounts in the plan(s). To specify different instructions with regard to cumulative voting, mark the box below with an X and write your instructions on the line below.

2.   To ratify the Audit Committee’s appointment of the firm of PricewaterhouseCoopers LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

	☐	☐	☐
3. To approve the Cleco Corporation 2010 Long-Term Incentive Compensation Plan.	☐	☐	☐
4. To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.				☐

C	Non-Voting Items

Change of Address — Please print new address below.

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.

/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cleco Corporation

PROXY SOLICITED ON BEHALF OF THE TRUSTEE OF THE CLECO POWER LLC 401(k) SAVINGS AND INVESTMENT PLAN

AND/OR THE CUSTODIAN OF THE CLECO CORPORATION EMPLOYEE STOCK PURCHASE PLAN FOR THE

ANNUAL MEETING OF SHAREHOLDERS ON APRIL 24, 2009

The undersigned participant in the Cleco Power LLC 401(k) Savings and Investment Plan and/or the Cleco Corporation Employee Stock Purchase Plan hereby appoints, as applicable, JPMorgan Chase Bank, trustee of the Savings and Investment Plan and/or The Bank of New York, custodian of the Employee Stock Purchase Plan (each, as applicable, with full power of substitution), as proxy(ies) with respect to the number of whole and fractional units representing shares of common stock allocated to the undersigned’s accounts in the plan(s) as of the close of business on February 24, 2009, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote (and to cumulate votes, if applicable) at the annual meeting of shareholders to be held on April 24, 2009, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no specific directions are given, shares subject to this proxy will NOT be voted by the trustee and/or the custodian, as applicable. The trustee and the custodian retain the right to cumulate votes for directors unless instructed otherwise on the reverse side. The trustee and/or the custodian, as applicable, will vote, in their discretion, on any other matter that may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes all proxies heretofore given in connection with the 2009 annual meeting of shareholders with respect to common stock allocated to the undersigned in the plan(s).

Please complete, sign, date and mail this proxy card in the accompanying postage-paid envelope unless you vote using the Internet.